      AS FILED WITH SECURITIES AND EXCHANGE COMMISSION ON JANUARY 19, 2000

                                                              FILE NO. 333-72663
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                    SECURITIES AND EXCHANGE COMMISSION FILE

                              WASHINGTON, DC 20549
                            ------------------------
                                 POST-EFFECTIVE

                                AMENDMENT NO. 2

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                LIFEPOINT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                              2835                             33-0539168
  (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL                (IRS EMPLOYER
  INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                             10400 TRADEMARK STREET
                           RANCHO CUCAMONGA, CA 91730
                                 (909) 466-8047
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                             MS. LINDA H. MASTERSON
                                LIFEPOINT, INC.
                             10400 TRADEMARK STREET
                           RANCHO CUCAMONGA, CA 91730
                                 (909) 466-8047
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,

                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                            ------------------------

                                    COPY TO:

                             ROBERT W. BEREND, ESQ.
                              WACHTEL & MASYR, LLP
                              110 EAST 59TH STREET
                               NEW YORK, NY 10022
                                 (212) 909-9602
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.


     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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                               12,494,275 SHARES


                                LIFEPOINT, INC.

                                  COMMON STOCK


     LifePoint, Inc. ("we" or the "Company") is in the late stages of developing its first product, a device using a person's saliva to test on-site, without having to take a sample to a laboratory, for the presence in his or her body of
(1) drugs of abuse, such as cocaine, heroin and marijuana, and (2) alcohol. We expect to begin marketing this product not earlier than the fourth quarter of 2000.



     We are not offering for sale any securities pursuant to this prospectus. Instead, the stockholders of the Company named in the list beginning on page 60 of this prospectus will be selling:



     - 8,547,500 shares of our Common Stock when and if most of them convert their shares of our Series A 10% Cumulative Convertible Preferred Stock outstanding as of December 3, 1999.



     - 466,116 shares of our Common Stock which is our current estimate as to the shares which may be issued to these stockholders as dividends on the Preferred Stock during the next 26 months after December 3, 1999.



     - 2,441,597 shares which have already been issued to certain of these stockholders upon their conversions of the Preferred Stock on or before December 3, 1999.



     - 32,357 shares which have already been issued to the foregoing stockholders as dividends.



     - 919,705 shares of our Common Stock when and if certain others of these stockholders exercise their Common Stock purchase warrants previously received from us.



     - 87,000 shares which have already been issued to two stockholders upon exercise of warrants.



     All of the selling stockholders will be selling, from time to time, pursuant to this prospectus, their shares of the Common Stock at the prices quoted for the Common Stock in the over-the-counter market. Our Common Stock is currently reported on the NASD's OTC Bulletin Board under the symbol: LFPT. On January 11, 2000, the high bid and low asked prices as so reported were $2.72 and $2.56, respectively, per share. The selling stockholders may also attempt to sell their shares in isolated transactions, at negotiated prices, with institutional or other investors. There will be no underwriter's discounts or commissions except for the charges to a selling stockholder for sales through a broker-dealer. All net proceeds from a sale will go to the selling stockholder and none to the Company.


      THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 This Prospectus is dated                , 2000

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Summary.....................................................     3
Risk Factors................................................     6
Use of Proceeds.............................................    12
Business....................................................    13
Market for the Common Stock and Related Stockholder
  Matters...................................................    31
Management..................................................    34
Security Ownership of Certain Beneficial Owners and
  Management................................................    43
Description of Securities...................................    45
Plan of Distribution........................................    54
Selling Stockholders........................................    59
Legal Matters...............................................    69
Experts.....................................................    70
Commission Position on Indemnification......................    70
Selected Financial Data.....................................    72
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................    73
Index to Financial Statements...............................   F-1
Report of Independent Auditors..............................   F-2
Report of Independent Certified Public Accountants..........   F-3
Audited Financial Statements................................   F-4
Unaudited Financial Statements..............................  F-20

                                    SUMMARY

     Because this is a summary, it does not contain all of the information that may be important to you as a prospective purchaser of shares of our Common Stock from a Selling Stockholder. You should read the entire prospectus carefully, including the risk factors and the financial statements, before you decide to purchase a share of our Common Stock.

KEY QUESTIONS AND ANSWERS.

1. WHO ARE WE?

     LifePoint, Inc. is a Delaware corporation, with its sole office at 10400 Trademark Street, Rancho Cucamonga, California 91730. The Company's telephone number is (909) 466-8047. You should make inquiries relating to this prospectus to Linda H. Masterson, our President and Chief Executive Officer, by writing her at the Company's address or by calling her at extension 223.

2. WHAT BUSINESS ARE WE IN?

     We are in the late stages of developing our first product, using technology licensed to us from the United States Navy and our own patented technology. Our initial device will use a person's saliva to test on-site, without having to take the sample to a laboratory, the presence in a person's body of (1) drugs of abuse, such as cocaine, heroin and marijuana, and (2) alcohol.

3. WHAT IS OUR RECORD OF REVENUES AND EARNINGS?


     Because we have not offered for sale any product or services, we have had no revenues. Through September 30, 1999, we incurred losses of $16,079,292. Because we do not expect to begin marketing our first product described above before the fourth quarter of 2000 at the earliest, our operational losses will continue through that date, if not longer.


4. DO WE NEED ANY GOVERNMENTAL APPROVALS TO BEGIN MARKETING?


     For us to market our testing device to hospitals and other medical facilities in the United States, we must first obtain the approval of the United States Food and Drug Administration. We currently expect to submit our product to the FDA for approval not earlier than the first quarter of 2001. Based on the current experiences of other companies, we expect to get such approval not earlier than 100 days later. However, the FDA may not approve. In addition, even if this agency approves our product, we may receive its approval later than we anticipate. We expect our development work to be completed and a manufacturing operation to be in place not earlier than the fourth quarter of 2000. Then we can first begin to market our product to law enforcement agencies, industrial companies with safety sensitive positions and other non-medical users.


5. WHAT SECURITIES ARE THE COMPANY OFFERING PURSUANT TO THIS PROSPECTUS?


     We are not offering any securities pursuant to this prospectus. All sales pursuant to this prospectus will be by the Company's stockholders named in the list beginning on page 60 of this prospectus. These stockholders will be referred to in this prospectus as the

"Selling Stockholders." We, but not pursuant to this prospectus, will offer, or have offered, to the Selling Stockholders the following shares of the Common
Stock:


     - 12,000,000 shares upon the conversion of 600,000 shares of the Company's Series A 10% Cumulative Convertible Preferred Stock,


     - up to 500,000 shares which is our current estimate as to the dividends which may be issuable with respect to the shares of the Series A Preferred Stock during the three years after January 21, 1999 and


     - 1,028,705 shares (which total reflects cancellations of 506,747 shares) upon the exercise of certain Common Stock purchase warrants with expiration dates ranging between December 7, 2002 and January 20, 2004 and with exercise prices ranging between $.50 and $2.41 per share. These warrants will be referred to in this prospectus as the "Selling Stockholders Warrants."


For additional information as to these securities, we suggest that you read the sections "Series A Preferred Stock" and "Warrants" under the caption "Description of Securities" and "Plan of Distribution" in this prospectus.

     Certain of the Selling Stockholders have already converted their shares of the Series A Preferred Stock into shares of the Common Stock, have already received shares of the Common Stock as dividends on the Series A Preferred Stock when they converted or have already exercised their Selling Stockholders Warrants. Certain of these Selling Stockholders have already sold their shares of the Common Stock received upon these conversions or exercises. Accordingly, the Selling Stockholders named in this prospectus are now offering:


     - an aggregate of 10,989,097 shares received or to be received upon conversions of the Series A Preferred Stock,


     - up to an aggregate of 498,473 shares received or to be received as dividends with respect to the Series A Preferred Stock and


     - an aggregate of 1,006,705 shares received or to be received upon exercises of the Selling Stockholders Warrants



     - or an aggregate of 12,494,275 shares.


6. WHAT IS THE OFFERING PRICE PURSUANT TO THIS PROSPECTUS?


     The Selling Stockholders have advised us that, after conversion of their shares of the Series A Preferred Stock or exercise of their Selling Stockholders Warrants, they will sell the shares of the Common Stock received upon conversion or exercise, from time to time, at the prices quoted for the Common Stock in the over-the-counter market. Our Common Stock is currently reported on the NASD's OTC Bulletin Board under the symbol: LFPT. On January 11, 2000, the high bid and low asked prices as so reported were $2.72 and $2.56, respectively, per share. The Selling Stockholders have also advised us that they may sell their shares in isolated transactions, at negotiated prices, with institutional or other investors. There will be no underwriter's discounts or commissions, except for the charges to the Selling Stockholder if he, she or it sells through his, her or its broker-dealer. See "Plan of Distribution."

7. WILL THE COMPANY RECEIVE ANY PROCEEDS AS A RESULT OF SALES OF SHARES PURSUANT TO THIS PROSPECTUS?


     We will not receive any proceeds from the sales of shares of the Common Stock by the Selling Stockholders pursuant to this prospectus. We will, however, receive $1,427,354 if all of the outstanding Selling Stockholders' Warrants are exercised.

                                  RISK FACTORS


     Before you invest in our Common Stock by purchasing shares from a Selling Stockholder named in this prospectus (see the list beginning on page 60 of this prospectus), you should be aware that there are various risks, including those described below. You should consider carefully these risk factors, together with all of the other information included in this prospectus, before you decide to purchase any shares of our Common Stock.


     Some of the information in this prospectus may contain forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward looking" information. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. These forward-looking statements could involve known and unknown risks, uncertainties and other factors that might materially alter the actual results suggested by the statements. In other words, the Company's performance might be quite different from what the forward-looking statements imply.

THE FOLLOWING RISK FACTORS RELATE TO OUR OPERATIONS:

WE HAVE HAD A HISTORY OF OPERATIONAL LOSSES AND EXPECT OUR LOSSES TO CONTINUE.


     From the date we incorporated on October 8, 1992 through September 30, 1999, we incurred net losses of $16,079,292. These losses were due to the fact we have had no product or service to offer for sale or rental and, as a result, have incurred only expenses without generating any revenues. We are still developing our first marketable product, a device using a person's saliva to test on-site for the presence in his or her body of (1) drugs of abuse, such as cocaine, heroin and marijuana, and (2) alcohol. Through September 30, 1999, we incurred $7,879,780 in expenses for all research and development of this product and $8,189,512 for all other costs and expenses (net of interest income.)



     We anticipate completing the development of a prototype instrument of the testing device not earlier than the second quarter of 2000. Assuming we receive the necessary financing, as described in the next section under this caption "Risk Factors," we anticipate completing the development of the product and having a manufacturing operation in place not earlier than the fourth quarter of 2000. We would then begin to market our product to law enforcement agencies, industrial companies with safety sensitive positions and other non-medical users because there is no governmental approval required as a prerequisite for us to market to them. However, for us to market our product in the United States to hospitals and other medical facilities, we must first obtain approval by the Food and Drug Administration (the "FDA") of the product. We currently expect to obtain FDA approval not earlier than the second quarter of 2001. Many potential non-medical users of our product may want to wait until we have obtained FDA approval before they use the testing device, even though there is no such legal requirement for us to sell the product to them. This delay would further defer our receipt of revenues.


     We may not meet the schedule described in the preceding paragraph. In addition, the FDA or any foreign government may not grant approval for the sale of the Company's product for routine screening and diagnostic operations. Furthermore, the approval process may take longer than we project. Even if we do meet our schedule, we cannot expect to produce product revenues until the fourth quarter of 2000 at the earliest. In the interim period, we expect to have income from other sources such as research grants and partnering agreements. However, such income may not be obtained. We, therefore, anticipate that our losses will continue until at least the fourth quarter of 2000, if not longer. We cannot be certain when our expected revenues will exceed expenses. For more detailed information, your attention is directed to "Business -- Seeking a Product -- Preliminary Background" and "Financial Statements" in this prospectus.


WE HAVE A NEED FOR ADDITIONAL FINANCING.


     As a result of the $6,000,000 in gross proceeds realized in the Company's private placement closed in January 1999, we believe that we have sufficient funds to complete the development of the prototype instrument of our drugs of abuse/alcohol testing product. However, our latest estimate is that completion of the development and launching of the product after the prototype instrument will require an additional cost of approximately $4,500,000.



     We have consummated three private placements pursuant to Regulation D under the Securities Act since November 1997. Accordingly, we have engaged the services of an investment banking firm and are attempting to use this financing method to raise the approximately $4,500,000 we need to complete the development of the project and commence marketing to law enforcement agencies and other non-medical users. We implemented such an offering during the month of December 1999. However, investors may not be receptive to making an investment, particularly in our Company, at the time we desire because of the then stock market conditions.



     Based on our discussions with various persons, we believe that we may persuade an investment banking firm to do a public offering of our securities to raise the balance of the funding we require should the private placement effort fail. However, we do not know whether the stock market will be receptive to a public offering by us at the time we desire. In addition, an underwriter may wish to wait until the prototype instrument is completed for a public offering.


     In addition to adverse conditions in the stock market that may adversely impact our efforts to obtain public and private financing, as described above, competitive conditions in our industry may also influence adversely prospective sources of financing. For additional information on our potential competition, we recommend that you read the sections "We will face major competition" under this caption "Risk Factors" and "Competition" under the caption "Business" in this prospectus.


     We also believe that development of the prototype instrument will facilitate our efforts to obtain a large pharmaceutical or medical diagnostic company to fund the project through a strategic alliance with us. We are excited about the possibilities for growth of our product. However, a large pharmaceutical or medical diagnostic company may not also be so impressed as to enter into a strategic alliance with us. Even if they do so, we cannot be certain when this will occur. Some potential strategic partners may want to wait until we actually have either the prototype instrument or clinical samples.



     If all of the Common Stock purchase warrants (including the Selling Stockholders Warrants, but excluding the Common Stock purchase warrants hereinafter mentioned which were granted on October 10, 1999) which were outstanding, and almost all of which were exercisable, on December 3, 1999 and all of the stock options which were outstanding as of December 3, 1999 were subsequently exercised, we would realize $4,034,480 in gross proceeds. However, we cannot be certain as to when and if these warrants and options will be exercised by the respective holders, especially because the outstanding stock options are not currently exercisable as to all of the shares of the Common Stock subject thereto. Accordingly, we cannot rely on these exercises as a source of financing. For additional information as to these warrants and options, we recommend that you read "Description of Securities -- Warrants" and "Management -- Option/SAR Grants" in this prospectus. In addition, for information as to certain warrants granted on October 10, 1999 referred to above, none of which are currently exercisable, we recommend that you read "Management -- Certain Relationships and Related Transactions."


     We recognize that without additional financing we cannot bring our product to market. Without any product we cannot produce revenues. If that event occurs, your investment in our Common Stock may become a complete loss. In addition, even after we begin to derive revenues, we may need additional financing until we begin to operate on a profitable basis. We cannot assure you that we will either obtain such financing or profitability. For more information as to our financing requirements, we suggest you read "Business -- Need for Financing" in this prospectus.

WE WILL FACE MAJOR COMPETITION.


     If our product to test for drugs of abuse and alcohol is successfully developed, we will compete with many companies of varying size that already exist or may be founded in the future. Substantially all of the current tests available either use urine or blood samples as a specimen to test for drugs of abuse or use breath, saliva, or blood samples to test for alcohol. On July 19, 1999, Avitar, Inc. ("Avitar") announced that it had commenced shipping of the first oral screening test for cocaine, opiates and marijuana. We have evaluated this product and we believe that the limitations of the technologies used by Avitar will negatively impact Avitar's ability to sell into our target markets. We believe that Avitar's product as currently offered will not be court defensible in law enforcement and industrial markets and not useful in medical emergencies because the result is not quantitative. Additionally, the type of technology used by Avitar is less sensitive than the instrumented systems we are developing and, we believe, not sensitive enough to detect certain drugs at levels that are found in saliva. Although we believe that our product under development is superior to the one Avitar is marketing, we could be incorrect in our assessment of the Avitar product and, even if we are correct in our assessment, Avitar could attempt to modify its product to meet our criticisms. In either of these events, Avitar's product could significantly impact our ability to sell our product which we are developing.



     In addition, we recognize that another product or products performing on-site test for drugs in blood or saliva may be developed in the future.


     With respect to testing for the presence of alcohol, we will compete with Intoxmeter, Inc., LifeLock, Inc. and other small manufacturers.

     With respect to testing for the presence of drugs of abuse in saliva, we may face as competitors at least eight major pharmaceutical companies which currently use urine as the specimen for testing. Almost all of these prospective competitors have substantially greater financial resources than we do to develop and market their products. Their names and their testing products are listed under "Business -- Competition" in this prospectus.

     We believe that our saliva sample testing product will be unique because, to our knowledge, no company is currently offering a simultaneous test for drugs and alcohol using saliva as a specimen. In addition, we are not aware of any products that can deliver an immediate "blood equivalent" drug testing that indicates current impairment in a person from the National Institute of Drug Abuse ("NIDA") list of drugs of abuse ("NIDA-5") As indicated in the fourth preceding paragraph, Avitar recently released a three-drug screening test for saliva and we have been told that one or more other companies may be developing a saliva-based testing device to test for drugs. We believe the technology they are using is very different from that of the Company. Accordingly, by the time we first offer our product for sale, there may already be some competition to our product also using saliva as a specimen for testing. This competition would be in addition to that of the companies already using urine as the specimen for testing. Furthermore, because of the time frame it will take for us to bring our product to market, our competition may have developed name recognition among customers that will handicap our future marketing efforts.


OUR INDUSTRY IS SUBJECT TO TECHNOLOGICAL CHANGES.

     The substance abuse testing industry is a technologically sensitive industry. Companies are constantly developing new methods and making changes to current methods for substance abuse detection in order to remain competitive. When our product is launched, we shall compete with the larger companies named under "Business -- Competition" in this prospectus. Many of these companies have substantially greater resources to invest in the research and development of their products than we do. These competitors may develop products in the future that make our products obsolete or non-competitive from a pricing point of view. For us to remain competitive, we may require substantial financial resources for personnel and other costs to conduct research and update our products to reflect the technological advances. However, we may not be able to obtain such financial resources when we require the same. Even if we do obtain the financing, the terms thereof may adversely affect our results of operations.

OUR EFFORTS TO LEGALLY PROTECT OUR PRODUCT MAY NOT BE SUCCESSFUL.

     We will be dependent on our patents and trade secret law to legally protect the uniqueness of our testing product. However, if we institute legal action against those companies which we believe may have improperly used our technology, we may find ourselves in long and costly litigation. This result would increase our costs of operations and thus adversely affect our results of operations. In addition, should it be successfully claimed that we have infringed on the technology of another company, we may have to pay such company a royalty or licensing fee. This result would also add to our costs of operations and thereby adversely affect our results of operations. For more detailed information as to our prospective legal defenses, we recommend that you read "Business -- Patents and Technology" in this prospectus.

THE FOLLOWING RISK FACTORS RELATE TO OUR COMMON STOCK:

OUR STOCKHOLDERS MAY FACE LIQUIDITY PROBLEMS WHEN THEY SEEK TO SELL THEIR
SHARES.


     We currently do not meet the requirements to list our Common Stock on a national securities exchange or on The Nasdaq Stock Market, Inc. ("Nasdaq"). Accordingly, trading in our Common Stock is conducted in the over-the-counter market and reported on the NASD's OTC Bulletin Board. Consequently, selling our shares may be more difficult because smaller quantities of shares may be bought and sold, transactions may be delayed and security analysts' and news media's coverage of our Company may be reduced. These factors could result in lower prices and larger spreads in the bid and asked prices for our shares.

     In addition, because the bid price of our Common Stock is below $5.00 per share, the shares became subject to Rule 15g-9 and the other penny stock regulations under the Securities Exchange Act of 1934, as amended (the Exchange Act"). Rule 15g-9 imposes additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this Rule, a broker-dealer must make a special suitability determination for the prospective purchaser and have received the purchaser's written consent to the transaction prior to the sale. Consequently, the Rule and the other "penny stock" regulations may adversely affect the ability of broker-dealers to sell our shares and may adversely affect the ability of holders to sell their shares of the Common Stock in the secondary market.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT MARKET PRICE OF THE COMMON STOCK.


     Of the 15,417,537 shares of the Common Stock outstanding as of December 3, 1999, we had previously registered under the Securities Act of 1933, as amended (the "Securities Act"), 2,956,277 of those shares without giving effect to the shares included in this prospectus for resale. Accordingly, a holder of any of those 2,956,277 shares may sell his, her or its shares without any requirement that the holder deliver to his, her or its purchaser a prospectus naming the holder as a selling stockholder, unless the holder is an affiliate of the Company as defined in Rule 144 (a)(1) under the Securities Act. Even the holder who is an affiliate may sell his, her or its shares as permitted by Rule 144 without delivery of such a prospectus.



     In addition, as of December 3, 1999, an additional 9,900,306 shares were restricted securities as defined in Rule 144 (a)(3) under the Securities Act. A holder of any of such shares may sell them pursuant to the exemption from registration of Rule 144.



     In summary, of the 15,417,537 shares of the Common Stock outstanding as of December 3, 1999, 12,855,583 shares were saleable without the necessity of the Company filing a registration statement under the Securities Act naming the holders as selling stockholders.



     As of December 3, 1999, we had reserved 1,955,053 shares of the Common Stock for the exercise of stock options (the "Options") granted or to be granted pursuant to the LifePoint, Inc. 1997 Stock Option Plan (the "Stock Option Plan"). For further information as to the Options already granted and when Options became or will become exercisable under the Stock Option Plan, we direct your attention to the sections "Option/ SAR Grants," "Compensation of Directors" and "Certain Relationships and Related Transactions" under the caption "Management" in this prospectus. All of the shares issuable upon the exercises of the Options have been registered under the Securities Act. Accordingly, unless the optionee is an affiliate of the Company as defined in Rule 144 (a)(i) under the Securities Act, he or she may, after exercise of an Option, resell the shares received upon exercise without the use of a reoffer prospectus.

     In addition, as of December 3, 1999, the Company had reserved an aggregate of 1,742,609 shares for the exercise of outstanding Common Stock purchase warrants (the "Warrants") other than the Selling Stockholders Warrants and seven Common Stock purchase warrants to purchase an aggregate of 3,000,000 shares of the Common Stock granted on October 10, 1999 to the two principal operating officers of the Company and which will not become exercisable until designated goals are achieved. We direct your attention to "Management-Certain Relationships and Related Transactions" where the terms of these seven warrants are described. The Warrants expire on various dates ranging from October 26, 2002 to July 1, 2004, have exercise prices ranging from $.50 to $1.97 per share and were almost all exercisable as of December 3, 1999. The shares of the Common Stock issuable upon exercises of the Warrants have not been registered under the Securities Act. Accordingly, these shares will be "restricted securities" as defined in Rule 144 (a)(3) under the Securities Act after issuance. The holder (including an affiliate of the Company) may, one year after the exercise of the Warrant, resell his, her or its shares received upon such exercise pursuant to the exemption from registration of Rule 144 under the Securities Act.



     We are unable to predict the effect that sales of our shares of the Common Stock made under Rule 144 and the delayed sales of shares subject to the Options and the Warrants may have on the then prevailing market price of our shares. It is likely that market sales of large amounts of these shares of the Common Stock or of the 12,494,275 shares offered for resale by this prospectus (or the potential for those sales even if they do not actually occur) will have the effect of depressing the market price of the Common Stock.


WE DO NOT ANTICIPATE PAYING DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE.

     We intend to retain future earnings, if any, to fund operations and expansion of our business. In addition, our expected continuing operational losses and the outstanding shares of the Series A Preferred Stock (and any other series of the Preferred Stock that may hereafter be issued) will limit legally our ability to pay dividends on the Common Stock. Accordingly, we do not anticipate paying cash dividends on shares of our Common Stock in the foreseeable future.


OUR DIRECTORS HAVE SIGNIFICANT VOTING POWER



     At our recent Annual Meeting of Stockholders which we held on August 20, 1999, the directors of our Company were eligible to vote 31.1% of the shares then eligible to vote on the election of directors. (Our executive officers held only Options and Warrants so they were not eligible to vote any shares at the Annual Meeting.) Delaware law, to which we are subject as a Delaware corporation, requires, for a director to be elected, that only a majority of the votes actually cast at the meeting must vote in favor. At the August 20th meeting, only 78% of the shares eligible to vote were present for voting purposes. Accordingly, the directors, by voting their 31.1% of the current shares eligible to vote, had a substantial influence on who was elected a director. This voting power may influence future elections of directors as well.



     For additional information as to this effect and information as to the directors' lesser influence on certain proposals other than the election of directors, please see "Description of Securities-Management Voting Power."

                                USE OF PROCEEDS


     The Company will not receive any proceeds upon the conversions of the shares of the Series A Preferred Stock into shares of the Common Stock or upon the subsequent sales by the Selling Stockholders of the shares of the Common Stock issued to them upon these conversions. The Company will not receive any proceeds from the sales by the Selling Stockholders of the shares issued to them as dividends with respect to their converted shares of the Series A Preferred Stock. If the Selling Stockholders Warrants are exercised in their entirety, the Company will receive $1,427,354 upon such exercises. Because of the uncertainty as to when and if any of these Selling Stockholders Warrants will be exercised, the Company intends to use any proceeds from these exercises for working capital purposes, which it did with respect to the $63,000 received, as of December 3, 1999, with respect to two Selling Stockholders Warrants exercised as to an aggregate of 109,000 shares of the Common Stock. The Company will not receive any of the proceeds from the subsequent sales by the holders of the underlying shares of the Common Stock received upon exercises of the Selling Stockholders Warrants.

                                    BUSINESS

SAFE HARBOR STATEMENT UNDER THE PRIVATE LITIGATION REFORM ACT OF 1995

     With the exception of historical information, the matters discussed in this prospectus include certain forward-looking statements that involve risks and uncertainties. Among the risks and uncertainties to which the Company is subject are the risks that:

     - it will not obtain the substantial financing necessary to complete the development of its products and then to initiate manufacturing and marketing and, accordingly, not develop any revenue source;

     - it will not secure the additional personnel required first to complete the development program and, if that is successful, later to implement the manufacturing process, especially in its current location;

     - it will not complete the product development program on a timely or successful basis and the costs will be higher than projected;


     - during the period before the first quarter of 2001 when the Company's management currently believes that its saliva based drugs of abuse and alcohol testing product will be submitted for United States governmental approval and the fourth quarter of 2000 when the Company's marketing to non-medical users will have begun, competitors will have begun to offer for sale a saliva based competitive product covering some or all of the drugs of abuse and alcohol for which the Company's product will be used for testing; and


     - because of the delays, the potential market for the Company's products will not be as large as currently anticipated.


     As a result, the actual results realized by the Company could differ materially from the statements made herein. Stockholders of the Company and potential investors in the Company are cautioned not to place undue reliance on forward-looking statements made in this prospectus. See also "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Forward Looking Statements."


AVAILABLE INFORMATION

     The Company files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C., 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission at the following Web site address: http://www.sec.gov.

     Copies of the Company's reports, proxy and information statements and other information filed with the Commission can be obtained from the Company by writing Assistant Secretary Anne Lohr at LifePoint, Inc., 10400 Trademark Street, Rancho Cucamonga, CA 91730 or by calling her at (909) 466-8047, extension 222. They can also be obtained by contacting the Company on its Web site: www.lifepoint.com.


HISTORY OF THE COMPANY

     The Company was incorporated on October 8, 1992 under the laws of the State of Delaware, under the name "U.S. Drug Testing Inc.," as a wholly-owned subsidiary of Substance Abuse Technologies, Inc. ("SAT"), then a public company. The Company's name was changed to "LifePoint, Inc." on February 25, 1998.

     Effective as of January 1, 1993, SAT sublicensed or transferred to the Company certain rights or assets to develop drug testing products in exchange for 3,500,000 shares of the Company's Common Stock, $.001 per value (the "Common Stock"). In October and November 1993, the Company had a public offering of the Common Stock in which an aggregate of 1,721,900 shares was sold. As of September 30, 1997, SAT owned 5,575,306 shares of the Common Stock or 76.4% of the 7,297,206 shares of the Common Stock then outstanding. From its inception until October 31, 1997, the Company was a subsidiary of SAT or otherwise under its control.

     SAT ceased providing advances to the Company in August 1997 as a result of SAT's inability to secure financing for its own programs. On September 10, 1997, SAT filed a petition under Chapter 11 of the Federal Bankruptcy Code. The Company temporarily suspended its product development activities on September 19, 1997, but did not file for bankruptcy.

     On October 29, 1997, SAT sold the controlling stockholder interest in the Company to Meadow Lane Partners, LLC ("Meadow Lane"), then an unaffiliated party, for $250,000. The Company was advised that the sole members of Meadow Lane were Jonathan J. Pallin (who, since October 31, 1997, has served as a director of the Company) and his brother-in-law Herman Sandler. Mr. Sandler is also the brother of Dr. Paul Sandler, a director of the Company since December 5, 1997. For information as to the current share ownership of Messrs. Pallin and Sandler as a result of the distribution by Meadow Lane to them, see Notes (4) and (5) to the table under "Security Ownership of Certain Beneficial Owners and Management."


     The Company then resumed its product development efforts. On October 31, 1997, two directors of the Company who were directors of SAT (and one of whom was SAT's Chief Executive Officer) resigned. On November 4, 1997, Linda H. Masterson, the President and Chief Executive Officer of the Company, resigned as a director of SAT, thereby terminating SAT's last relationship with the Company. For additional information as to certain of the prior relationships between the Company and SAT, its former parent, see the sections "Material
Contracts -- Management Agreement," "Certain Relationships with SAT," "Loans from SAT to the Company" and "Transfer of Assets from SAT to the Company" under this caption "Business."



SEEKING A PRODUCT -- PRELIMINARY BACKGROUND



     The Company has not produced any revenues through June 30, 1999 because its products are still in the developmental stage. The Company is developing proprietary systems that will generate immediate, diagnostic results for a broad variety of substances by non-invasively testing saliva. Management believes that this product, when developed, can be used for rapid diagnostic testing, for screening and for therapeutic drug monitoring in non-medical environments such as the workplace, home health care, ambulances, pharmacies and law enforcement agencies.


     The first product under development is a test for substance abuse, specifically the following five commonly used drugs of abuse: cocaine, opiates (heroin, morphine and codeine), phencyclidine hydrochloride (PCP), amphetamines (including methamphetamines), and tetrahydrocannabinol (THC, marijuana) (collectively the "Drugs of Abuse"), and alcohol. As indicated below, the Company's first efforts were to develop a device to test for the Drugs of Abuse using urine as the test specimen. However, based on its review of the potential market in 1995, the Company decided to develop a saliva specimen testing product first. In late 1996, it expanded the development program to also test for the presence of alcohol.


     In January 1992, the United States Navy (the ("USN") and SAT signed a ten-year license agreement (the "License Agreement") covering the exclusive use by SAT of the USN's technology for the five Drugs of Abuse and any other drugs that might be added to the NIDA list of drugs of abuse. By an amendment dated March 15, 1994, the scope of the License Agreement was broadened to permit SAT to use the technology for testing for methadone, benzodiazapines, barbiturates, propoxyphene, tricyclic antidepressants and anabolic steroids. Except as set forth in the two preceding sentences, SAT under the License Agreement could not use the USN technology to test for other substances.


     By an amendment dated June 16, 1995, the term of the exclusive right under the License Agreement was extended to terminate ten years from June 27, 1995. In addition, SAT was granted a nonexclusive right to use the technology thereafter for the balance of the patent term, unless the License Agreement was terminated sooner because of SAT's default. By letter dated May 15, 1995, the USN notified SAT that, because the expiration date of the USN patent had been extended to February 23, 2010 under the GATT/WTO treaty, the expiration date of the License Agreement was extended to February 23, 2010.

     With the sale of the SAT majority stockholder interest in the Company (see the section "History of the Company" under this caption "Business"), the license agreement with the USN was transferred directly to the Company from SAT and the Sublicense dated September 23, 1993 between SAT and the Company was canceled.

     In April 1999, the Company and the USN completed negotiations for an expansion of the License Agreement. The new terms expand the field-of-use from drugs of abuse and anabolic steroids on urine samples to include all possible diagnostic uses for saliva and urine.

     The Company is further developing the USN-developed technology for application in its own proprietary test system. See the sections "Material Contracts" and "Patents and Technology" under this caption "Business."

     Until the saliva based test system is submitted to the FDA and/or marketing has commenced, no revenues from product sales are likely to be produced. The Company conducted an internal feasibility study on the product that was completed in November 1996. Based on the results of the feasibility study, the Company proceeded to the next stage of development. Assuming subsequent success in the remainder of the development program, the Company currently expects to submit its five-panel screening assay to the FDA in the first quarter of 2001 at the earliest, to begin selling to non-medical markets in the fourth quarter of 2000 at the earliest and to begin selling to the medical markets after obtaining FDA approval in the second quarter of 2001 at the earliest. However, there can be no assurance that any of the foregoing will occur by the specified date or that the product will be successfully developed.


     Once the product is submitted to the FDA, the Company will be able to market it in the United States for non-medical purposes, such as law enforcement agencies' testing and safety sensitive testing by industrial companies, and in Europe where no FDA clearance is required. The Company will be able to commence marketing of the product in medical markets when FDA clearance is obtained. The Company anticipates such clearance to occur approximately 100 days (based on the current experience of other companies at the FDA) after submission if such approval is obtained. There can be no assurance (1) as to when the Company will submit such assay to the FDA, if at all, (2) as to when the FDA will give its clearance and (3) as to when marketing in either medical or non-medical markets will commence. Management recognizes that, although FDA clearance is not required for use of drug testing for non-medical purposes, such as law enforcement agencies' testing and industrial companies' testing of safety sensitive positions, FDA clearance of the product will assist the Company's marketing in the United States to such customers. A definitive marketing plan has not been finalized or implemented, although preliminary marketing efforts, including market research, has been initiated for each target market segment. See the sections "Governmental Regulation" and "Marketing and Distribution" under this caption "Business."


     Management anticipates that the Company's saliva based drugs of abuse and alcohol test will be evidentiary in the law enforcement market. In addition, management expects that the Company's tests will be performed on a screening basis in the industrial marketplace. If a drug of abuse is detected in the screening test, the sample may need to be forwarded to a laboratory, where an expensive confirmatory analysis will be performed. Usually gas chromatography/mass spectrometry ("GC/MS") is employed for the confirmatory test. The Company's marketing analysis has indicated a greater market potential for a saliva sample portable testing instrument for drugs of abuse by law enforcement agencies, occupational health clinics, hospitals and other medical facilities than a urine sample instrument. However, the use of this product in other potential markets that are testing for "lifestyle," such as pre-employment testing, may be limited with the initial product.



     Currently, to the Company's knowledge, no competitor is currently offering a blood-equivalent saliva test, but one competitor has just began to offer a sample screening test product on an "on site" basis for three drugs. The Company has evaluated this product and management believes that the limitations of the technologies used by Avitar will negatively impact Avitar's ability to sell into the Company's target markets. Management believes that Avitar's product will not be court defensible in the law-enforcement and industrial markets and not useful in medical emergencies because the result is not quantitative. Additionally, this type of technology is less sensitive than the instrumented system the Company is developing and, management believes, not sensitive to detect certain drugs at levels that are found in saliva. Although management believes that the Company's product under development is superior to the one Avitar is marketing, management could be incorrect in its assessment of the Avitar product and, even if management is correct in its assessment, Avitar could attempt to modify its product to meet the Company's criticisms. In either of these events, Avitar's product could significantly impact the Company's ability to sell its product which it is developing.



     In addition, management has been advised that one or more other companies may have a saliva sample testing product under development, although the technology they are using is very different from that of the Company. There can be no assurance that other competitors will not begin to offer a saliva sample testing product in the future, whether before or after the Company completes its research and development. See the section "Competition" under this caption "Business." There also can be no assurance that the Company's product will be developed for use in the manner contemplated in this section.


NEED FOR FINANCING

     As a result of the Company being a development stage company and, accordingly, not deriving revenues from the sales of products and/or services, the Company has, since obtaining its independence from SAT in October 1997 (see the section "History of the Company" under this caption "Business"), been dependent on the net proceeds derived from three private placements pursuant to Regulation D under the Securities Act to fund its operations, as described in the succeeding three paragraphs.


     On November 21, 1997, the Company closed as to the sale of 1,690,000 shares of the Common Stock. On December 10, 1997, the Company closed as to the sale of an additional 1,510,000 shares of the Common Stock. The aggregate of 3,200,000 shares was sold at $.50 per share and the Company realized $1,600,000 in gross proceeds. There were no underwriting discounts or commissions allowed or paid pursuant to the private placement. A finder's fee of $160,000 was paid to Jonathan J. Pallin who was a member of Meadow Lane and who, on October 31, 1997, was elected as the Chairman of the Board and a director of the Company. Since January 8, 1999, he has served only as a director.



     On July 23, 1998, the Company closed as to the sale of 1,000,000 shares of the Common Stock. On August 26, 1998, the Company sold an additional 25,000 shares of the Common Stock. This offering of a minimum of 1,000,000 and a maximum of 5,000,000 shares of the Common Stock expired by its terms on October 14, 1998 without any additional shares being sold. The aggregate of 1,025,000 shares was sold at $1.00 per share and the Company realized $1,025,000 in gross proceeds. There were no underwriting discounts or commissions paid related to the private placement. However, a Selling Stockholders Warrant expiring December 13, 2003 to purchase 50,000 shares of the Common Stock at $1.08 was granted to Ira Jay Mitchell, an otherwise unaffiliated person and a Selling Stockholder in this prospectus, for his assistance in completing $500,000 of this offering.


     On January 21, 1999, the Company closed as to the sale of 600,000 shares of the Company's Series A 10% Cumulative Convertible Preferred Stock, $.001 par value (the "Series A Preferred Stock"), at $10.00 per share and the Company realized $6,000,000 in gross proceeds. Finders' fees were paid to various consultants and bankers for their assistance in helping the Company to complete this private placement. For their assistance in completing this private placement, finders' fees were paid as follows:

                                                                        SELLING
                                                                      STOCKHOLDERS
                     NAME OF FINDER                        CASH FEE   WARRANTS(1)
                     --------------                        --------   ------------
Alan Stone & Company.....................................  $  2,500           0
Ambient Capital Group, Inc. .............................         0      10,000
Corporate Capital Management, L.L.C. ....................    10,000      14,000
Charles Dargan...........................................    20,000      56,000
Global Capital Corporation...............................    13,951           0(2)
The Gramercy Partnership, L.L.C. ........................    72,169     144,338
The Kriegsman Group......................................    15,000      40,000
Libra Finance S.A. ......................................    13,951      42,275
Ira Jay Mitchell.........................................         0      50,000
Online Capital GmbH......................................    24,056      48,112
Jonathan J. Pallin.......................................   420,451           0
                                                           --------     -------
  Total..................................................  $592,078     404,725
                                                           ========     =======

-------------------------
(1) All of these Selling Stockholders Warrants expire on January 20, 2004 and have an exercise price of $2.41 per share.


(2) A Selling Stockholders Warrant to purchase 42,275 shares of the Common Stock was subsequently canceled.



     Management believes that, with the net proceeds from the private placement described in the preceding paragraph, the Company has sufficient funds to complete the prototype instrument for the drugs of abuse and alcohol testing products and that the prototype instrument will be completed not earlier than the second quarter of 2000. There can be no assurance that management's estimate as to costs and timing will be correct. Any delays may further increase the Company's costs of development.



     Management's latest estimate is that completion of the development and launching of a saliva based drugs of abuse and alcohol testing product after the prototype instrument will require an additional cost of approximately $4,500,000 beyond the $6,000,000 funding completed in January 1999 and that the product will not be launched earlier than the fourth quarter of 2000. In addition, even after the Company begins to derive revenues from product sales, the Company may require additional financing until it begins to operate on a profitable basis, as to which there can be no assurance.


     Since October 1997, management had been pursuing parallel paths for financing: venture capital, strategic partnering, a public offering and/or a private placement for all or part of the required funding.

     Management had initially believed that one likely source for the additional funding would have been an investment by a venture capital investor or investors. Any such investment would have been likely to dilute substantially the stock interest of the current stockholders.

     Management has also been exploring the possibility of obtaining a strategic partner for the Company. To this end, the Company had an agreement with Burrill & Company ("Burrill"), a San Francisco-based merchant bank focused exclusively on servicing life science companies. The agreement with Burrill was terminated by the Company on May 7, 1999. Pursuant to the parties' agreement, the Company has paid $61,000 to Burrill and granted Burrill a Selling Stockholders Warrant expiring November 30, 2003 to purchase 124,980 shares of the Common Stock at $1.15 per share in full settlement of all claims by Burrill for fees except as hereinafter reported. See "Plan of Distribution." Burrill has reserved the right to seek to assert a claim under the agreement for additional compensation (both in the form of cash and stock) should the Company secure a strategic partner from the list of potential candidates developed with Burrill, a claim which the Company disputes. The Company has continued to pursue strategic partnering through the Venture Merchant Group. Several large pharmaceutical and diagnostic corporations have expressed initial interest in partnering with the Company. Management currently anticipates that these partnering agreements may not be completed until the Company has at least completed development of the prototype instrument. Accordingly, there can be no certainty as to when the Company can complete such an agreement, if at all.



     Management has also pursued the possibility of an underwritten public offering and has received expressions of interest from several well-known small national and large regional firms. At least one firm has offered to conduct a public offering in early 2000. However, despite these indications of interest, stock market conditions may not be receptive to a public offering by the Company at that time. In addition, competitive conditions in the substance abuse testing industry at that time may make the Company less attractive to potential public investors. See the section "Competition" under this caption "Business."



     Having successfully consummated three private placements pursuant to Regulation D under the Securities Act since November 1997, the Company initiated in December 1999 a private placement to seek to raise the additional necessary financing. As with a public offering, potential investors may not be receptive to a private placement by the Company at this time, either because of general stock market conditions or conditions generally in the substance abuse testing industry.


     In summation, the Company may not be successful in securing additional financing, whether through a strategic partner, a public offering or a private placement.


     If all of the Warrants and the Selling Stockholders Warrants to purchase an aggregate of 2,662,314 shares of the Common Stock which were outstanding on December 3, 1999 were subsequently exercised, the Company would realize $2,483,785 in gross proceeds. If all of the Options to purchase an aggregate of 1,446,500 shares outstanding on December 3, 1999 were subsequently exercised, the Company would realize $1,550,695 in gross proceeds. However, there can be no certainty as to when and if any of these securities may be exercised, especially as to the Options which were not all currently exercisable as of December 3, 1999. Accordingly, management believes that the Company cannot rely on these exercises as a source of financing.


DRUG TESTING PRODUCTS

     (1) URINE SAMPLE TESTING. The Company's original product was a Drugs of Abuse test system, consisting of an instrument and a reusable column that would test for any or all of five Drugs of Abuse. The life of each column was expected to be between 50 and 75 tests. Testing on a urine sample took approximately 20 minutes per drug selected. FDA clearance was obtained for the five tests for Drugs of Abuse and the instrument. However, because additional development work was required before this product could be marketed, work on this product has been abandoned. As indicated in the section "Seeking a Product-Preliminary Background" under this caption "Business," the Company is focusing its efforts on the development of the saliva sample testing product described below.


     (2) SALIVA SAMPLE TESTING. Research is being conducted by the Company, using the flow immunosensor technology, to test for drugs of abuse and alcohol from saliva samples and for submission to the FDA for approval to use saliva as a testing specimen. This research utilizes much of the development work done for the Company's urine Drugs of Abuse testing system. See the section "Government Regulation" under this caption "Business" for information as to obtaining FDA clearance. Management anticipates that the earliest that the saliva testing system and drugs assays for all five Drugs of Abuse and alcohol will be ready for sale to the law enforcement and industrial markets is in the fourth quarter of 2000 and for submission to the FDA in the first quarter of 2001. There can be no assurance that the Company will meet such timetable.


          (A) IMMUNOSENSOR ANALYZER. The Company anticipates manufacturing a small portable device in conjunction with the flow immunosensor technology. When used with the drug assays described below, the Company expects that this unit will provide portable, flexible and non-invasive detection capability when used with saliva samples. The Company expects that the assay time will be under five minutes per sample. There can be, however, no assurance that the Company will be able to complete the development and then market this product.

          (B) DRUG ASSAYS FOR IMMUNOSENSOR ANALYZER. The Company intends to develop disposable assay cartridges for use with its desktop model using saliva samples. After the sample has been collected, it will be automatically transferred to an assay cartridge containing up to ten target analyses (drugs of abuse and alcohol for the first product) in one panel, read by the instrument, and the results printed. The disposable cartridge will be thrown away after use, with the waste self-contained. Assay time is expected to be less than five minutes per sample. The Company plans to continue its research and development efforts for the drug assays concurrently with the instrument. There can be no assurance that the Company will be able to complete the development and then market the assay cartridges.

MANUFACTURING


     Whenever the Company commences manufacturing, the Company will be required in the United States to follow current Good Manufacturing Practices ("GMP") as prescribed by the FDA. See the section "Government Regulation" under this caption "Business." There can be no assurance that the Company will be able to bring its plant into compliance and/or cause its prospective third party manufacturers to comply with GMP. The Company's future dependence on third parties for the manufacture and supply of product components could have a material adverse effect on the Company's profit margins and its ability to deliver its products on a timely and competitive basis. The Company is currently seeking a Vice President, Manufacturing to assist on the finalization of specifications for the saliva based testing product for drugs of abuse and alcohol and then to supervise the manufacturing operations of the Company.

MARKETING AND DISTRIBUTION


     Although the Company had engaged the services of a consultant to undertake a marketing survey in 1995, because of the delays in the development of its products due to the decision to have a test using a saliva sample, a definitive marketing program has not been finalized or implemented. The Company has initiated preliminary marketing efforts, including additional market research to finalize final product specifications and preliminary product positioning in the target markets: law enforcement, the industrial workplace and the medical emergency room. The Company has employed, effective January 17, 2000, a Vice President, Marketing and Sales to expand on this effort and finalize the marketing plan.


GOVERNMENT REGULATION


     The Company's first product under development is for the simultaneous detection of drugs of abuse and alcohol. Once the product is submitted to the FDA, the Company will be able to market it in the United States for non-medical purposes, such as law enforcement agencies' testing and safety sensitive testing by industrial companies, and in Europe where no FDA clearance is required. The Company will be able to commence marketing of the product in medical markets when FDA clearance is obtained. The Company anticipates such clearance to occur approximately 100 days (based on the current experience of other companies at the FDA) after submission if such approval is obtained. There can be no assurance as to when the Company will submit such assays to the FDA, if at all, as to when the FDA will give its clearance and as to when marketing in either medical or non-medical markets will commence. Management recognizes that, although FDA clearance is not required for use of drug testing for non-medical purposes, such as law enforcement agencies' testing and industrial safety sensitive testing, FDA clearance of the product will assist the Company's marketing in the United States to such customers. A definitive marketing plan has not been finalized or implemented, although preliminary marketing efforts, including markets research, have been initiated for each target market segment.


     The Company's proposed medical screening and diagnostic products will be subject to significant governmental regulation in the United States and other countries. In order to conduct clinical tests, manufacture and market products for human diagnostic use, the Company must comply with mandatory procedures and safety standards established by the FDA and comparable foreign regulatory agencies. Typically, such standards require that products be approved by the FDA, or by comparable foreign regulatory agencies, as appropriate, as safe and as effective for their intended use prior to being marketed.

     The FDA regulates the introduction, manufacturing, labeling, record-keeping and advertising for all medical devices in the United States. There are two principal methods by which FDA clearance may be obtained to market in the United States medical device products such as the Company's proposed screening and diagnostic test kits. One method is to seek FDA clearance through a pre-market notification filing under Section 510(k) ("510(k)") of the Food, Drug and Cosmetics Act. Applicants under the 510(k) procedure must prove that the device for which approval is sought is "substantially equivalent" to devices on the market prior to the Medical Device Amendments of 1976 or devices approved thereafter pursuant to the 510(k) procedure. In some cases, data from clinical studies must be included in the 510(k) application. The review period for a 510(k) application was supposed to be 90 days from the date of filing the application. However, the FDA has recently been taking significantly longer in approving other companies' products. Management believes that approximately 100 days has lately been the time period for approval.

     If the 510(k) procedure is not available, then pre-market approval (the "PMA") must be obtained from the FDA. Under the PMA procedure, the applicant must obtain an Investigational Device Exemption (the "IDE") before beginning the substantial clinical testing which is required to determine the safety, efficacy and potential hazards of the product. Safety and efficacy must be established through extensive clinical studies, which are conducted after the FDA's acceptance of the IDE application. On completion of all of the requirements for the IDE and once the results are evaluated, a PMA application is submitted to the FDA. The review period under a PMA application is generally 180 days from the date of filing. However, the application is not automatically deemed cleared if not rejected during that period. The FDA may grant marketing clearance, request additional data about the product's safety and efficacy or deny the application if it determines that the product does not meet the regulatory approval criteria. In addition, the preparation of a PMA application is significantly more complex and time consuming than the 510(k) procedure. Also the FDA's review of a PMA is more extensive than that required for a 510(k) application. Based on its discussions with the FDA, management believes that the 510(k) procedure will be followed.

     There can be no assurance that the FDA or any foreign governmental agency will grant approval for the sale of the Company's products for routine screening and diagnostic applications or that the length of time the approval process will require will not be extensive.

     The cost associated with the filing of applications with the FDA and of research and development activities to support such applications, including clinical trials, can be significant. There can be no assurance that the costs of the Company's research and development activities will not exceed that which is budgeted. In addition, there can be no assurance that any of the Company's proposed products will ever obtain the necessary FDA or foreign regulatory clearances for commercialization.

     Pursuant to applications filed by the Company, to date, the Company had received FDA approval to manufacture and market the original urine test instrument and five urine drug assays. However, as indicated in the section "Drug Testing Products" under this caption "Business," because additional development work was necessary before the product could be marketed, the Company has abandoned further development work on this product at this time. As indicated in the section "Seeking a Product-Preliminary Background" under this caption "Business," the Company is focusing its efforts on the development of the saliva sample testing product.

     In addition, regulations implementing the Clinical Laboratory Improvement Amendments of 1988 (the "CLIA") promulgated by the United States Department of Health and Human Services (the "HHS") and the Health Care Financing Administration on February 28, 1992, which were to become effective September 1, 1992, require that all employment drug testing, including on-site testing, be processed by a federally approved laboratory. On August 28, 1992, the HHS announced that the application of the CLIA to workplace testing would not go into effect on September 1, 1992 because of comments made on the final regulations. The comments raised questions about, among other things, whether bringing employee drug testing under the CLIA might have an unintended chilling effect on efforts to encourage drug-free workplace programs. As reported in the January 19, 1993 Federal Register, the final decision on the regulations will be delayed until further investigation is completed. Such decision has not been made as of the date hereof.

     The Company believes that these proposed CLIA regulations will not be made effective because:

          (1) the increased costs and burdensome procedures imposed by the CLIA will significantly reduce the volume of drug tests conducted, which is in direct conflict with the government's long-standing war on drugs;

          (2) workplace testing is forensic in nature (i.e., for the purpose of determining whether an individual is using illegal drugs) and not for medical purposes (i.e., to make a health assessment for diagnostic or treatment purposes) as was the original intent of the CLIA; and

          (3) inclusion of employment drug testing may be a direct violation of the Federal Administrative Procedures Act under Title 5 of the United States Code and the United States Constitution.

     If the regulations are not adopted, on-site drug testing in the workplace will continue to be exempt from the CLIA. Although the Company can obtain access to a forensic laboratory, management believes that the consequences of adoption of the regulations would add to a potential customer's costs and, accordingly, have a material adverse impact upon the Company's business with respect to employment testing in the private sector. However, the product under development is designed in such a way that management believes that the product will be exempt from CLIA regulation, even if the regulations are adopted in the current form. There can be no assurance that the CLIA regulations will not be adopted or, if adopted, that the Company's product will be exempt thereunder.

RESEARCH AND DEVELOPMENT


     During the fiscal years ended March 31, 1999 ("fiscal 1999"), 1998 ("fiscal 1998") and 1997 ("fiscal 1997"), the Company incurred approximately $1,118,000, $1,052,000 and $1,735,000, respectively, in expenses for development of the saliva drug testing technology. During the six-month period ended September 30, 1999, the Company incurred approximately $1,043,000 in development expenses as compared to approximately $558,000 in such expenses during the comparable six-month period in the prior fiscal year. From October 8, 1992 (inception) to September 30, 1999, the Company has spent approximately $7,880,000 on development of the drug testing technology. See the section "Need for Financing" under this caption "Business" for information as to the estimated expenses to complete the product development.


PATENTS AND TECHNOLOGY

     In addition to its rights under the USN patent license (see the section "Seeking a Product-Preliminary Background" under this caption "Business"), the Company has rights under the following patents:

          (1) U.S. Patent No. 5,183,740, "Flow Immunosensor Method and Apparatus," issued on February 2, 1993;

          (2) U.S. Patent No. 5,354,654, "Lyophilized Ligand-Receptor Complexes for Assay and Sensors" issued on October 11, 1994; and

          (3) On November 2, 1998, the Company filed a patent application (Patent Application #09/183,295) which includes 26 claims for a saliva aspiration system used for diagnostic purposes. Management believes that this patent will provide broad patent protection for its unique saliva collection system that has significant advantages over the currently accepted method of absorption for saliva collection. The Company is not certain whether and when this patent may issue.


     The Company previously had rights from SAT to use Patent No. 5,066,859, "Hematocrit and Oxygen Saturation Blood Analyzer," issued on November 19, 1992, but the assignment agreement dated January 16, 1992 between SAT and Maurice N. Karkar and James C. Velnosky, the owners of the patent, was terminated by SAT on November 7, 1996. The Company never used the SAT rights to this patent because it had no relevance to the products the Company was developing.


     The expiration date of the USN patent is February 23, 2010. The terms of the other patents are 17 years from the respective dates of issuance, subject to renewal. Termination of the Licensing Agreement for the USN patent, which would occur only on the Company's default, would end the Company's rights to develop products under the patent. Termination of the other patents or licenses to use the same would require the Company to make changes to its products that could further delay development and marketing thereof. For additional information, see the section "Material Contracts" under this caption "Business."

     The patent position of technology firms is highly uncertain and involves complex legal and factual questions. Competitors have filed applications for, and in some instances have been issued, patents and may obtain additional patents and other proprietary rights relating to products or processes, such as the Company's proposed immunoassay sensor, which may be competitive with those of the Company. The Company does not currently know the scope and validity of these patents. Management is not aware of any patents covering an immunoassay sensor similar to the Company's.

     Companies which have or may obtain patents relating to products or processes competitive with those of the Company could bring legal actions against the Company claiming damages and seeking to enjoin it from manufacturing, licensing and marketing the affected product. To date, no claims have been made against the Company for infringement of any patents. However, marketing of the Company's products has not begun and claims, if any, would not likely be asserted until market introduction of such products. If such a claim was to be made, its defense would be costly and the Company's business would be adversely affected, even if the Company were to prevail. No assurance can be given that the Company would be able to prevail in any such action or that any license required under any such patent would be made available on acceptable terms.

     Process patents have certain disadvantages when compared with product patents. It is more difficult to detect and prove infringement of process patents because it is sometimes impossible to ascertain the method by which any product has been produced. In addition, the value to the Company of receiving a process patent may be reduced if products that can be derived from such processes have been patented by others. The patents owned by, or licensed to, the Company include both process patents and product patents.

     The Company maintains a policy of seeking patent protection in the United States and other countries in connection with certain elements of its technology when it believes that such protection will benefit the Company. Lyophilization patent applications have been filed in Canada, certain European countries and Japan. The saliva aspiration patent has only been applied for in the United States. The Company has one year to initiate filings of this patent in other countries.

     The patent laws of foreign countries may differ from those of the United States as to the patentability of the Company's products and processes. Accordingly, the degree of protection afforded by foreign patents, if issued, may be different from protection afforded under associated United States patents. There can be no assurance that patents will be obtained either in the United States or in foreign jurisdictions with respect to the Company's inventions or that, if issued, the patents will be of substantial protection or commercial benefit to the Company.

     Certain inventions of the Company may prove to be unpatentable or the Company may conclude that it would be more advisable to retain a patentable invention as a trade secret. In either case, the Company would have to rely on trade secrets, proprietary know how and continuing technological innovation to develop and maintain its competitive position. All key employees and consultants of the Company have executed, and project sponsors and manufacturers will be required to execute, agreements to maintain the confidentiality of the Company's proprietary information to which they have access. There can be no assurance that these confidentiality agreements will be honored or will be effective. Manufacturers, project sponsors and consultants may be engaged in competing research projects outside the scope of their agreements with the Company. There can be no assurance that such sponsors and consultants will not develop similar or superior technology independently. To the extent that such persons apply technical information independently developed by them to projects undertaken by the Company, disputes may arise as to the proprietary rights to such information.

COMPETITION


     The Company has not generated any revenues to date because its products are still in the developmental stage. If the products are developed, the Company will compete with many of the companies of varying size that already exist or may be founded in the future. Substantially all of the current tests available use either urine or blood as a specimen to test for drugs of abuse or use breath or saliva to test for alcohol. On July 19, 1999, Avitar announced that it had commenced shipping of the first oral screening test for cocaine, opiates and marijuana. The Company has evaluated this product and management believes that the inherent characteristics of the technologies used in Avitar's product will limit its ability to sell into the Company's target markets. Avitar's product is based on a membrance-based immunoassay and visual interpretation of a color line. This type of technology is less sensitive than the instrumented system which the Company is developing and, management believes, not sensitive enough to detect certain drugs at the low levels that they are found in saliva. Additionally, a subjective, non-instrument result is not defensible in court, which unfavorably impacts the ability of the Avitar product to be used by law enforcement agencies for DUI testing or in the industrial market for post-accident, reasonable suspicion, or random testing. More importantly, Avitar's product can take up to 17 minutes to generate a result, which is considered by some potential customers to be too long for an on-site test. Lastly, in an emergency environment, quantitative test results are critical to determining not only on what drug a patient is overdosed, but also to what extent, so that appropriate treatment can be given to the patient. Although management believes that the Company's product under development is superior to the one Avitar is marketing, management could be incorrect in its assessment of the Avitar product and, even if management is correct in its assessment, Avitar could attempt to modify its product to meet management's criticisms. In either of these events, Avitar's product could significantly impact the Company's ability to sell its product which it is developing.


     Management is not aware of any products that can currently perform an on-site test for the NIDA-5 drugs in blood or saliva or that can test simultaneously for drugs of abuse and alcohol. However, management recognizes that additional saliva testing products may be developed in the future.

     With respect to testing for the presence of alcohol, the Company will compete with Intoxmeter, Inc., LifeLock, Inc. and other small manufacturers.


     Although management is not aware of any current competitors with respect to simultaneous testing for drugs of abuse and alcohol in saliva, management anticipates that the Company will face competition from at least eight major companies that provide urine substance abuse testing products: (1) enzyme-multiplied immunoassay technique (EMIT) manufactured and distributed by Syva Company, a division of Dade Behring Inc.; (2) radioimmunoassay (RIA) manufactured and distributed by Diagnostic Products Corp. ("DPC") and others;
(3) thin layer chromatography (TLC) manufactured and distributed by Marion Laboratories, Inc. ("Marion"); (4) a fluorescence polarization immunoassay
(FPIA) manufactured by Abbott Laboratories, Inc. ("Abbott"); and (5) other immunoassay tests provided by Hoffman La Roche, Inc. ("Roche"), Editek, Inc. ("Editek"); Hycor Biomedical, Inc. ("Hycor"); Princeton Biotech, Inc. ("Princeton"); and BioSite Inc. ("BioSite"). Almost all of these companies (i.e., Syva, Roche, Marion, Abbott, Editek, Hycor, Princeton and BioSite) have substantially greater financial resources available to them than does the Company to develop and to market their products.



     Management believes that saliva samples testing is unique in that, to management's knowledge, no company is currently offering a simultaneous drug and alcohol detection method using saliva samples as a specimen on an "on-site" basis. As described in the fourth preceding paragraph, Avitar recently released a three-drug screening test on saliva and the Company has been advised that such a product may be under development by one or more other companies. Accordingly, there can be no assurance that such a product will not be offered by a competitor. In addition, even if no such product is developed, the Company anticipates, as indicated above, competition from other substance abuse detection methods such as Syva's EMIT, Roche's RIA, Marion's TLC, Abbott's FPIA methods, and other immunoassay tests provided by Editek, Hycor, Princeton and BioSite.



     The Company's market research to date has indicated a greater market potential for a saliva sample portable testing instrument for use in detecting drugs of abuse by law enforcement agencies, industrial companies with safety sensitive positions, hospitals and other medical facilities than a urine sample instrument. However, because of the blood-equivalent, current status result, the use of this product in other potential markets that require a "lifestyle" result, such as pre-employment testing, may be limited.



     If the Company successfully completes the development of its saliva sample testing method, as to which there can be no assurance, the Company may not have the financial resources to compete successfully with other companies that have greater financial resources available to them. In addition, the Company's delay in bringing a drugs of abuse and alcohol testing product to market may adversely affect its future marketing efforts because of the name recognition gained by competitors actively marketing a product during this interim period.

MATERIAL CONTRACTS

(a) LICENSE AND SUBLICENSE AGREEMENTS

     In January 1992, the USN and SAT signed a ten-year license agreement (the "License Agreement") covering the exclusive use by SAT of the USN's technology for the five Drugs of Abuse and any other drugs that may be added to the NIDA list of drugs of abuse. The License Agreement initially provided that the USN would be paid a royalty equal to six percent of the Net Selling Price (as defined in the License Agreement) for each Royalty-Bearing Product (as defined in the License Agreement) made, used or sold by SAT or its sublicenses in the Licensed Territory. There were minimum annual royalty payments of $180,000 for 1993, $375,000 for 1994, $600,000 for 1995 and $1,000,000 for 1996 and each calendar year thereafter throughout the term of the License Agreement. The License Agreement provided that the USN shall approve all sublicenses and, in accordance with such provision, the Sublicense was approved by the USN on September 24, 1993.

     By an amendment dated March 15, 1994, the scope of the License Agreement was broadened to permit SAT to use the technology for testing for methadone, benzodiazapines, barbiturates, propoxyphene, tricyclic antidepressants and anabolic steroids. Except as set forth in the preceding sentence, SAT under the License Agreement could not use USN technology to test for other substances. The aforementioned minimum annual royalties were amended November 28, 1994 as follows: the minimum annual royalty for 1995 was reduced to $375,000 and, for 1996, it was reduced to $600,000.

     By an amendment dated June 16, 1995, the term of the exclusive right under the License Agreement was extended to terminate ten years from June 27, 1995. In June 1995, the License Agreement with the USN was renegotiated and amended to provide for minimum annual royalties of $100,000 per year commencing October 1, 1995 and terminating September 30, 2005. Additional royalties were to be paid pursuant to a schedule based upon sales of products. In addition, SAT was granted a nonexclusive right to use the technology thereafter for the balance of the patent term, unless the License Agreement was terminated sooner because of SAT's default. By letter dated May 15, 1995, the USN notified SAT that, because the expiration date of the USN patent had been extended to February 23, 2010 under the GATT/WTO treaty, the expiration date of the License Agreement was extended to February 23, 2010.

     In April 1999, the Company and the USN completed negotiations for an expansion of the License Agreement. The new terms expand the field-of-use from drugs of abuse and anabolic steroids on urine samples to include all possible diagnostic uses for saliva and urine. In addition, the royalty rate has been reduced to 3% on the technology-related portion of the disposable cassette sales and 1% on instrument sales from the previous 10% on all product sales by the Company. The minimum royalty payment has been reduced to $50,000 in 2001 (anticipated first year of product sales) and $100,000 a year thereafter versus the previous $100,000 per year. The Company is further developing the USN-developed technology for application in its own proprietary test system. See the section "Patents and Technology" under this caption "Business."

     With the sale of SAT's majority owned position in the Company (see the section "History of the Company" under this caption "Business"), the USN agreed to transfer its License Agreement with SAT directly to the Company. An amendment dated November 12, 1997 to the License Agreement was executed to modify the up-front $100,000 annual minimum payment so that it was paid in several payments over the year during 1998. The amendment also included a one-time payment of $10,000 in satisfaction of any outstanding debt due to the USN from SAT. The Company has assumed all of SAT's rights, and undertaken all of SAT's obligations, under the License Agreement.

(b) CRDA

     On April 16, 1992, SAT entered into a 12-month cooperative research agreement ("CRDA") with the Naval Research Laboratory section of the USN (the "NRL") to further develop the licensing technology of the "Flow Immunosensor".

     Pursuant to an agreement dated as of January 1, 1993 by and between SAT and the Company, SAT assigned to the Company all of its rights under the CRDA. The purpose of the CRDA was to develop the prototype instruments based on the Flow Immunosensor Method and Apparatus Technology. Pursuant to the CRDA, each party retains title to any patent obtained by such party in the performance of work under the CRDA. The NRL has the right of first election to file a patent application in the United States on joint inventions made in the performance of work under the CRDA. The Company, as assignee, has the right of first election to file a patent application on such joint inventions in all other countries.

     Pursuant to an amendment dated May 1993 to the CRDA, the NRL waived such right of first election with respect to the Lyophilization process for the freeze-drying of immunoassay chemicals, provided that SAT filed an approved patent application on such process within three months from the date of execution of the amendment. The approved patent application was filed on July 16, 1993 and issued as U.S. Patent No. 5,354,654 "Lyophilized Ligand-Receptor Complexes for Assays and Sensors" on October 11, 1994. SAT assigned the patent to the Company. See the section "Patents and Technology" under this caption "Business."

(c) MANAGEMENT AGREEMENT

     From April 1, 1993 until June 30, 1997, the Company paid SAT a management fee pursuant to successive management agreements for services performed by SAT on the Company's behalf. Such services included management, administrative, accounting and other financial services and advice, including, without limitation, the services then performed by the Treasurer of the Company (who was also the Treasurer of SAT), for which he was not directly compensated by the Company; services relating to the Company's financial and banking relationships; services relating to the preparation of financial statements, budgets, forecasts and cash flow projections; cash management advice; and other miscellaneous services and advice. The management fee was discontinued after June 30, 1997 because no services were being provided after that date.

CERTAIN RELATIONSHIPS WITH SAT


     From October 1992 until January 1993, SAT conducted the Company's business operations. Effective January 1, 1993, SAT transferred to the Company substantially all of its drug testing assets, including cash amounting to $11,626 and hard assets valued at their carrying value of $437,060 and intellectual property rights associated with the drug testing operations, for 3,500,000 shares of the Common Stock. SAT also granted the Company the Sublicense with respect to the USN technology.

     As of September 30, 1997, SAT owned 76.4% of the outstanding shares of the Common Stock. From incorporation on October 8, 1992 until October 31, 1997, all directors of the Company were also directors and security holders of SAT. In addition, during that period executive officers of SAT also served as executive officers of the Company.


     As a result of the sale by SAT to Meadow Lane of the controlling stockholder interest in the Company and their relationship to SAT, on October 31, 1997, Robert M. Stutman and Michael S. McCord resigned as directors of the Company, with Mr. Stutman also resigning as its Chairman of the Board. Messrs. Stutman and McCord were directors of SAT, with Mr. Stutman also serving as SAT's Chairman of the Board and Chief Executive Officer. At the same meeting, Jonathan
J. Pallin was elected as the Chairman of the Board and a director of the Company. Mr. Pallin, as the distributee of Meadow Lane, was the beneficial owner of 4,213,595 shares of the Common Stock or 26.8% of the outstanding shares as of December 3, 1999. Since October 16, 1997, Mr. Pallin had been serving as a financial consultant to the Company. In addition, Robert Muccini resigned as the Vice President, Finance, the Treasurer, the Chief Financial Officer and the Chief Accounting Officer of the Company because he held comparable positions with SAT. On April 16, 1999, Michele A. Clark was elected as the Controller, and designated as the Chief Accounting Officer, of the Company. The other officerships in the Company held by Mr. Muccini remain vacant. Linda H. Masterson, the President, the Chief Executive Officer and a director of the Company, resigned on November 4, 1997 as a director of SAT, thereby severing the final interlocking relationship between the Company and SAT.


     Since October 31, 1997, the Company has sole responsibility for its administrative and financial operations, with independent directors and executive officers and no management service arrangements with SAT.

     SAT had filed in February 1996 a Registration Statement on Form S-4 under the Securities Act to merge the Company with and into a wholly-owned subsidiary of SAT (the "LifePoint Merger"). In consideration of their consent to such merger, the minority stockholders of the Company were to receive shares of the SAT Common Stock, $.01 par value. As a result of SAT's bankruptcy and its subsequent sale of its shares of the Common Stock to Meadow Lane, this SAT proposal to take the Company private was abandoned.

LOANS FROM SAT TO THE COMPANY

     SAT had authorized loans to the Company not to exceed $2,000,000. The loans bore interest at the rate of 8% per annum and were to become due on the earlier of (1) five business days after the date the proposal for the then minority stockholders of the Company to consent to the LifePoint Merger was rejected or
(2) the effective date of the LifePoint Merger. On May 23, 1997, the SAT Board and, on May 26, 1997, the Company's Board authorized the capitalization of $2,210,250 in indebtedness (including interest) owed by the Company to SAT as of April 30, 1997 in consideration of the issuance by the Company to SAT of 1,768,202 shares of the Common Stock. These shares are included in the 2,075,306 shares described in the succeeding paragraph. The Boards had also authorized the additional investment by SAT of $2,500,000 in exchange for 2,000,000 shares of the Common Stock on the same basis of one share of the Common Stock for each $1.25 of investment. On May 26, 1997, the Board of Directors of the Company authorized the issuance of additional shares of the Common Stock to SAT on the basis of a share of the Common Stock for each $1.25 of indebtedness owed by the Company to SAT. As a result of SAT's inability to obtain its own financing, SAT notified the Company in July 1997 that it would cease advances to the Company in August 1997.

     Based on SAT's advice that the amount of indebtedness owed by the Company to SAT was $2,594,133, all of which SAT agreed to treat as a capital contribution, the Company authorized the issuance to SAT of 2,075,306 shares of the Common Stock. Such shares were issued as of June 30, 1997 prior to the sale of the shares of the Common Stock held by SAT to Meadow Lane. Subsequent to the sale, SAT advised the Company that the amount of indebtedness was $3,426,994. As such, the forgiveness of the remaining indebtedness to SAT of $832,861 was reflected as additional paid in capital as of September 30, 1997.

     Recognizing that had SAT correctly reported the Company's indebtedness to SAT, an additional 666,289 shares of the Common Stock would have been issued to SAT and then sold to Meadow Lane, the Company's Board, on January 8, 1998, authorized the issuance to Meadow Lane of a Common Stock purchase warrant expiring January 7, 2003 (the "Meadow Lane Warrant") to purchase 666,289 shares of the Common Stock at $.50 per share. The Board concluded that, as a result of structuring the transaction in this manner, Meadow Lane would receive what it thought it was buying, i.e., all of SAT's shares in the Company, and the Company, not SAT, would receive $333,144 if the Meadow Lane Warrant was exercised.

TRANSFER OF ASSETS FROM SAT TO THE COMPANY

     Included in the indebtedness that was converted to additional paid in capital as noted above was approximately $345,000 relating to the purchase by the Company of various fixed assets from SAT at the Rancho Cucamonga, California premises. Certain of these assets, as well as other assets already owned by the Company, were not required for the ongoing operations of the Company and were subsequently sold for gross proceeds of approximately $126,000.

EMPLOYEES


     As of December 3, 1999, the Company employed 24 employees, of whom 20 were directly involved in its research and development program. Additional personnel will be required to complete the development project and, if the project development is completed successfully, to manufacture and market the product.


PROPERTIES

     The Company maintains its principal executive offices and laboratory facilities in Rancho Cucamonga, California. The premises, which consist of approximately 10,000 square feet, are leased at $72,000 per year pursuant to a lease that expires March 31, 2002. Management believes that additional space will be required when and if manufacturing of the drug and alcohol test product commences. Because of the expenses and prospective delays involved in attempting to move the Company's research facility and the current unavailability of adjoining space, management believes that the manufacturing and warehousing facilities will have to be located in another building. There can be no assurance that such facilities will be available at an acceptable rent when the Company requires the same.

LEGAL PROCEEDINGS

     The Company is not a party to any material litigation and is not aware of any pending litigation or contemplated proceedings by any governmental authority that could have a material adverse effect on the Company's business, results of operations or financial condition.

          MARKET FOR THE COMMON STOCK AND RELATED STOCKHOLDER MATTERS

EXCHANGE MARKET DATA

     The Common Stock was traded on the Pacific Exchange, Inc. (the "Pacific Exchange") under the symbol "U.S.D.P" until May 12, 1997 when trading was suspended because the Company failed to meet the Pacific Exchange's maintenance criteria. The quarterly high and low sales prices for the Common Stock as reported by the Pacific Exchange are set forth below during the period indicated:

                QUARTER ENDED                   HIGH      LOW
                -------------                  ------    ------
FISCAL 1996
June 30, 1995................................  $ 5.50    $ 2.50
September 30, 1995...........................    4.75      2.50
December 31, 1995............................    4.50     2.625
March 31, 1996...............................    4.50      3.00
FISCAL 1997
June 30, 1996................................  $ 4.25    $ 3.50
September 30, 1996...........................    3.75     2.375
December 31, 1996............................   2.875      0.75
March 31, 1997...............................       *         *

-------------------------
* According to the National Quotation Bureau, Inc., there were no sales reported during the quarter ended March 31, 1997 and the high bid and low asked prices were $1.875 and $2.00, respectively. These quotations reflected inter-dealer process, without retail mark-up, mark-down or commission, and may not have represented actual transactions. On May 12, 1997, the last day on which there was a reported market price, the closing sale price was $1.6875 per share.

     Effective October 28, 1997, the Commission granted the Pacific Exchange's application to delist and deregister the Common Stock under Section 12(b) of the Exchange Act.

SUBSEQUENT TRADING

     Effective February 4, 1998, the Company registered the Common Stock under
Section 12(g) of the Exchange Act. On February 13, 1998, a broker-dealer filed a Rule 15c2-11 notice with the National Association of Securities Dealers, Inc. (the "NASD") to initiate quotations with respect to the Common Stock. The Common Stock was subsequently quoted on the NASD's OTC Bulletin Board under the symbol:
LFPT.

Based primarily on the current market quotations for the Common Stock, the Company does not currently meet the entry requirements for any major national securities exchange or Nasdaq, either the National Market System or the SmallCap Market. Secondary trading (i.e., by its stockholders) is currently permissible in 50 states and the District of Columbia.

OVER-THE-COUNTER MARKET DATA

     There have been quotations in the over-the-counter market for the Common Stock since June 25, 1998. The quarterly high bid and low asked prices as quoted by the NASD's OTC Bulletin Board for fiscal 1999 and for the fiscal year ending March 31, 2000 ("fiscal 2000") are as follows:


                 QUARTER ENDED                   HIGH      LOW
                 -------------                   -----    -----
FISCAL 1999
June 30, 1998(1)...............................  $1.50    $0.50
September 30, 1998.............................   2.75     1.00
December 31, 1998..............................   1.75     0.75
March 31, 1999.................................   1.69     1.63
FISCAL 2000
June 30, 1999..................................  $1.85    $0.83
September 30, 1999.............................   1.84     0.87


-------------------------
(1) June 25 to 30, 1998 only.

     The foregoing quotations reflected inter-dealer prices, without retail mark-up, mark-down or commission, and may not have represented actual transactions.


     The high bid and low asked prices of the Common Stock on January 11, 2000 were $2.72 and $2.56, respectively, as reported by the NASD's OTC Bulletin Board.


"PENNY STOCK" RULES

     Because the bid price of the Common Stock has been below $5.00 per share, the security has become subject to Rule 15g-9 promulgated under the Exchange Act. This Rule imposes additional sales practices requirements on a broker-dealer which sells Rule 15g-9 securities to persons other than the broker-dealer's established customers and institutional accredited investors (as such term is defined in Rule 501(a) under the Securities Act). For transactions covered under Rule 15g-9, the broker-dealer must make a suitability determination of the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. In addition, broker-dealers, particularly if they are market makers in the Common Stock, have to comply with the disclosure requirements of Rules 15g-2, 15g-3, 15g-4, 15g-5 and 15g-6 under the Exchange Act unless the transaction is exempt under Rule 15g-1. Consequently, Rule 15g-9 and these other Rules may adversely affect the ability of broker-dealers to sell or to make markets in the Common Stock and also may adversely affect the ability of purchasers of the shares offered by this prospectus to resell their shares.

HOLDERS


     As of December 3, 1999, there were 188 holders of record of the Common Stock and, based on requests for copies in connection with the 1999 Annual Meeting of Stockholders, the Company believes that there are approximately 1,700 beneficial owners of the Common Stock.


DIVIDENDS

     The Board of Directors has not declared any dividends on the Common Stock and, in view of the continuing losses, the Company's cash requirements, and the provisions of the Series A Preferred Stock, the Board has no current intention to pay any such dividends.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


     The following table contains certain information relating to the directors and executive officers of the Company as of December 3, 1999:



NAME                                AGE                      POSITION
----                                ---   ----------------------------------------------
Linda H. Masterson................  48    Chief Executive Officer, President and a
                                          director
Thomas J. Foley...................  60    Senior Vice President, Research and
                                          Development
Michele A. Clark..................  46    Controller and Chief Accounting Officer
Peter S. Gold.....................  75    Director
Jonathan J. Pallin................  50    Director
Paul Sandler......................  60    Director



     Each director of the Company is elected to serve until the next Annual Meeting of Stockholders or until his or her successor is elected and shall have qualified. Each director listed above was reelected at the Annual Meeting of Stockholders held on August 20, 1999. Each officer of the Company is elected by the Board of Directors to serve at the discretion of the Board.


BUSINESS HISTORY

     Linda H. Masterson has over 20 years' experience in marketing, sales and business development in the medical diagnostics, healthcare and biotechnology fields. She was elected a director of SAT on September 26, 1995. Effective May 13, 1996, she became the President and the Chief Operating Officer of SAT. On May 31, 1996, she was elected a director of the Company and, on July 31, 1996, the President and the Chief Operating Officer of the Company. Effective November 19, 1996, she relinquished her duties as the Chief Operating Officer of SAT in order to devote more time to supervising the development program of the Company and the operations of the then Alcohol Products and BioTox Divisions of SAT. On May 23, 1997, she resigned as the President of SAT in order to become the Chief Executive Officer of the Company (formally designated as such on May 26, 1997). On November 4, 1997, she resigned as a director of SAT, thereby terminating her last position with the former parent of the Company. Until May 13, 1996 when she became an employee of SAT, she was employed as the Executive Vice President of Cholestech, Inc., a start-up diagnostic company, for which she developed and restructured the company's business strategy. In November 1993, Ms. Masterson founded Masterson & Associates, a company of which she was the President and owner until she joined Cholestech, Inc. in May 1994, which was engaged in the business of providing advice to start-up companies, including the preparation of technology and market assessments and the preparation of strategic and five-year business plans for biotech, medical device, pharmaceutical and software applications companies. From April 1992 to November 1993, Ms. Masterson was employed as the Vice President of Marketing and Sales of BioStar, Inc., a start-up biotech company focused on the commercialization of a new detection technology applicable to both immunoassay and hybridization based systems. From 1989 to 1992, she was employed as the Senior Vice President of Marketing, Sales and Business Development by Gen-Probe, Inc., a specialized genetic probe biotechnology company focused on infectious diseases, cancer and therapeutics. Prior to 1989, Ms. Masterson was employed for 12 years in various domestic and international marketing and sales positions at Johnson & Johnson, Inc., Baxter International Inc. and Warner

Lambert Co. Ms. Masterson has a BS in Medical Technology from the University of Rhode Island, an MS in Microbiology/Biochemistry from the University of Maryland and attended the Executive Advanced Management Program at the Wharton School of Business at the University of Pennsylvania.

     Thomas J. Foley has over 25 years' experience in the medical diagnostic industry. He was elected to an officership in the Company effective March 9, 1998. From November 1997 to March 1998, he was a consultant to various companies. From November 1994 to November 1997, he served as the Executive Vice President of Business and Product Development at HiChem/Elan Diagnostics ("HiChem"), where he managed research and development, regulatory affairs (including FDA submissions), strategic and business planning, technology assessment for acquisitions, and manufacturing operations. Prior to joining HiChem in November 1994, Dr. Foley was the Vice President of Research and Development at Hycor Biomedical, Inc. ("Hycor"), where he was responsible for research and development of all products, including drugs of abuse products, over an eight-year period from May 1986 to November 1994. Prior to Hycor, Dr. Foley was the Vice President of Research and Development at Gilford Instruments from 1983 to 1986 and Worthington Diagnostics from 1981 to 1983. Prior to Worthington Diagnostics, Dr. Foley worked at Beckman Instruments, Inc. and was the chemistry product development manager for the Astra, one of Beckman's most successful product lines. Dr. Foley has a Ph.D. in Biochemistry from Trinity College, Dublin.

     Michele A. Clark became an employee of the Company on April 12, 1999 and was elected as its Controller and appointed as its Chief Accounting Officer on April 16, 1999. Ms. Clark has 25 years of accounting and finance experience in manufacturing and high tech companies. Ms. Clark was most recently the Controller at Auto-Graphics, Inc. ("Auto-Graphics"), a software development company, where she managed all accounting, finance, human resource and administrative functions within the company. Additionally, she was responsible for all filings with the Commission and shareholder relations. Prior to Auto-Graphics, Ms. Clark was Controller at Typecraft, Inc. ("Typecraft"), a commercial lithographer, where she was responsible for all accounting, finance and human resource functions. Prior to Typecraft, Ms. Clark served as accounting manager for three retail companies with multiple locations. Ms. Clark graduated Cum Laude with a B.S. in Accounting from University of La Verne.

     Peter S. Gold was elected as a director of the Company on December 5, 1997. He retired in 1988 as the Chairman and the Chief Executive Officer of Price Pfister, Inc., the largest manufacturer of faucets in the world. Mr. Gold did a leveraged buyout and purchased the company in 1983; he subsequently took the company public in 1987; and sold the company in 1988. Price Pfister is now owned by Black & Decker. Mr. Gold is a Director Emeritus of The Home Depot, Inc. and has major investments in commercial real estate in various parts of the United States. Mr. Gold is the Chairman of the Board of Trustees of Pitzer College (Claremont College), Claremont, CA, and a member of the Board of Trustees of the City of Hope. Mr. Gold received a Doctor of Humane Letters from Pitzer College, Claremont, CA, and received a law degree at Southwestern University, Los Angeles, CA.

     Jonathan J. Pallin was elected Chairman of the Board and a director of the Company on October 31, 1997. He resigned as the Chairman of the Board on January 8, 1999. However, he continued to serve the Company as a financial consultant until March 31, 1999. He has over 22 years experience in the financial markets as an institutional fixed income broker, financial consultant, and served in an investment banking advisory role.

Mr. Pallin served as Senior Vice President, Retail Brokerage for PaineWebber Incorporated from January 1991 to July 1993, as a the Senior Vice President Investments, Retail Brokerage for Baraban Securities Incorporated from July 1993 to May 1996 and as a Vice President, Retail Brokerage for Sutro & Co. Incorporated from May 1996 to October 1997. Mr. Pallin has an MBA from Arizona State University with a major emphasis on Accounting, and a BS from Long Island University (Southampton) in Business and Psychology.

     Paul Sandler was elected as a director of the Company on December 5, 1997. He is a Board Certified pediatric nephrologist at the Arizona Kidney Disease & Hypertension Center in Phoenix. Additionally, Dr. Sandler is the Medical Director at Walter Boswell Memorial Hospital, the Phoenix Artificial Kidney Center, and South Phoenix Dialysis Center, the South Mountain Dialysis Services, and Phoenix Memorial Hospital PPG. Dr. Sandler was a fellow at Albert Einstein College of Medicine in New York City, and received his post-graduate training at Kings County Hospital, New York City. Dr. Sandler received his MD at the State University of New York, and received his BA from Emory University.

FAMILY RELATIONSHIPS

     Jonathan J. Pallin and Paul Sandler are brothers-in-law. There are no other family relationships between the officers and directors of the Company.

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning compensation paid or accrued by the Company during fiscal 1999, fiscal 1998 and fiscal 1997 to the sole person who served as the Chief Executive Officer during fiscal 1999 and to each other executive officer whose total annual salary and bonus exceeded $100,000 during any such year.


                                           ANNUAL COMPENSATION              LONG TERM
                                      -----------------------------        COMPENSATION
                                                            OTHER     ----------------------
                                                            ANNUAL    SECURITIES   ALL OTHER
                                                           COMPEN-    UNDERLYING    COMPEN-
NAME AND PRINCIPAL POSITION    YEAR   SALARY     BONUS      SATION     OPTIONS      SATION
---------------------------    ----   -------   --------   --------   ----------   ---------
Linda H. Masterson...........  1999   184,038(2)                         50,000
Chief Executive Officer        1998   125,249(2)                        700,000
  and President(1)             1997         0(3)
Thomas J. Foley..............  1999   135,769                           220,000
  Sr. Vice President,
     Research
  and Development
Stephen J. Kline.............  1999        --
  Vice President, Research     1998    20,131(5)                        150,000(6)
  and Development              1997   125,000                            50,000(6)


-------------------------
(1) Ms. Masterson was elected the President of the Company effective August 1, 1996 and designated as its Chief Executive Officer on May 26, 1997.

(2) The amount shown in the table for 1998 does not reflect $33,654 paid by SAT to Ms. Masterson for the period April 1 to June 1, 1997 nor $19,038 in deferred salary which was paid in October 1998 after the Company obtained long-term financing.

    Effective August 11, 1997, the Company directly paid all compensation for Ms. Masterson.

(3) Ms. Masterson became an employee of SAT on May 13, 1996 and all compensation paid to her for fiscal 1997 was paid by SAT. To the extent any such services were on behalf of the Company, this was reflected in SAT's management fee to the Company.

(4) Dr. Kline resigned on September 12, 1997.

(5) The amount shown in the table does not reflect $50,000 paid by SAT to Dr. Kline during fiscal 1998.

(6) These options were canceled upon his resignation. See note (4) to this table.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     On August 14, 1997, the Board of Directors adopted, subject to stockholder approval, the Stock Option Plan providing for the granting of the Options to purchase up to 1,000,000 shares of the Common Stock to employees (including officers) and persons who also serve as directors and consultants of the Company. On June 5, 1998, the Board increased the number of shares subject to the Stock Option Plan to 2,000,000, again subject to stockholder approval. Stockholder approval was given on August 13, 1998. The Options may either be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to be granted to employees or nonqualified stock options to be granted to employees, directors or consultants.


     As of March 31, 1999, Options to purchase an aggregate of 794,167 shares of the Common Stock granted to employees (including two officers, one of whom is also a director) were outstanding. As of such date, Options to purchase an aggregate of 41,197 shares of the Common Stock had been exercised by employees and Options to purchase an aggregate of 130,278 shares of the Common Stock were then exercisable. Options granted to date under the Stock Option Plan have generally become exercisable as to one-quarter of the shares subject thereto on the first anniversary date of the date of grant and as to 1/36th of the remaining shares on such calendar day each month thereafter for a period of 36 months. Certain Options will become exercisable upon the achievement of certain goals. The exercise price per share for incentive stock options under the Code may not be less than 100% of the fair market value per share of the Common Stock on the date of grant. For nonqualified stock options, the exercise price per share may not be less than 85% of such fair market value. No Option may have a term in excess of ten years. Of the Options outstanding as of March 31, 1999, all were incentive stock options except for Options to purchase an aggregate of 120,000 shares and all had an exercise price of $.50 per share. The Options had expiration dates ranging from August 13, 2002 to June 30, 2008.



     The Company has not granted any Options to consultants. For information as to three Options granted subsequent to March 31, 1999 to three non-employee directors, see the section "Compensation of Directors" under this caption "Management" and, for information as to two Options granted to two executive officers (one of whom is also a director), see the section "Certain Relationships and Related Transactions" under this caption "Management." Since March 31, 1999 and through December 3, 1999, the Company has granted Options to purchase an aggregate of 671,500 shares (including those to the aforementioned three directors and two executive officers) with expiration dates ranging from April 15, 2009 to November 16, 2009 and exercise prices ranging from $1.12 to $1.87 per share. Options to purchase an aggregate of 3,750 shares were also exercised and Options to purchase an aggregate of 15,417 shares were cancelled.

     The Company has never granted any stock appreciation rights.


     The following table contains information concerning the grant of Options to the named executive officers whose compensation for fiscal 1999 exceeded $100,000 as reported in the Summary Compensation Table under this caption "Management."


                                      INDIVIDUAL GRANTS
                       ------------------------------------------------   POTENTIAL REALIZABLE
                                    PERCENTAGE                              VALUE AT ASSUMED
                       NUMBER OF     OF TOTAL                                 ANNUAL RATES
                       SECURITIES    OPTIONS                                 OF STOCK PRICE
                       UNDERLYING   GRANTED TO   EXERCISE                   APPRECIATION FOR
                        OPTIONS     EMPLOYEES     OR BASE                    OPTION TERM(3)
                        GRANTED     IN FISCAL      PRICE     EXPIRATION   --------------------
NAME                      (#)        1999(1)     ($/SH)(2)      DATE       5%($)       10%($)
----                   ----------   ----------   ---------   ----------   --------    --------
Linda H. Masterson...    50,000        28.6%       $0.50      6/30/08     $40,722     $64,844
Thomas J. Foley......    20,000        11.4%       $0.50      6/30/08     $16,289     $25,937

-------------------------

(1) Based upon Options to purchase 175,000 shares of Common Stock granted in fiscal 1999.


(2) The exercise price is equal to 100% of the fair market value of the Common Stock at the date of grant as determined by the Board of Directors at the time of grant.


(3) The potential realizable value is calculated based upon the term of the Option at the time of grant (ten years). Stock price appreciation of five percent and ten percent is assumed pursuant to rules promulgated by the Commission and does not represent the Company's prediction of the stock price performance.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     Options to purchase an aggregate of 41,197 shares of the Common Stock were exercised by employees terminating their employment during fiscal 1999.

     As indicated in the preceding section, the Company has never granted any stock appreciation rights.


     The following table shows the fiscal year-end option values for the named executive officers whose compensation for fiscal 1999 exceeded $100,000 as reported in the Summary Compensation Table under this caption "Management."


                                     NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                    UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                                  OPTIONS AT FISCAL YEAR-END        FISCAL YEAR END
                                       (#) EXERCISABLE/            ($) EXERCISABLE/
NAME                                    UNEXERCISABLE                UNEXERCISABLE
----                              --------------------------    -----------------------
Linda H. Masterson..............        466,667/283,333           $772,917/$469,270(1)
Thomas J. Foley.................         25,000/195,000            $41,406/$322,969(1)

-------------------------

(1) The market value of the options on March 31, 1999 was based on the average of the high bid and low asked prices of $1.65625 per share on that date.

OTHER COMPENSATION

     The Company currently has no pension plan in effect and has in effect no restricted stock plan, no stock appreciation rights nor any other long-term incentive plan under which grants or allocations may be made in the fiscal 1999 or thereafter.

COMPENSATION OF DIRECTORS

     On April 16, 1999, the Board of Directors approved a compensation plan for outside directors. In consideration of the services to be performed as a director of the Corporation, each director:

     (a) who is not an employee of the Corporation, or any subsidiary of the Corporation (if hereafter created), or

     (b) who is not a consultant to the Corporation, or any subsidiary of the Corporation, and is paid a fee on a monthly basis shall receive as compensation a grant of an Option pursuant to the Stock Option Plan. Each grant shall be for the right to purchase 15,000 shares of the Common Stock on an annual basis. Except for incumbent directors, the initial grant shall be on the day of his or her first election as a director of the Corporation, whether by the Board or the stockholders, and thereafter on the anniversary day of such first election. The exercise price of each Option shall be the Fair Market Value as determined pursuant to the Stock Option Plan on the respective date of the grant, or if not a business day, on the preceding day on which the Common Stock was traded. Each Option will expire ten years from its date of grant and will become exercisable as to one quarter of the shares of the Common Stock on the first anniversary of the date of grant and 1/36(th) of the remaining shares of the Common Stock on the same date each month thereafter for a period of 36 months.


     On April 16, 1999, pursuant to the foregoing authorization, each of Peter
S. Gold and Paul Sandler, each a non-employee, non-consultant director, was granted an Option expiring April 15, 2009 under the Stock Option Plan to purchase 15,000 shares of the Common Stock at $1.81 per share. The Option becomes exercisable as provided in the preceding paragraph. April 16th of each year, commencing 2000, will be the date of grant of an Option for each of Messrs. Gold and Sandler assuming he is still a director of the Company and otherwise eligible on such date of grant. For Jonathan J. Pallin, also a non-employee, non-consultant director, the date of grant for his first Option, pursuant to the foregoing authorization, was September 20, 1999, i.e., the first business day which was more than six months after the date of his last disposition of shares of the Common Stock (i.e., March 17, 1999), and the exercise price was $1.625 per share. September 20th will be the date of grant each year, commencing 2000, for future Options to Mr. Pallin assuming he is still a director of the Company and otherwise eligible on such date of grant.


     See the section "Certain Relationships and Related Transactions" under this caption "Management" for information as to a compensation arrangement with Mr. Pallin for his former services as a financial consultant to the Company.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     There are no employment agreements currently in effect in the Company.

     Pursuant to a Severance Agreement dated as of October 27, 1997 (the "Masterson Severance Agreement") between the Company and Linda H. Masterson, the Company has agreed to pay Ms. Masterson for her services as the Chief Executive Officer and the President of the Company a base salary of $165,000; provided, however, such amount was to be $120,000 from October 27, 1997 to the date at least $5,000,000 in long term financing was obtained, at which time or upon her termination the difference was to be paid to her. As a result of the consummation of the Company's third private placement on January 21, 1999 this limitation terminated and, effective January 29, 1999, she was paid at the authorized rate. $19,038 of the deferred salary was paid to her in October 1998.


     The Masterson Severance Agreement also provided for the grant of:

          (1) a stock option under the Stock Option Plan to purchase 150,000 shares of the Common Stock at $.50 per share, the option to become immediately exercisable as to all shares subject thereto in the event she is terminated without cause, the Company is acquired or sold without the Board's approval, the corporate headquarters are moved outside the State of California, the positions of Chief Executive Officer or President are eliminated or her duties are substantially changed;

          (2) stock options to purchase an aggregate of 150,000 shares of the Common Stock, an option to purchase 75,000 shares to be granted upon completion of the working pilot plant project and an option to purchase 75,000 shares to be granted upon product release into the first targeted market; and

          (3) Common Stock purchase warrants to purchase an aggregate of 400,000 shares of the Common Stock at $.50 per share, a warrant to purchase 200,000 shares which was granted upon the purchase on October 19, 1997 of SAT's shares of the Common Stock by Meadow Lane (see section "Directors and Officers" under the caption "Management") and a warrant to purchase 200,000 shares to be granted at the completion of a long term financing of at least $5,000,000.

The stock options have all been granted as Options under the Stock Option Plan. Also as a result of the private placement consummated on January 21, 1999 as described in the preceding paragraph, the second warrant has now become exercisable.


     In the event that Ms. Masterson is terminated without cause (as defined in the Masterson Severance Agreement), she will be paid severance pay in a lump sum amount equal to her annual base salary ($180,000 effective as of September 1, 1999) that would have been paid to her had she not been terminated during the period between the date of termination and October 27, 2001.


     The Company had a Severance Agreement dated as of October 24, 1997 (the "Benken Severance Agreement") with William B. Benken, the then Vice President, Operations of the Company. Because Mr. Benken was terminated for cause on October 7, 1998, the Benken Severance Agreement did not become operative.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     See the sections "Material Contracts "and" Certain Relationships with SAT" under the caption "Business" for information as to transactions between the Company and SAT, its major stockholder, during fiscal 1998.


     See the section "Employment and Severance Agreements" under this caption "Management" for information relating to the severance agreement with Linda H. Masterson, the President, the Chief Executive Officer and a director of the Company.


     On October 10, 1999, after over four months of due diligence, the Compensation Committed granted to Ms. Masterson five Common Stock purchase warrants (the

"Masterson Warrants"), each to purchase 500,000 shares of the Common Stock at $1.72 per share, which exercise price was the average of the high bid and low asked prices of the Common Stock during the prior 20 trading days. Each of the Masterson Warrants will not become exercisable unless the Company achieves a specified goal before a specified date as follows:



          (1) A definitive agreement with a strategic partner is executed on or before October 9, 2001;



          (2) A second definitive agreement with another strategic partner is executed on or before October 9, 2001;



          (3) A financing pursuant to which the Company realizes at least $4,500,000 in net proceeds is closed on or before October 9, 2000;



          (4) The clinical trials for the saliva based testing product are completed on or before September 30, 2000; and



          (5) Sales of the saliva based testing product to third parties (other than to a strategic partner) aggregating at least $100,000 are consummated on or before December 31, 2000.



Each of the Masterson Warrants will expire five years from the date the Warrant becomes exercisable, but not later than five years from the respective deadline dates as set forth above.



     On October 10, 1999, the Compensation Committee granted to Thomas J. Foley, the Senior Vice President, Research and Development of the Company, two Common Stock purchase warrants (the "Foley Warrants"), each to purchase 250,000 shares of the Common Stock at the same exercise price as for the Masterson Warrants. Each of the Foley Warrants will not become exercisable unless the Company achieves a specified goal before a specified date as follows:



          (1) The saliva based testing product is submitted to the FDA for approval on or before December 31, 2000 and



          (2) Sales of the saliva based testing product to third parties (other than to a strategic partner) aggregating at least $100,000 are consummated on or before December 31, 2000.



Each of the Foley Warrants will expire as provided for the Masterson Warrants.



     All of the Masterson Warrants and the Foley Warrants will become immediately exercisable in the event of a "hostile takeover" of the Company (as such term is defined in the warrants). In addition, each of the Masterson Warrants or the Foley Warrants is terminated for reasons other than cause or disability (as such terms are defined in the severance agreement between Ms. Masterson and the Company) or death, provided that the holder has made a substantial contribution to the achievement of the goal, as, for example, Ms. Masterson negotiating all of the terms of the financing and then is not the Chief Executive Officer of the Company at the closing. Each of the Masterson Warrants or the Foley Warrants terminates, even if it has become exercisable, if the holder is terminated for cause.



     On October 10, 1999, pursuant to its recently adopted policy of making annual reviews of each optionee, the Compensation Committee also granted, pursuant to the Stock Option Plan, Options expiring October 9, 2009 exercisable at $1.67 per share to Ms. Masterson to purchase 120,000 shares of the Common Stock and Mr. Foley to purchase 60,000 shares of the Common Stock. These Options become exercisable in accordance with the terms of the Stock Option Plan (see the section "Option/SAR Grants in Last Fiscal Year" under this caption "Management").


     As indicated in "Business -- Need for Financing," Jonathan J. Pallin, the Chairman of the Board from October 31, 1997 until January 8, 1999 and a director of the Company, received a finder's fee of $160,000 for a private placement, which fee was authorized prior to his being elected to such positions.

     On April 28, 1998, the Board authorized the following compensation arrangement for Mr. Pallin for his services as a financial consultant to, and as the Chairperson of the Board of, the Company:

          (1) a fee of $10,000 per month for a one-year period commencing April 1, 1998 and

          (2) a bonus of (a) $75,000 if the Company obtains cash financing of $5,000,000 to $6,900,000; (b) $100,000 if the Company obtains cash financing of $7,000,000 to $9,900,000; and (c) $125,000 if the Company
     obtains cash financing of over $10,000,000, subject to certain limitations.

     On January 8, 1999, the Board accepted the resignation of Mr. Pallin as the Chairman of the Board, canceled the foregoing bonus compensation arrangement and authorized his engagement only as a financial consultant to the Company on the following terms:

          (1) he would continue to receive $10,000 per month through March 31, 1999 on the basis he would continue to serve the Company on a daily basis as a financial consultant and

          (2) he would receive a finder's fee of 10% of the gross proceeds from any purchaser whom or which he secured for a Company financing.

     He received $420,451 as his finder's fee for the Company's third private placement closed on January 21, 1999 (see "Business -- Need for Financing").

     On April 16, 1999, the Board of Directors of the Company authorized as a policy of the Company that it would not enter into any agreement in the future with a director or an officer of the Company or a person who is the beneficial owner of 5% or more of the outstanding shares of the Common Stock, the beneficial ownership being determined in the manner contemplated by Rule 13d-3 under the Exchange Act, unless such agreement is on terms and conditions no less favorable than those which could be obtained from an independent unaffiliated third party to the Company.

     On April 16, 1999, the Board also authorized as a policy of the Company that in the future any forgiveness of loans to the persons named in the preceding paragraph must be approved by a majority of the Company's independent directors who do not have an interest in the transaction and who have access, at the Company's expense, to the Company's or independent legal counsel.

     Since the Company obtained its independence from SAT in October 1997, all transactions with persons described in the second preceding paragraph, including those described above in this section for Mr. Pallin, were authorized by all of the Company's independent directors who did not have an interest in the transactions and who had access to the Company's outside counsel.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth, as of December 3, 1999, certain information with respect to (1) any person who beneficially owned more than 5% of the Common Stock, (2) each director of the Company, (3) the Chief Executive Officer of the Company and (4) all directors and executive officers as a group. Each beneficial owner who is a natural person has advised the Company that he or she has sole voting and investment power as to the shares of the Common Stock, except that, until a Warrant or an Option is exercised, there is no voting right. See "Description of Securities -- Series A Preferred Stock-Voting Rights" for information as to the voting rights of the holders of shares of the Series A Preferred Stock.



                                             NUMBER OF SHARES         PERCENTAGE OF
NAME AND ADDRESS                             OF COMMON STOCK          COMMON STOCK
OF BENEFICIAL OWNER                         BENEFICIALLY OWNED    BENEFICIALLY OWNED(1)
-------------------                         ------------------    ---------------------
General Conference Corporation of
  Seventh-day Adventists..................      5,735,000(2)              28.8%
  12501 Old Columbia Pike
  Silver Spring, MD 20804-6600
Jonathan J. Pallin(3).....................      4,213,595(4)              26.8%
  10400 Trademark Street
  Rancho Cucamonga, CA 91730
Herman Sandler............................      1,150,000(5)               7.2%
  2 World Trade Center, 104th Floor
  New York, NY 10048
Melvin Simon(6)...........................        500,000(7)               3.2%
  c/o Melvin Simon & Associates, Inc.
  115 W. Washington Street
  Indianapolis, IN 46204
Herbert Simon(6)..........................        500,000(7)               3.2%
  c/o Melvin Simon & Associates, Inc.
  115 W. Washington Street
  Indianapolis, IN 46204
Peter S. Gold(7)..........................        900,000(9)               5.8%
  16027 Ventura Blvd., Suite 601
  Encino, CA 91436
Linda H. Masterson(10)....................        510,419(11)              3.2%
  10400 Trademark Street
  Rancho Cucamonga, CA 91730
Paul Sandler(8)...........................        200,000(12)              1.3%
  333 West Hatcher Road
  Phoenix, AZ 85021
All directors and executive Officers as a
  group (six persons).....................      5,877,763(13)             35.6%


-------------------------

 (1) The percentages computed in this column of the table are based upon 15,417,537 shares of the Common Stock which were outstanding on December 3, 1999. Effect is given, pursuant to Rule 13d-3(l)(i) under the Exchange Act, to shares issuable upon the exercise of the Warrants and the Options which were exercisable on December 3,

     1999 or within 60 days thereafter and, where applicable, to the conversion of the Series A Preferred Stock, all of which shares were currently convertible as of such date.


 (2) The shares reported in the table include 4,500,000 shares issuable upon the conversion of 225,000 shares of the Series A Preferred Stock. See Note (2) to the table under "Selling Stockholders."

 (3) A director of the Company since October 31, 1997 and the Chairman of the Board from that date until January 8, 1999.


 (4) The shares reported in the table reflect (a) 3,907,306 shares of the 5,575,306 shares acquired by Meadow Lane from SAT (see "Business -- History of the Company"), of which 4,325,306 shares were initially distributed to Mr. Pallin, and (b) 306,289 shares issuable upon the exercise of that portion of the Meadow Lane Warrant transferred to him. The shares reported in the table do not reflect a subsequent grant to Mr. Pallin of an Option expiring September 19, 2009 to purchase 15,000 shares at $1.65 per share, which Option was not exercisable on December 3, 1999 or within 60 days thereafter.



 (5) The shares reported in the table reflect (a) 700,000 shares of the 5,575,306 shares acquired by Meadow Lane from SAT, of which 1,250,000 shares were initially distributed to Mr. Sandler, (b) 150,000 shares issuable upon the exercise of that portion of the Meadow Lane Warrant transferred to Mr. Sandler and (c) 300,000 shares issuable upon the exercise of a Warrant expiring November 4, 2002 exercisable at $.50 per share.


 (6) The shares reported in the table for each of these two stockholders were acquired by Melvin Simon & Associates, Inc. from the Company in two private placements and subsequently distributed to the stockholders in March 1999. Because the two stockholders may be deemed to be a "group" pursuant to Rule 13d-5(b)(1) under the Exchange Act, the Company reported their ownership in the table, even though they disclaim beneficial ownership in each other's shares. See Note (6) to the table under "Selling Stockholders."

 (7) The shares reported in the table include 250,000 shares issuable upon the conversion of 12,500 shares of the Series A Preferred Stock.

 (8) A director of the Company since December 5, 1997.


 (9) The shares reported in the table include an aggregate of 200,000 shares issuable upon the exercises of two Warrants expiring November 4, 2002, one for 100,000 shares exercisable at $.50 per share and the other exercisable at $1.00 per share. The shares reported in the table do not include 15,000 shares issuable upon the exercise at $1.81 per share of an Option expiring April 15, 2009 which was not exercisable on December 3, 1999 or within 60 days thereafter.


(10) A director of the Company since May 31, 1996; effective August 1, 1996, its President; and, effective May 23, 1997, its Chief Executive Officer.


(11) The shares reported in this table reflect (a) an aggregate of 400,000 shares issuable upon the exercises at $.50 per share of two Warrants expiring October 26, 2002, (b) 90,625 shares issuable upon the partial exercises at $.50 per share of an Option expiring August 13, 2007 and (c) 19,794 shares issuable upon the partial exercises at $.50 per share of an Option expiring June 29, 2008. The shares reported in the table do not reflect (i) an aggregate of 89,581 shares subject to the foregoing Options as to which the Options were not exercisable on December 3, 1999 or within 60 days thereafter, (ii) 150,000 shares issuable upon the exercise at $.50 per share of another

Option expiring August 13, 2007 which was not exercisable on December 3, 1999 or within 60 days thereafter, (iii) 120,000 shares issuable upon the exercise at $1.67 per share of another Option expiring October 9, 2009 which was not exercisable on December 3, 1999 or within 60 days thereafter and (iv) an aggregate of 2,500,000 shares issuable upon the exercises at $1.72 per share of the Masterson Warrants which were not exercisable on December 3, 1999 or within 60 days thereafter. See "Management -- Certain Relationships and Related Transactions."



(12) The shares reported in the table do not include 15,000 shares issuable upon the exercise at $1.81 per share of an Option expiring April 15, 2009 which was not exercisable on December 3, 1999 or within 60 days thereafter.



(13) The shares reported in the table include (a) those issuable upon the exercise of the Warrants and the Options described in Notes (4), (9) and
     (11) to the table and (b) an aggregate of 53,749 shares issuable upon the partial exercises at $.50 per share of two Options granted to an executive officer, one Option expiring March 19, 2008 and the other expiring June 29, 2008. The shares reported in the table do not include (i) an aggregate of 66,251 shares subject to the foregoing Options which were not exercisable on December 3, 1999 or within 60 days thereafter, (ii) 100,000 shares issuable upon the exercise at $.50 per share of another Option expiring March 19, 2008 granted to the same executive officer which was not exercisable on December 3, 1999 or within 60 days thereafter, (iii) 60,000 shares issuable upon the exercise at $1.67 per share of another Option expiring October 9, 2009 granted to the same executive officer which was not exercisable on December 3, 1999 or within 60 days thereafter, (iv) an aggregate of 500,000 shares issuable upon the exercises at $1.72 per share of the Foley Warrants (see "Management -- Certain Relationships and Related Transactions") which were not exercisable on December 3, 1999 or within 60 days thereafter, (v) 50,000 shares issuable upon the exercise at $1.81 per share of an Option expiring April 15, 2009 granted to another executive officer which was not exercisable on December 3, 1999 or within 60 days thereafter and (vi) 50,000 shares issuable upon the exercise at $1.87 per share of an Option expiring November 16, 2009 granted to this second executive officer which was not exercisable on December 3, 1999 or within 60 days thereafter.


                           DESCRIPTION OF SECURITIES

CERTIFICATE OF INCORPORATION


     The Restated Certificate of Incorporation of the Company describes the terms of the Preferred Stock (including the Series A Preferred Stock) and the Common Stock in greater detail than this prospectus and may provide information that differs from this prospectus. If the information differs from this prospectus, a prospective purchaser of the Common Stock is requested to rely on the information in the Restated Certificate of Incorporation. Such prospective purchaser may obtain a copy of the Company's Restated Certificate of Incorporation from the Company by writing to Anne Lohr, Assistant Secretary, LifePoint, Inc., 10400 Trademark Street, Rancho Cucamonga, CA 91730, or by calling her at (909) 466-8047, extension 222.

CLASSES OF STOCK

     The Company's Restated Certificate of Incorporation currently authorizes 3,000,000 shares of Preferred Stock, $.001 par value (the "Preferred Stock"), and 50,000,000 shares of Common Stock, $.001 par value (the "Common Stock").

PREFERRED STOCK


     The Restated Certificate of Incorporation provides for the issuance of 3,000,000 shares of the Preferred Stock. 600,000 of such shares were initially designated as the Series A 10% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"). The Board of Directors of the Company is authorized to designate the remaining series, to determine the number of shares of the Preferred Stock in each series and to fix the powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. Accordingly, the Board could, without the approval of the holders of the Common Stock, issue a new series of the Preferred Stock with voting and conversion rights which may adversely affect the voting powers of the holders of the Common Stock. Unless the holders of at least 66 2/3% of the then outstanding shares of the Series A Preferred Stock consent, all future series of the Preferred Stock must be junior to the Series A Preferred Stock with respect to dividends, redemption and liquidation. For purposes of the Series A Preferred Stock, the term "Junior Stock" means the Common Stock and any other series of the Preferred Stock hereafter authorized (unless the holders of the Series A Preferred Stock permit otherwise as provided in the preceding sentence).


SERIES A PREFERRED STOCK

(1) DIVIDENDS


     The holders of shares of the Series A Preferred Stock are entitled to receive, when and as declared by the Board of Directors of the Company, out of the funds of the Company legally available therefor, cumulative dividends at the annual rate of $1.00 per share payable semiannually on January 2 and July 1 of each year that any shares of the Series A Preferred Stock are outstanding. Dividends on the Series A Preferred Stock accrue on each share thereof from day to day from January 21, 1999, whether or not earned or declared. Accordingly, if dividends with respect to any previous dividend period at the rate provided therefor have not been paid on all shares of the Series A Preferred Stock at the time outstanding, the deficiency will be fully paid on such shares before any distribution shall be paid on the Junior Stock.


     At the option of the Company, a dividend may be paid either in cash or in the form of shares of the Common Stock. The shares to be issued as a dividend will be valued at the then Average Market Price (as defined in the succeeding paragraph) of the Common Stock during the 20 trading days immediately preceding the declaration of the dividend.

     The Average Market Price for a 20-trading-day period will be determined as follows:

          (1) if the Common Stock is then listed on a national securities exchange or quoted on Nasdaq, the Average Market Price will mean the average of the closing sale prices reported on the exchange or quoted for Nasdaq on each trading day during such 20-trading-day period or,

          (2) if the Common Stock is not then listed on an exchange or quoted on Nasdaq, the Average Market Price will mean the average of the closing bid and asked prices for the Common Stock reported by the NASD's OTC Bulletin Board or in the pink sheets as reported by the National Quotation Bureau, Inc., or similar organization performing similar functions in the over-the-counter market, for each trading day during such 20-trading-day period.

(2) CONVERSION

     A holder of shares of the Series A Preferred Stock, but only as to 500 shares or a multiple thereof (unless the holder owns less than 500 shares), may, at the holder's option, at any time, convert such shares into shares of the Common Stock at the conversion price of $.50 per share based on a stated value of $10.00 per share of the Series A Preferred Stock. Accordingly, 500 shares of the Series A Preferred Stock would convert into 10,000 shares of the Common Stock (i.e., the product of 500 (the number of shares) and $10.00 (the stated value) or $5,000 divided by $.50 (the conversion price)). If all 600,000 originally authorized shares of the Series A Preferred Stock are converted, an aggregate of 12,000,000 shares of the Common Stock will be issued upon conversion. Upon conversion, a holder is entitled to receive all accrued but unpaid dividends to the date of conversion.


     As of December 3, 1999, the holders of an aggregate of 172,625 shares of the Series A Preferred Stock had converted such shares into an aggregate of 3,452,500 shares of the Common Stock. They also received an aggregate of 33,884 shares of the Common Stock in payment for accrued but unpaid dividends.


     The number of shares issuable upon conversion and the conversion price will be adjusted in the event of a stock dividend, a stock split, a reorganization, a recapitalization, or a combination or subdivision of the Common Stock or a similar event.

(3) OPTIONAL REDEMPTION


     Since July 1, 1999 the Company may, upon not less than 30 nor more than 60 days' notice, redeem, in whole or in part (but only in multiples of 500 shares unless the holder owns less), the then outstanding shares of the Series A Preferred Stock at a redemption price of $10.00 per share. The holder will also receive all accrued but unpaid dividends to the date of redemption. The Company, at its discretion, may pay the redemption price in cash or with shares of the Common Stock on the basis of the Average Market Price of the Common Stock for the 20 trading days immediately preceding the notice of redemption. If the Company calls the shares of the Series A Preferred Stock for redemption, the holder may, at any time on or prior to the redemption date, convert his, her or its shares into shares of the Common Stock as described in the preceding subsection.


(4) MANDATORY REDEMPTION

     In the event that the Average Market Price of the Common Stock for any 30-day period is $4.00 or more, the Company shall, by notice to the holders of the Series A Preferred Stock, call all of the then outstanding shares of the Series A Preferred Stock for redemption as of a date not less than ten nor more than 30 days after the date the notice is given (the "Mandatory Redemption Date"). In lieu of cash, the Company shall issue to each holder of the Series A Preferred Stock that number of shares of the Common Stock as if the holder had converted on the Mandatory Redemption Date. The holder of the Series A Preferred Stock will also receive accrued but unpaid dividends to the Mandatory Redemption Date.

(5) REACQUIRED SHARES

     Shares of the Series A Preferred Stock which have been converted, redeemed or reacquired by the Company in any manner will, upon compliance by the Company with the General Corporation Law of the State of Delaware (the "GCL"), have the status of authorized and unissued shares of the Preferred Stock not constituting part of any series of the Preferred Stock. As an alternative, the Board of Directors may elect by resolution to retain the shares of the Series A Preferred Stock that were converted, redeemed or otherwise reacquired as treasury shares or to retire the same and reduce the capital of the Company in accordance with the GCL.


     The 172,625 shares of the Series A Preferred Stock which had been converted as of December 3, 1999 were restored to the status of authorized and unissued shares of the Preferred Stock not constituting part of any series of the Preferred Stock. Accordingly, as of December 3, 1999, 2,572,625 shares of the Preferred Stock were available for issuance in another series.


(6) FRACTIONAL SHARES

     No fractional shares will be issued upon either conversion of a share of the Series A Preferred Stock or upon payment of a dividend in shares of the Common Stock. Instead the holder shall be paid an amount in cash (computed to the nearest cent) equal to the Market Value of such fractional share. The Market Value of a share of the Common Stock shall be computed in the same manner as the Average Market Value for a dividend except that the price shall be for the trading day preceding the conversion date or the dividend payment date, whichever is applicable, and not the average of the prices for the prior 20 trading days.

(7) VOTING RIGHTS

     The holders of shares of the Series A Preferred Stock have the following voting rights:


          (1) to vote, one vote per share, with the holders of the Common Stock on the election of directors and on all other matters submitted to a vote of the holders of the Common Stock except where such holders of the Series A Preferred Stock have the right under the GCL to vote separately as a class and



          (2) to vote, one vote per share, separately as a class (a) where provided by the GCL, such as where the matter to be voted on may adversely affect the rights of the holders of the Series A Preferred Stock, (b) where the holders' consent is requested by the Company and (c) as hereinafter provided in the succeeding sentence. If and whenever the Company will have failed to declare and pay the amount of dividends payable on the Series A Preferred Stock for three consecutive semiannual payment dates, the holders, voting as a class, will be entitled to elect one director and the holders of the Common Stock and such other of the Company's stock as shall then have the right to vote for directors shall be entitled to elect the remaining members of the Board of Directors. At such time as all dividends accumulated on the outstanding shares of the Series A Preferred Stock have been paid, the contingent right of the holders of the Series A Preferred Stock to elect a member of the Board will cease, subject to reinstitution from time to time upon the same terms and conditions. No dividends were paid on July 1, 1999 and January 3, 2000 because under the GCL funds were not legally available for such dividend. If no dividend is paid on June 1, 2000, the holders may exercise this right to elect a director.



     Whenever the holders of shares of the Series A Preferred Stock have been granted by law the right to vote separately as a class, or if the Company requires the consent of the holders to some action, the vote of the holders of at least 66 2/3% of the then outstanding shares will be required for approval. Whenever the holders of shares of the Series A

Preferred Stock are voting separately as a class to elect a director, a plurality of the shares voting will be necessary to elect such director and a majority will be necessary for a quorum.

(8) LIQUIDATION, DISSOLUTION AND WINDING UP

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each holder of shares of the Series A Preferred Stock will be entitled to receive out of the assets available for distribution to stockholders an amount equal to $10.00 per share before any payments or distributions will be made on shares of the Junior Stock. Each holder will also receive, as a preferential payment, a sum equal to all accrued but unpaid dividends, if any. After payment in cash to the holders of the shares of the Series A Preferred Stock of the full preferential amounts fixed hereby, such holders will have no right or claim to any of the remaining assets of the Company.

     A merger or consolidation of the Corporation in which it is not the survivor will not be deemed a liquidation, dissolution or winding up of the Corporation, provided that provision for the exchange of the shares of the Series A Preferred Stock and for the payment of accrued but unpaid dividends thereon is made with the approval of the holders of at least 66 2/3% of the then outstanding shares of the Series A Preferred Stock. If such approval is obtained, such provision will be binding on the remaining holders. Otherwise such merger or consolidation will be deemed a liquidation of the Company.

(9) LIMITATION ON INDEBTEDNESS


     The Company has agreed that, until the working prototype instrument for its saliva based testing product for drugs of abuse and alcohol is completed (currently contemplated to be not earlier than the second quarter of 2000), it will not, without the consent of the holders of at least 66 2/3% of the then outstanding shares of the Series A Preferred Stock, incur indebtedness, other than the anticipated up to $2,000,000 in indebtedness at any time outstanding incurred in connection with the purchase or leasing of manufacturing, research and office equipment and facilities.


COMMON STOCK


     Each holder of the Common Stock is entitled (1) to one vote for each share held of record, (2) to notice of any meeting of the stockholders of the Company and (3) to a pro rata share of any dividends declared on the Common Stock by the Board of Directors. Upon liquidation of the Company, each holder of the Common Stock is entitled to share ratably any assets available for distribution after payment of all debts and any distribution in respect of the then outstanding shares of the Preferred Stock (of which only the Series A Preferred Stock is currently outstanding). Holders of the Common Stock have no preemptive, subscription or conversion rights. All outstanding shares of the Common Stock are, and all shares of the Common Stock to be issued upon the conversion of the shares of the Series A Preferred Stock and the exercise of the Selling Stockholders Warrants will be, fully paid and nonassessable.



     As of December 3, 1999, there were 15,417,537 shares of the Common Stock outstanding. Additionally, there were



          (1) 1,955,053 shares of the Common Stock reserved for the granting of Options pursuant to the Stock Option Plan. As of December 3, 1999, there were outstanding Options to purchase 1,446,500 shares of the Common Stock, which expire on various dates from August 13, 2007 to November 16, 2009 and which have exercise prices ranging from $.50 to $1.87 per share, and



          (2) 5,662,314 shares of the Common Stock reserved for issuance upon the exercise of the Warrants (including the Meadow Lane Warrant), the Selling Stockholders Warrants, the Masterson Warrants and the Foley Warrants which expire on various dates ranging from October 26, 2002 to October 9, 2006 and which have exercise prices ranging from $.50 to $2.41 per share.



Fully diluted and assuming Options are granted as to the remaining shares subject to the Stock Option Plan, the Company may have as many as 32,048,520 shares of the Common Stock outstanding after giving effect to the up to 8,547,500 shares of the Common Stock which may be issued upon the conversion of the 427,375 shares of the Series A Preferred Stock outstanding as of December 3, 1999. This total also gives effect to any shares which may be issued as dividends on the Series A Preferred Stock, as to which the Company estimated, as of December 3, 1999, up to an additional 466,116 shares may be so issued during the ensuing 26 months.


     The Common Stock is traded in the over-counter market and market price quotations are reported on the OTC Bulletin Board of the NASD under the symbol "LFPT". Secondary trading is currently permissible in 50 states and the District of Columbia.


RECENT STOCKHOLDERS' MEETING



     At the Annual Meeting of Stockholders, held on August 20, 1999, the stockholders of the Company approved two proposals relating to the Common Stock:
(1) to permit the implementation of a possible reverse stock split of the Common Stock in an amount which the Board of Directors deems appropriate, to be not less than one-for-two and not more than one-for-five, and the timing of its effectiveness to be at such time as the Board determines, but not later than June 30, 2000, and (2) to permit an increase in the number of authorized shares of the Common Stock by up to 10,000,000 shares, but only if a reverse stock split is approved and then implemented in an amount not less than one-for-three nor more than one-for-five. Both changes, if they were to be implemented by the Board, would be made effective by the Company filing an Amendment to the Restated Certificate of Incorporation.


     Except for the increase in the par value of a share of the Common Stock and the concurrent decrease in the number of shares held by each holder of the Common Stock as a result of the reverse stock split, if implemented, the Board is of the opinion that the proposed Amendment to the Restated Certificate of Incorporation would create no material differences between the shares of the Common Stock prior to the Amendment and the shares of the Common Stock after the Amendment. In addition, the Board is of the opinion that, except for a temporary increase in the percentage of voting power which the holders of the Series A Preferred Stock would have on matters which they vote together with the holders of the Common Stock until additional shares of the Common Stock are issued or additional shares of the Series A Preferred Stock are converted into shares of the Common Stock, there would be no material differences between the shares of the Series A Preferred Stock prior to the Amendment and the shares of the Series A Preferred Stock after the Amendment.


     Based on the Board's current intention to pursue a private placement (see "Business -- Need for Financing"), the Company announced on October 19, 1999 that it had no current intention to pursue a reverse stock split assuming the Company consummated an offering for at least the $4,500,000 in net proceeds necessary to bring the saliva-based testing product to market. There can be no assurance that such financing will be consummated or, if consummated, when.


NON-CUMULATIVE VOTING

     The holders of shares of the Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors of the Company can elect all of the directors to be elected, if they so choose, and, in such event, the holder of the remaining shares will not be able to elect any of the Company's director.


MANAGEMENT VOTING POWER



     At the recent Annual Meeting of Stockholders held on August 20, 1999, the directors of the Company were eligible to vote an aggregate of 4,807,306 shares of the 15,456,042 shares then eligible to vote or 31.1% thereof. (The executive officers held only Options and Warrants so they were not eligible to vote any shares at the Annual Meeting.) Delaware law, to which the Company is subject as a Delaware corporation, requires, for a director to be elected, that only a majority of the votes actually cast at the meeting must vote in favor. (The foregoing assumes, of course, that a majority of the shares eligible to vote are present, in person or by proxy, to permit the Company to have a quorum under Delaware law.) In addition, the few stockholders meetings held by the Company did not have 100% of the shares eligible to vote responding to its proxy solicitations. At the August 20th meeting, only 78% were present for voting purposes. Accordingly, the directors, by voting their 31.1% of the current shares eligible to vote, had a substantial influence on who was elected a director. This voting power may influence future elections of directors as well until conditions change as described in the next paragraph.



     This voting power will, however, lessen as more shares of the Series A Preferred Stock are converted into shares of the Common Stock, shares of the Common Stock are issued as dividends with respect to the Preferred Stock and Options, Warrants, Selling Stockholders Warrants, Masterson Warrants and Foley Warrants are exercised. Thus, if all of the shares of the Common Stock which the Company has reserved for issuance as of December 3, 1999 are issued, the directors and executive officers of the Company (assuming they exercise all of their Options and Warrants and the Masterson Warrants and the Foley Warrants) will be able to vote an aggregate of 9,558,595 shares of the 32,048,520 shares eligible to vote or 29.8% thereof. Any financing which the Company does in the future or any other action in which its directors and executive officers do not acquire shares and as to which the shares are not currently reserved will further reduce their voting power.



     On proposals submitted to our stockholders requiring an affirmative vote of more than 50% of the shares eligible to vote, unlike the case for election of directors, this voting power of directors and executive officers is obviously less significant.


DIVIDENDS

     The payment in the future by the Company of all dividends, if any, on the Common Stock rests within the discretion of the Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements, its financial condition and the status of dividends on any shares of the Preferred Stock then outstanding (of which the Series A Preferred Stock is the sole series currently outstanding), as well as other relevant factors. The Company has never paid or declared any dividends on the Common Stock. Based upon the Board's current intention of using funds for the product development program, the current operational losses and the provisions of the Series A Preferred Stock, the Company does not contemplate or anticipate paying any dividends on the Common Stock in the foreseeable future.

TRANSFER AGENT

     U.S. Stock Transfer and Trust Company, 1745 Gardena Avenue, Suite 200, Glendale, CA 91204, is the Transfer Agent for the Common Stock. The Company acts as its own Transfer Agent for the Series A Preferred Stock.

WARRANTS


     As of December 3, 1999, there were outstanding Selling Stockholders Warrants to purchase an aggregate of 919,705 shares of the Common Stock. Except as indicated under "Plan of Distribution," all Selling Stockholders Warrants have an expiration date of January 20, 2004 and an exercise price of $2.41 per share. All were exercisable as of that date.



     As of December 3, 1999, there were outstanding Warrants (including the Meadow Lane Warrant) to purchase an aggregate of 1,742,609 shares of the Common Stock. The Warrants have expiration dates ranging from October 26, 2002 to July 1, 2004 and were almost all exercisable as of that date at exercise prices ranging from $.50 to $1.97 per share.



     For information as to the grants on October 10, 1999 of the Masterson Warrants and the Foley Warrants, see "Management -- Certain Relationships and Related Transactions." None of the Masterson Warrants and the Foley Warrants were exercisable as of December 3, 1999 or exercisable within 60 days thereafter. Warrants previously granted to Ms. Masterson, which are included in the Warrants described in the preceding paragraph, are currently exercisable.



     The number of shares issuable upon exercise and the exercise price of the Selling Stockholders Warrants, the Warrants, the Masterson Warrants and the Foley Warrants will be adjusted in the event of a stock dividend, a stock split, a reorganization, a recapitalization, or a combination or subdivision of the Common Stock or a similar event.


SHARES ELIGIBLE FOR FUTURE SALE


     Of the 15,417,537 shares of the Common Stock outstanding as of December 3, 1999, the Company had previously registered under the Securities Act 2,956,277 of those shares without giving effect to any of the shares included in this prospectus for resale. Accordingly, a holder of any of those 2,956,277 shares, as of that date, could sell his, her or its shares without any requirement that the holder deliver to his, her or its purchaser a prospectus naming the holder as a selling stockholder, unless the holder was an affiliate of the Company as defined in Rule 144 (a)(1) under the Securities Act. Even the holder who is an affiliate can sell his, her or its shares as permitted by Rule 144 without delivery of such a prospectus.



     In addition, as of December 3, 1999, an additional 9,900,306 shares were restricted securities as defined in Rule 144 (a)(3) under the Securities Act. A holder of any of such shares could sell them pursuant to the exemption from registration of Rule 144.

     In summary, of the 15,417,537 shares of the Common Stock outstanding as of December 3, 1999, 12,855,583 shares were saleable without the necessity of the Company filing a registration statement under the Securities Act naming the holders as selling stockholders.



     As of December 3, 1999, the Company had reserved 1,955,053 shares of the Common Stock for the exercise of the Options granted or to be granted pursuant to Stock Option Plan. As of that date, there were outstanding Options to purchase an aggregate of 775,000 shares at $.50 per share and an aggregate of 671,500 shares at exercise prices ranging from $1.12 to $1.87 per share expiring on dates between April 15, 2009 and November 16, 2009. Options as to an aggregate of 44,947 shares had been exercised as of December 3, 1999. Each of the outstanding Options became, or generally will become, exercisable on a cumulative basis as to one-quarter of the shares subject thereto on the first anniversary of its respective date of grant and as to 1/36th of the remaining shares subject thereto each month during the ensuing 36-month period thereafter. Certain of the outstanding Options will become exercisable only upon achievement of a designated goal. As of December 3, 1999 or within 60 days thereafter, Options were exercisable as to 240,724 shares of the Common Stock. All of the shares issuable upon the exercises of the Options have been registered under the Securities Act. Accordingly, unless the optionee is an affiliate of the Company as defined in Rule 144(a)(i) under the Securities Act, he or she may, after exercise of an Option, resell the shares received upon exercise without the use of a reoffer prospectus. Of the optionees holding Options outstanding on December 3, 1999, only Linda H. Masterson, the President and Chief Executive Officer of the Company, Thomas J. Foley, the Senior Vice President, Research and Development of the Company, Michele A. Clark, the Controller and Chief Accounting Officer of the Company, and David Smith, the Director, Engineering of the Corporation, may be deemed affiliates requiring a reoffer prospectus to resell shares received upon an exercise. As of such date, Ms. Masterson, Dr. Foley, Ms. Clark and Mr. Smith held Options to purchase in the aggregate 980,000 shares of the Common Stock, of which Options to purchase an aggregate of 204,173 shares were then exercisable or exercisable within 60 days thereafter.



     In addition, as of December 3, 1999, the Company had reserved an aggregate of 1,742,609 shares for the exercise of the Warrants which expire on various dates through July 1, 2004 and which have exercise prices ranging from $.50 to $1.97 per share. As of December 3, 1999, almost all of the Warrants were exercisable. The shares of the Common Stock issuable upon exercises of the Warrants have not been registered under the Securities Act. Accordingly, such shares will be restricted securities as defined in Rule 144 (a)(3) under the Securities Act after issuance. A holder (including an affiliate of the Company) may, one year after the exercise of the Warrant, resell his, her or its shares received upon such exercise pursuant to the exemption from registration of Rule 144 under the Securities Act.



     The Company is unable to predict the effect that sales of shares of the Common Stock made under Rule 144 and the delayed sales of shares subject to the Options, the Warrants, the Masterson Warrants and the Foley Warrants (assuming all of the foregoing securities become exercisable) may have on the then prevailing market price of the shares of the Common Stock. It is likely that market sales of large amounts of these shares of the Common Stock or of the 12,494,275 shares offered by this prospectus (or the potential for those sales even if they do not actually occur) will have the effect of depressing the market price of the Common Stock.

                              PLAN OF DISTRIBUTION


     Each of the holders of shares of the Series A Preferred Stock, of which 427,375 shares were outstanding as of December 3, 1999, has advised the Company that, when and if such Selling Stockholder converts his, her or its shares into shares of the Common Stock, such Selling Stockholder may, from time to time, offer such underlying shares of the Common Stock for sale pursuant to this prospectus at the prices then prevailing on the NASD's OTC Bulletin Board or otherwise in the over-the-counter market. Each share of the Series A Preferred Stock is currently convertible into 20 shares of the Common Stock. Each such Selling Stockholder has also indicated that he, she or it may sell the shares of the Common Stock in isolated transactions, at negotiated prices, with institutional or other investors. Each such Selling Stockholder has also advised the Company that he, she or it has not engaged any underwriter to act for him, her or it. However, each has indicated that sales may be effected for each Selling Stockholder through his, her or its personal broker-dealer. If all 427,375 shares of the Series A Preferred Stock are converted, an aggregate of 8,547,500 shares of the Common Stock will be so offered for resale pursuant to this prospectus.



     The Selling Stockholders who or which own shares of the Series A Preferred Stock have indicated that they may also sell, in the same manner as described in the preceding paragraph, the shares of the Common Stock they receive upon conversion as payment for accrued but unpaid dividends. The Company estimates that it may issue to such Selling Stockholders up to an aggregate of 466,116 shares of the Common Stock as dividends during the 26 months following December 3, 1999. The Company cannot be more specific as to the number of shares because it cannot anticipate when a Selling Stockholder will convert, but, for the purpose of making an estimate, assumed the holders would not convert during a three year-period from January 21, 1999.



     As of December 3, 1999, certain of the Selling Stockholders had converted shares of the Series A Preferred Stock into an aggregate of 2,441,597 shares of the Common Stock. These Selling Stockholders have advised the Company that they may sell such shares of the Common Stock, together with the aggregate of 32,357 shares of the Common Stock they received as accrued but unpaid dividends through the respective date of conversion, in the same manner as described in the second preceding paragraph for the other Selling Stockholders. Also as of December 3, 1999, other Selling Stockholders (including some originally named in the Registration Statement (the "Registration Statement") of which this prospectus constitutes Part I) had converted shares of the Series A Preferred Stock into an aggregate of 1,010,903 shares of the Common Stock and had received an aggregate of 1,527 shares as accrued but unpaid dividends. They have advised the Company that they have sold these shares and, accordingly, will not be offering them pursuant to this prospectus.


     Those Selling Stockholders who or which own or owned shares of the Series A Preferred Stock as described in the preceding three paragraphs acquired such shares in the Company's third private placement closed on January 21, 1999. See "Business -- Need for Financing."

     In addition, each of the Selling Stockholders who or which holds a Selling Stockholders Warrant has advised the Company that, when and if he, she or it exercises his, her or its Selling Stockholder Warrant, the Selling Stockholder may, from time to time, sell the shares of the Common Stock issued upon exercise in the same manner as described for the other Selling Stockholders in the fourth preceding paragraph. Each of the Selling Stockholders Warrants is currently exercisable. If all of the Selling Stockholders'

Warrants outstanding as of December 3, 1999 are exercised, an aggregate of 919,705 shares may be so offered pursuant to this prospectus.



     As of December 3, 1999, two Selling Stockholders had exercised their Selling Stockholders Warrants as to an aggregate of 109,000 shares of the Common Stock. The Selling Stockholder which exercised its Selling Stockholders Warrant as to 34,000 shares has advised the Company that it sold 22,000 of such shares and, accordingly, will only be offering 12,000 of such shares pursuant to this prospectus in the same manner as described in the fifth preceding paragraph. The other Selling Stockholder who exercised a Selling Stockholders Warrant as to 75,000 shares of the Common Stock has advised the Company he will sell these shares in the same manner as described in the fifth preceding paragraph. The Company has terminated two Selling Stockholders Warrants originally included in the Registration Statement to purchase an aggregate of 281,727 shares because of the default by the holders of these warrants. Another Selling Stockholder Warrant originally included in the Registration Statement to purchase 100,000 shares was cancelled because of the holder's death. The Company had also cancelled a portion of a Selling Stockholders Warrant as to 125,020 shares (see
(1) in the succeeding paragraph). Accordingly, none of these 506,747 shares will be offered for resale pursuant to this prospectus.


     The Selling Stockholders who or which hold the Selling Stockholders Warrants acquired such securities as follows:


          (1) Burrill & Company initially was granted a Selling Stockholders Warrant expiring November 30, 2003 to purchase 250,000 shares of the Common Stock at $1.15 per share received on December 3, 1998 for its services to seek a strategic partner for the Company. This Selling Stockholders Warrant was to become exercisable as to 20,830 shares on each of the first 11 months during the term of the Company's agreement with Burrill and as to 20,870 shares in the 12th month. The agreement was terminated by the Company on May 7, 1999. In resolution of a dispute, Burrill and the Company have agreed that the Selling Stockholder Warrant entitles Burrill to purchase 124,980 shares of the Common Stock. See "Business -- Need for Financing."


          (2) Ira Jay Mitchell held three Selling Stockholders Warrants to purchase an aggregate of 175,000 shares of the Common Stock as follows: (a) a Selling Stockholders Warrant expiring December 13, 2003 to purchase 50,000 shares at $1.08 per share received on December 14, 1998 as a finder's fee with respect to the Company's second private placement in July and August 1998, (b) a Selling Stockholders Warrant expiring January 20, 2004 to purchase 50,000 shares at $2.41 per share received on January 21, 1999 as a finder's fee with respect to the Company's third private placement in January 1999 and (c) a Selling Stockholders Warrant expiring December 7, 2002 to purchase 75,000 shares at $.50 per share received on December 8, 1997 as compensation for management/real estate relocations consulting services. See "Business -- Need for Financing" for information as to the two private placements. He has exercised the Selling Stockholders Warrant described in (c) and continues to hold the other two Selling Stockholders Warrants.

          (3) The Gramercy Partnership, L.L.C. holds a Selling Stockholders Warrant expiring January 20, 2004 to purchase 144,338 shares of the Common Stock at $2.41 per share received on January 21, 1999 as a finder's fee with respect to the Company's third private placement in January 1999. See "Business -- Need for Financing."

          (4) The Kriegsman Group holds two Selling Stockholders Warrants to purchase an aggregate of 120,000 shares of the Common Stock as follows: (a) 80,000 shares issuable upon the exercise of a Selling Stockholders Warrant expiring April 7, 2003 at $1.00 per share received on April 8, 1998 as compensation for prospective investment banking services and (b) 40,000 shares issuable upon the exercise of a Selling Stockholders Warrant expiring January 20, 2004 at $2.41 per share received on January 21, 1999 as a finder's fee with respect to the Company's third private placement in January 1999 (see "Business -- Need for Financing").


          (5) WebStNews.com, Inc. held a Selling Stockholders Warrant expiring August 30, 2000 to purchase 100,000 shares of the Common Stock at $.75 per share. The Selling Stockholders Warrant was acquired on August 31, 1998 for services in setting up a Web site for the Company and reporting as to the Company on its Web site. This Selling Stockholder exercised this Selling Stockholders Warrant as to 34,000 shares and sold 22,000 of such shares. It may still exercise this Selling Stockholders Warrant as to 66,000 shares.


          (6) Fred Reno holds two Selling Stockholders Warrants to purchase an aggregate of 60,000 shares of the Common Stock as follows: (a) a Selling Stockholders Warrant expiring December 7, 2002 to purchase 30,000 shares at $.50 per share and (b) a Selling Stockholders Warrant expiring January 7, 2004 to purchase 30,000 shares at $1.02 per share, the first being received on December 8, 1997 as consideration for Mr. Reno agreeing to serve as a consultant on law enforcement and security matters and the second being received on January 8, 1997 as consideration for his agreeing to serve the Company for an additional two years and broadening his duties to include public relations in connection with television and radio.

          (7) Charles Dargan holds a Selling Stockholders Warrant expiring January 20, 2004 to purchase 56,000 shares of the Common Stock at $2.41 per share received on January 21, 1999 as a finder's fee with respect to the Company's third private placement in January 1999. See "Business -- Need for Financing."

          (8) Online Capital GmbH holds a Selling Stockholders Warrant expiring January 20, 2004 to purchase 48,112 shares of the Common Stock at $2.41 per share received on January 21, 1999 as a finder's fee with respect to the Company's third private placement in January 1999. See "Business -- Need for Financing."

          (9) Libra Finance S.A. holds a Selling Stockholders Warrant expiring January 20, 2004 to purchase 42,275 shares of the Common Stock at $2.41 per share received on January 21, 1999 as a finder's fee with respect to the Company's third private placement in January 1999. See "Business -- Need for Financing."

          (10) Michael S. Rosenblum holds a Selling Stockholders Warrant expiring December 7, 2002 to purchase 40,000 shares of the Common Stock at $.50 per share received on December 8, 1997 for his legal services in connection with the purchase of SAT's majority interest in the Company.

          (11) Ambient Capital Group, Inc. holds two Selling Stockholders Warrants to purchase an aggregate of 30,000 shares of the Common Stock as follows: (a) 20,000 shares issuable upon the exercise of a Selling Stockholders Warrant expiring April 7, 2003 at $1.00 per share received on April 8, 1998 as compensation for prospective investment banking services and (b) 10,000 shares issuable upon the exercise of a Selling Stockholders Warrant expiring January 20, 2004 at $2.41 per share received on

     January 21, 1999 as a finder's fee with respect to the Company's third private placement in January 1999 (see "Business -- Need for Financing").


          (12) Shoreh Moheb holds a Selling Stockholders Warrant expiring October 26, 2002 to purchase 30,000 shares of the Common Stock at $.50 per share received on October 27, 1997 as a rehiring bonus because she was then deemed a key employee to complete the chemistry aspects of the Company's research and development program. Since January 1, 1999, she has not been employed by the Company.


          (13) Allan Stone & Company holds a Selling Stockholders Warrant expiring January 13, 2003 to purchase 25,000 shares of the Common Stock at $.50 per share received on January 14, 1998 as consideration for its public relations services on behalf of the Company.

          (14) Guohong Wang holds two Selling Stockholders Warrants to purchase an aggregate of 14,000 shares of the Common Stock as follows: (a) a Selling Stockholders Warrant expiring March 19, 2003 to purchase 12,000 shares at $.50 per share and (b) a Selling Stockholders Warrant expiring January 7, 2004 to purchase 2,000 shares of the Common Stock at $1.57 per share, the first received on March 20, 1998 and the second received on January 8, 1999, both as compensation for his consulting services as an organic chemist in the research and development program of the Company. In March 1999, he rejoined the Company as an employee.

          (15) Corporate Capital Management L.L.C. holds a Selling Stockholders Warrant expiring January 20, 2004 to purchase 14,000 shares of the Common Stock at $2.41 per share received on January 21, 1999 as a finder's fee with respect to the Company's third private placement in January 1999. See "Business -- Need for Financing."


          (16) Lonna Williams holds a Selling Stockholders Warrant expiring March 19, 2003 to purchase 5,000 shares of the Common Stock at $.50 per share received on March 20, 1998 as compensation for her services as a consultant to the Company on product marketing matters. She previously served the Company as its Vice President, Marketing until September 1997.



     The shares of the Common Stock offered by the Selling Stockholders, issued after either the conversions of shares of the Series A Preferred Stock or the exercises of the Selling Stockholders Warrants, may be sold pursuant to this prospectus by one or more of the following methods, without limitation: (a) a block trade on which the broker-dealer so engaged will attempt to sell the shares of the Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by the broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between the Selling Stockholder and purchasers without a broker-dealer. In effecting sales, a broker-dealer engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Selling Stockholder in amounts to be negotiated immediately prior to sale. Brokers or dealers and any participating brokers or dealers acting as described in this paragraph may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales.



     Upon the Company being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of the Common Stock through a block trade, a special offering, an exchange distribution or a secondary distribution or a purchase by a broker or dealer, a supplement to the prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, disclosing (a) the name of each broker-dealer, (b) the number of shares involved, (c) the price at which such shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (e) that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus, as supplemented, and (f) other facts material to the transaction.


     Under most applicable state laws, any sale by a Selling Stockholder through a broker-dealer must be made through a broker-dealer registered in the state of residence if the Selling Stockholder is a natural person or the state where its principal office is located if not a natural person.



     As of December 3, 1999, none of the shares of the Common Stock being offered pursuant to this prospectus could be sold pursuant to Rule 144 under the Securities Act. In the opinion of Wachtel & Masyr, LLP, counsel to the Company, a Selling Stockholder who or which is offering shares of the Common Stock upon the conversion of shares of the Series A Preferred Stock will become eligible, insofar as the one-year holding period requirement of paragraph (d) of Rule 144 is concerned, to seek to use the exemption of Rule 144 on and after January 21, 2000, i.e., one year after the holder purchased from the Company his, her or its shares of the Series A Preferred Stock at the closing of the Company's third private placement held on January 21, 1999. Such counsel is also of the opinion that a Selling Stockholder who or which exercises a Selling Stockholders Warrant will become eligible, insofar as the one-year holding period requirement of paragraph (d) of Rule 144 is concerned, to seek to use the exemption of Rule 144 on and after one year from the date of exercise of the Selling Stockholders Warrant. Each of the Selling Stockholders has advised the Company that, as his, her or its shares become eligible for sale pursuant to Rule 144, he, she or it may, as an alternative to use of this prospectus, sell such shares pursuant to Rule 144.



     Because the Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Company has advised the Selling Stockholders of the requirement under the Securities Act that each of them, or any broker-dealer acting for him, her or it, must deliver a copy of this prospectus in connection with any sale by such Selling Stockholder of shares of the Common Stock registered hereunder unless such sale is pursuant to Rule 144 as described in the preceding paragraph. The Company has also undertaken, if, in the future in the opinion of the Company, this prospectus no longer complies with Section 10(a)(3) of the Securities Act, to advise the Selling Stockholders of this opinion, to request that the Selling Stockholders cease use of this prospectus and, if the Company is then still obligated under its registration commitment to the Selling Stockholder, to confirm the Company's then intention to amend the Registration Statement in order to effect such compliance. [The Company's registration commitment to a purchaser of the Series A Preferred Stock, by its terms, was to keep the Registration Statement effective for one year from its effective date under the Securities Act of April 5, 1999. There was no similar registration commitment to the holders of the Selling Stockholders Warrants.] The Company has also advised each of the Selling Stockholders that, if it is determined that he, she or it is an "underwriter," the Selling Stockholder may be found liable for monetary damages to purchasers under Sections 11, 12(2) and 15 of the Securities Act if there are any defects in the Registration Statement (i.e., material misstatements or omissions) and also may be found liable under Section 10(b) of the Exchange Act and Rule 10b-5 thereunder for such material misstatements or omissions, if any.

     The Company, its officers and directors, and the Selling Stockholders are obligated to take such steps as may be necessary to ensure that the offer and sale by the Selling Stockholders of an aggregate of 12,494,275 shares of the Common Stock offered by this prospectus will comply with the requirements of the federal security laws, including Regulation M.



     In general, Rule 102 under Regulation M prohibits any Selling Stockholder or a broker-dealer acting for such Selling Stockholder from, directly or indirectly, bidding for or purchasing any shares of the Common Stock or attempting to induce any person to bid for, or to purchase, shares of the Common Stock during a restricted period (as defined in Rule 100) which ends when he, she or it has completed his, her or its participation in the offering made pursuant to this prospectus. Rule 102 sets forth certain exceptions for the Selling Stockholder, including exercising a Common Stock purchase warrant (which, for purposes of the Rule, would include exercise of a Selling Stockholders Warrant).


     The Company is bearing all costs relating to the registration of the shares of the Common Stock offered by this prospectus (other than fees and expenses, if any, of counsel or other advisors to a Selling Stockholder). Any commissions, discounts or other fees payable to broker-dealer in connection with any sale of the Common Stock will be borne by the Selling Stockholder selling such shares.

                              SELLING STOCKHOLDERS


     Each of the Selling Stockholders named in the next following table has advised the Company that he, she or it may, from time to time, offer all of the shares shown next to his, her or its name at the prices then prevailing in the over-the-counter market or in isolated transactions, at negotiated prices, with institutional or other investors. See "Plan of Distribution." Each Selling Stockholder who is a natural person and who has already converted his or her shares of the Series A Preferred Stock into shares of the Common Stock or who has exercised a Selling Stockholders Warrant has advised the Company that he or she has sole voting and investment power with respect to such shares except where such powers are shared with a spouse. Each Selling Stockholder who is a natural person has advised the Company that he or she will have sole voting and investment power with respect to his or her shares of the Common Stock after he or she converts his or her shares of the Series A Preferred Stock or exercises a Selling Stockholders Warrant except where such powers are shared with a spouse. No Selling Stockholder has any voting power with respect to the shares of the Common Stock issuable upon the exercise of a Selling Stockholder Warrant until such security is exercised. In addition, the Selling Stockholder may vote his, her or its shares of the Series A Preferred Stock, but not the underlying shares of the Common Stock until after conversion. See "Description of Securities -- Series A Preferred Stock -- Voting Rights." No Selling Stockholder, if a natural person, and no natural person affiliated with any entity which is a Selling Stockholder is, or has ever been, an executive officer or director of the Company except that Michael S. McCord served as a director from May 31, 1996 until October 31, 1997. The business relationships to the Company of those Selling Stockholders who or which hold Selling Stockholders Warrants is described under "Plan of Distribution."



     The Selling Stockholders are offering, by this prospectus, an aggregate of 12,494,275 shares of the Common Stock, of which, as of December 3, 1999, 9,933,321 shares will not be outstanding until (1)(a) 427,375 shares of the Series A Preferred Stock are converted into 8,547,500 shares of the Common Stock and (b) up to 466,116 shares, as estimated over the next 26 months after December 3, 1999, will not be outstanding until they are issued as accrued but unpaid dividends and (2) 919,705 shares will not be outstanding until all of the Selling Stockholders Warrants are exercised.



                                                                             BENEFICIAL
                                               NUMBER OF SHARES             OWNERSHIP(1)
                                       ---------------------------------   --------------
         NAME AND ADDRESS OF            BEFORE                   AFTER     BEFORE   AFTER
         SELLING STOCKHOLDER             SALE       OFFERED      SALE       SALE    SALE
         -------------------           ---------   ---------   ---------   ------   -----
General Conference Corporation of
  Seventh-day Adventists(2)..........  5,735,000   4,500,000   1,235,000   28.8%    6.2%
  12501 Old Columbia Pike
  Silver Spring, MD 20804
Ira Jay Mitchell(3)..................    625,000     325,000     300,000    4.0%    1.9%
  1718 Chastain Parkway East
  Pacific Palisades, CA 90272
Arthur D. Sterling and Marie E.
  Sterling JTWROS(4).................    507,684     507,684           0    3.3%       0
  3000 Northmoor Tr.
  Long Beach, IN 46360
The Intergroup Corporation(5)........    500,000     200,000     300,000    3.2%    1.9%
  2121 Avenue of the Stars
  Suite 2020
  Los Angeles, CA 90067
Melvin Simon(6)......................    500,000     250,000     250,000    3.2%    1.6%
  Melvin Simon & Associates, Inc.
  115 W. Washington Street
  Indianapolis, IN 46204
Herbert Simon(6).....................    500,000     250,000     250,000    3.2%    1.6%
  Melvin Simon & Associates, Inc.
  115 W. Washington Street
  Indianapolis, IN 46204
Jerome Finkelstein(7)................    332,000     300,000      32,000    2.1%     nil
  362 Elm Drive
  Roslyn, NY 11576
Austost Anstalt Schaan(4)............    330,413     330,413           0    2.1%       0
  163 Landstrasse, 9494
  Furstentums Vadiz,
  Liechtenstein
Balmore Funds S.A.(4)................    319,740     319,740           0    2.1%       0
  P.O. Box 4603
  CH-8022
  Zurich, Switzerland
Erik Moskowitz(8)....................    250,000     250,000           0    1.6%       0
  Mansur & Co
  875 N. Michigan Avenue
  Chicago, IL 60045
Whyteburg, Limited(4)................    227,717     227,717           0    1.5%       0
  Mark Tollner
  1006 North Carol Drive Suite 4
  West Hollywood, CA 90069

                                                                             BENEFICIAL
                                               NUMBER OF SHARES             OWNERSHIP(1)
                                       ---------------------------------   --------------
         NAME AND ADDRESS OF            BEFORE                   AFTER     BEFORE   AFTER
         SELLING STOCKHOLDER             SALE       OFFERED      SALE       SALE    SALE
         -------------------           ---------   ---------   ---------   ------   -----
Robert Van Caneghan(4)...............    204,559     204,559           0    1.3%       0
  123 Radcliff Road
  Staten Island, NY 10305
Mansur Holdings III, Ltd.(4).........    204,282     204,282           0    1.3%       0
  875 North Michigan Avenue
  Chicago, IL 60011
William F. Blackburn, Jr.(8).........    200,000     200,000           0    1.3%       0
  2159 Century Hill
  Los Angeles, CA 90067
John P. Gannon(9)....................    200,000     200,000           0    1.3%       0
  925 S. Mason Road #248
  Katy, TX 77450
Paul A. Kaye Family Trust............    180,000      80,000     100,000    1.2%     nil
  U/A dated October 6, 1993(10)
  9 Diamente Road
  Rancho Palos Verdes,
  CA 90275
Anglo American Partnership I(8)......    150,000     150,000           0     nil       0
  2049 Century Park East #2330
  Los Angeles, CA 90067
CMS Inc. Profit Sharing Trust(8).....    150,000     150,000           0     nil       0
  16830 Ventura Blvd. # 266
  Encino, CA 91436
Peter M. Way(8)......................    150,000     150,000           0     nil       0
  5308 Ashbrook
  Houston, TX 77081
The Gramercy Partnership,............
  L.L.C.(11)                             145,276     145,276           0     nil       0
  100 Wall Street 2nd Floor
  New York, NY 10005
Coury Family Trust(8)................    120,000     120,000           0     nil       0
  22682 Ledeana
  Mission Viejo, CA 92691
M&J Investment Trust(8)..............    112,500     112,500           0     nil       0
  14 Woodbridge Road
  Hingham, MA 02043
Carl H. Spahr(12)....................    110,000     100,000      10,000     nil     nil
  2662 Ridge Pine Drive
  La Crescente, CA 91214
Karim Amiryani(4)....................    100,906     100,906           0     nil       0
  319 Copa De Oro Road
  Los Angeles, CA 90077

                                                                             BENEFICIAL
                                               NUMBER OF SHARES             OWNERSHIP(1)
                                       ---------------------------------   --------------
         NAME AND ADDRESS OF            BEFORE                   AFTER     BEFORE   AFTER
         SELLING STOCKHOLDER             SALE       OFFERED      SALE       SALE    SALE
         -------------------           ---------   ---------   ---------   ------   -----
Hussein A. Khashoggi(4)..............    100,562     100,562           0     nil       0
  The Gramercy
  Partnership, L.L.C.
  100 Wall Street 2nd Flr.
  New York, NY 10005
Anglo American Partnership II(8).....    100,000     100,000           0     nil       0
  2049 Century Park East # 2330
  Los Angeles, CA 90067
Erland & Company(8)..................    100,000     100,000           0     nil       0
  7731 Firenze Avenue
  Los Angeles, CA 90046
Michael S. McCord(8).................    100,000     100,000           0     nil       0
  2001 Kirby Drive Suite 701
  Houston, TX 77019
Michael J. Moser IRA(8)..............    100,000     100,000           0     nil       0
  Frost National Bank
  P.O. Box 2479
  San Antonio, TX 78298
Santa Fe Financial Corporation(8)....    100,000     100,000           0     nil       0
  2121 Avenue of the Stars
  Suite 2020
  Los Angeles, CA 90067
Johnny Thomas(8).....................    100,000     100,000           0     nil       0
  12038 Canary Court
  Grand Terrace, GA 92313
Meredith Y. Kelly and
  J. Joyce Kelly(4)..................     94,297      94,297           0     nil       0
  4813 Lori Street
  Valdosta, GA 31605
Marlin Trust dated 10-31-92(13)......     90,000      70,000      20,000     nil     nil
  22291 Cass Avenue
  Woodland Hills, CA 91364
Herman T. Wilson, Jr.(8).............     60,000      60,000           0     nil       0
  2001 Kirby Drive Suite 712
  Houston, TX 77019
J. Allan Dougherty(4)................     51,068      51,068           0     nil       0
  One Peachtree Center
  Suite 2800
  3030 Peachtree Street NE
  Atlanta, GA 30308
Dorothy Hawkins(4)...................     51,068      51,068           0     nil       0
  J. Allan Dougherty,
  Trustee U/T/D 5/31/96
  3030 Peachtree Street N.E.
  Suite 2800
  Atlanta, GA 30308

                                                                             BENEFICIAL
                                               NUMBER OF SHARES             OWNERSHIP(1)
                                       ---------------------------------   --------------
         NAME AND ADDRESS OF            BEFORE                   AFTER     BEFORE   AFTER
         SELLING STOCKHOLDER             SALE       OFFERED      SALE       SALE    SALE
         -------------------           ---------   ---------   ---------   ------   -----
Bruce S. Kerievsky(4)................     50,768      50,768           0     nil       0
  7 Arrandale Avenue
  Great Neck, NY 11024
Robert Weinstein and
  Leslie Weinstein JTWROS(4).........     50,318      50,318           0     nil       0
  10 Marina Key
  Secaucus, NJ 07094
The Century Trust(8).................     50,000      50,000           0     nil       0
  2080 Century Park East
  Penthouse Suite
  Los Angeles, CA 90067
Dos Cunados(8).......................     50,000      50,000           0     nil       0
  827 Wade Hampton
  Houston, TX 77024
Barry Forwand and
  Arlene Forwand JTWROS(8)...........     50,000      50,000           0     nil       0
  8 Hampton Hill Ct.
  Huntington, NY 11743
Warren S. Grundfest(8)...............     50,000      50,000           0     nil       0
  8272 Skyline Drive
  Los Angeles, CA 90046
Stephen L. McCord(8).................     50,000      50,000           0     nil       0
  8235 Douglas Avenue Suite 990
  Dallas, TX 75225
Thomas A. Miklusak(8)................     50,000      50,000           0     nil       0
  1418 El Vago
  La Canada, CA 91011
Kristine K. Moser(8).................     50,000      50,000           0     nil       0
  7711 Kensico
  Houston, TX 77036
Michael Mrkulic(8)...................     50,000      50,000           0     nil       0
  345 Passaic Avenue # D13
  Passaic, NJ 07055
Paul Musto and Rose Anne
  Musto JTWROS(8)....................     50,000      50,000           0     nil       0
  3 Hammerstein Drive
  Saugus, MA 01906
George Szakacs(8)....................     50,000      50,000           0     nil       0
  Global Wire & Cable, Inc.
  61 Willett Street
  Passaic, NJ 07055
Donald Hoffman(14)...................     30,000      30,000           0     nil       0
  1110 North 24th Street
  Allentown, PA 18104

                                                                             BENEFICIAL
                                               NUMBER OF SHARES             OWNERSHIP(1)
                                       ---------------------------------   --------------
         NAME AND ADDRESS OF            BEFORE                   AFTER     BEFORE   AFTER
         SELLING STOCKHOLDER             SALE       OFFERED      SALE       SALE    SALE
         -------------------           ---------   ---------   ---------   ------   -----
Paul L. Cormier and
  Susan E. Cormier JTWROS(15)........     28,113      28,113           0     nil       0
  9 Marathon Road
  Trumball, CT 06611
Lester Bart and
  Amy Bart JTWROS(16)................     26,462      26,462           0     nil       0
  47-53 188th Street
  Flushing, NY 11358
Robert M. Wysinski(16)...............     25,470      25,470           0     nil       0
  6905 Lake Trail Drive
  Westerville, OH 43082
Leanne Mitchell(16)..................     25,349      25,349           0     nil       0
  300 East 74th Street
  New York, NY 10021
Arnold Wandel(16)....................     25,184      25,184           0     nil       0
  1041 Annapolis Street
  West Lawrence, NY 11691
Len Rothstein(4).....................     21,173      21,173           0     nil       0
  134 Privateer Mall
  Marina del Ray, CA 90292
Richard McCullough(17)...............     20,186      20,186           0     nil       0
  310 Arcadia Place
  San Antonio, TX 78209
Louis F. Mazziotta and
  Nancy E. Mazziotta
  JTWROS(14).........................     20,000      20,000           0     nil       0
  111 North 31st Street
  Allentown, PA 18104
Glenn M. Gardner(14).................     17,000      17,000           0     nil       0
  3332 N. Woodlawn Avenue
  Metarie, LA 70006
Dorothy B. Ray(14)...................     17,000      17,000           0     nil       0
  24 Orpheum Avenue
  Metarie, LA 70005
John J. Walsh(14)....................     17,000      17,000           0     nil       0
  24 Orpheum Avenue
  Metarie, LA 70005
Andrew John Long(4)..................     15,722      15,722           0     nil       0
  2480 E. Colorado Blvd.
  Pasadena, CA 91107
Michael A. Rogawski(17)..............     15,139      15,139           0     nil       0
  5223 Wisconsin Avenue,
  N.W. Suite 210
  Washington, D.C. 20015

                                                                             BENEFICIAL
                                               NUMBER OF SHARES             OWNERSHIP(1)
                                       ---------------------------------   --------------
         NAME AND ADDRESS OF            BEFORE                   AFTER     BEFORE   AFTER
         SELLING STOCKHOLDER             SALE       OFFERED      SALE       SALE    SALE
         -------------------           ---------   ---------   ---------   ------   -----
ISM Investments, L.L.C.(16)..........     12,263      12,263           0     nil       0
  100 Wall Street 2nd Flr.
  New York, NY 10005
Arthur A. Marquardt(15)..............     10,076      10,076           0     nil       0
  133 Concord Street
  Brooklyn, NY 11201
Gregory Whitney-Perdon(16)...........      6,807       6,807           0     nil       0
  9 Gracie Square
  New York, NY 10028
Wales Securities Limited(4)..........      1,580       1,580           0     nil       0
  First Fidelity Capital
  9100 Wilshire Blvd.
  437 West Tower
  Beverly Hills, CA 90212
John P. Green(4).....................        310         310           0     nil       0
  52 Haller Drive
  Cedar Grove, NJ 07009
Michael S. Rosenblum(18).............    140,000      40,000     100,000     nil     nil
  Michael S. Rosenblum, PA.
  1875 Century Park East,
  Suite 700
  Los Angeles, CA 90067
Burrill & Company(19)................    124,980     124,980           0     nil       0
  120 Montgomery Street
  Suite 1370
  San Francisco, CA 94104
The Kriegsman Group(19)..............    120,000     120,000           0     nil       0
  920 Greentree Road
  Pacific Palisades, CA 90272
WebStNews.com.Inc.(20)...............     78,000      78,000           0     nil       0
  445 Orchard Street
  Santa Rosa, CA 95404
Fred Reno(19)........................     60,000      60,000           0     nil       0
  2545 Gardner Place
  Glendale CA 91206
Charles Dargan(19)...................     56,000      56,000           0     nil       0
  7551 Trask Avenue
  Playa Del Rey, CA 90293
Online Capital GmbH(19)..............     48,112      48,112           0     nil       0
  354 East 50th Street
  New York, NY 10022
Libra Finance S.A.(19)...............     42,275      42,275           0     nil       0
  160 Central Park South
  Suite 3212
  New York, NY 10019

                                                                             BENEFICIAL
                                               NUMBER OF SHARES             OWNERSHIP(1)
                                       ---------------------------------   --------------
         NAME AND ADDRESS OF            BEFORE                   AFTER     BEFORE   AFTER
         SELLING STOCKHOLDER             SALE       OFFERED      SALE       SALE    SALE
         -------------------           ---------   ---------   ---------   ------   -----
Ambient Capital Group, Inc.(19)......     30,000      30,000           0     nil       0
  10990 Wilshire Boulevard
  Suite 1800
  Los Angeles, CA 90024
Shoreh Moheb(19).....................     30,000      30,000           0     nil       0
  5630 Van Gogh Way
  Yorba Linda, CA 92887
Alan Stone & Company(19).............     25,000      25,000           0     nil       0
  10941 Wilshire Boulevard,
  Suite 1620
  Los Angeles, CA 90024
Guohong Wang(19).....................     14,000      14,000           0     nil       0
  937 Kingsley Drive
  Arcadia, CA 91007
Corporate Capital Management
  L.L.C.(19).........................     14,000      14,000           0     nil       0
  2000 South Plymouth Road
  Suite 210
  Minnetonkia, MN 55305
Lonna Williams(19)...................      5,000       5,000           0     nil       0
  6823 Adolphia Dr.
  Carlsbad, CA 92009


-------------------------


 (1) The percentages computed in this column of the table are based upon 15,417,537 shares of the Common Stock which were outstanding on December 3, 1999. Effect is given, where applicable, (a) pursuant to Rule 13d-3(1)(i) under the Exchange Act, to shares issuable upon the exercise of the Warrants and the conversion of the Series A Preferred Stock and (b) the issuance of dividends on shares of the Common Stock where the shares of the Series A Preferred Stock have been converted.



 (2) The shares reported in the table as being beneficially owned by this Selling Stockholder reflect (a) 430,000 shares of the Common Stock acquired in the Company's first private placement in December 1997, (b) 500,000 shares acquired in the Company's second private placement in July 1998, (c) 105,000 shares acquired in open market purchases and (d) 4,500,000 shares issuable upon the conversion of 225,000 shares of the Series A Preferred Stock acquired in the Company's third private placement in January 1999. For information as to the three private placements, see "Business -- Need for Financing." The shares reported in the table as being offered by this Selling Stockholder reflect only those shares described in (d).



 (3) The shares reported in the table as being beneficially owned by this Selling Stockholder reflect (a) 300,000 shares of the Common Stock acquired in the Company's first private placement in November 1997, (b) 75,000 shares issued upon the exercise at $.50 per share of a Selling Stockholders Warrant expiring December 7, 2002, (c) 50,000 shares issuable upon the exercise at $1.08 per share of a Selling Stockholders Warrant expiring December 13, 2003, (d) 50,000 shares issuable upon the exercise at $2.41 per share of a Selling Stockholders Warrant expiring January 20, 2004 and (e) 150,000 shares issuable upon the conversion of 7,500 shares of the Series A Preferred Stock. See "Business -- Need for Financing." The shares reported in the table as being offered by this Selling Stockholder reflect all of the foregoing shares except those described in (a).



 (4) The shares reported in the table as being beneficially owned and as being offered by this Selling Stockholder or Selling Stockholders reflect shares of the Common Stock (a) issued upon the conversion of shares of the Series A Preferred Stock acquired in the Company's third private placement in January 1999 (see "Business -- Need for Financing") and/or (b) issued as a dividend when this Selling Stockholder or Selling Stockholders converted shares of the Series A Preferred Stock.


 (5) The shares reported in the table as being beneficially owned by this Selling Stockholder reflect (a) 300,000 shares of the Common Stock acquired in the Company's first private placement in December 1997 and (b) 200,000 shares issuable upon the conversion of 10,000 shares of the Series A Preferred Stock acquired in the Company's third private placement in January 1999. See "Business -- Need for Financing." The shares reported in the table as being offered by this Selling Stockholder reflect only those shares described in (b).

 (6) The shares reported in the table as being beneficially owned by this Selling Stockholder reflect (a) 250,000 of the 500,000 shares of the Common Stock acquired by Melvin Simon & Associates, Inc. in the Company's second private placement in July 1998 and (b) 250,000 of the 500,000 shares issuable upon the conversion of 25,000 shares of the Series A Preferred Stock acquired by Melvin Simon & Associates, Inc. in the Company's third private placement in January 1999. See "Business -- Need for Financing." Melvin Simon & Associates, Inc. subsequently divided its shares equally between Melvin Simon and Herbert Simon. The shares reported in the table as being offered by this Selling Stockholder reflect only those shares described in (b). See Note (6) to the table under "Security Ownership of Certain Beneficial Ownership and Management."

 (7) The shares reported in the table as being beneficially owned by this Selling Stockholder reflect (a) 25,000 shares of the Common Stock acquired in the Company's second private placement in August 1998, (b) 7,000 shares acquired in an open market purchase and (c) 300,000 shares issuable upon the conversion of 15,000 shares of the Series A Preferred Stock acquired in the Company's third private placement in January 1999. See
     "Business -- Need for Financing." The shares reported in the table as being offered by this Selling Stockholder reflect only those shares described in
     (c).

 (8) The shares reported in the table as being beneficially owned and as being offered by this Selling Stockholder or Selling Stockholders reflect shares of the Common Stock issuable upon the conversion of shares of the Series A Preferred Stock acquired in the Company's third private placement in January 1999. See "Business -- Need for Financing."

 (9) This Selling Stockholder, who acquired 10,000 shares of the Series A Preferred Stock in the Company's third private placement in January 1999 (see "Business -- Need for Financing"), has advised the Company that he acquired the shares for the benefit of his children (Brenda Marie Gannon, Daniel Joseph Gannon, Heather Ann

     Gannon, Travis Kendall Hodges and Justin Matthew Hodges) and will offer 40,000 shares of the Common Stock issuable upon conversion on behalf of each child.

(10) The shares reported in the table as being beneficially owned by this Selling Stockholder reflect (a) 100,000 shares of the Common Stock acquired in the Company's first private placement in December 1997 and (b) 80,000 shares issuable upon the conversion of 4,000 shares of the Series A Preferred Stock acquired in the Company's third private placement in January 1999. See "Business -- Need for Financing." The shares reported in the table as being offered by this Selling Stockholder reflect only those shares described in (b).


(11) The shares reported in the table as being beneficially owned and as being offered by this Selling Stockholder reflect (a) 750 shares of the 12,500 shares issued upon the conversion of 625 shares of the Series A Preferred Stock acquired in the Company's third private placement in January 1999 (see "Business -- Need for Financing"), (b) 188 shares issued as a dividend when this Selling Stockholder converted its shares of the Series A Preferred Stock and (c) 144,338 shares issuable upon the exercise at $2.41 per share of a Selling Stockholders Warrant (see "Plan of Distribution").


(12) The shares reported in the table as being beneficially owned by this Selling Stockholder reflect (a) 10,000 shares of the Common Stock acquired in the Company's first private placement in December 1997 and (b) 100,000 shares issuable upon the conversion of 5,000 shares of the Series A Preferred Stock acquired in the Company's third private placement in January 1999. See "Business -- Need for Financing." The shares reported in the table as being offered by this Selling Stockholder reflect only those shares described in (b).

(13) The shares reported in the table as being beneficially owned by this Selling Stockholder reflect (a) 20,000 shares of the Common Stock acquired in the Company's first private placement in November 1997 and (b) 70,000 shares issuable upon the conversion of 3,500 shares of the Series A Preferred Stock acquired in the Company's third private placement in January 1999. See "Business -- Need for Financing." The shares reported in the table as being offered by this Selling Stockholder reflect only those described in (b).


(14) The shares reported in this table as being beneficially owned and as being offered by this Selling Stockholder or Selling Stockholders reflect shares issuable upon the conversion of shares of the Series A Preferred Stock acquired in the Company's third private placement. See "Business -- Need for Financing." The shares of the Series A Preferred Stock purchased by this Selling Stockholder or Selling Stockholders, who is an accredited investor or are accredited investors as such term is defined in Rule 501(a) under the Securities Act, were less than the minimum permitted by the private placement (i.e., 2,500 shares), but were subscribed for by The Gramercy Partnership, L.L.C. and then transferred to this Selling Stockholder or Selling Stockholders.



(15) The shares reported in this table as being beneficially owned and as being offered by this Selling Stockholder or Selling Stockholders reflect shares of the Common Stock (a) issuable or issued upon the conversion of shares of the Series A Preferred Stock acquired in the Company's third private placement (see "Business -- Need for Financing") and (b) issued as a dividend when this Selling Stockholder or Selling Stockholders made a partial conversion of his or their shares of the Series A

     Preferred Stock. The shares of the Series A Preferred Stock purchased by this Selling Stockholder or Selling Stockholders, who is an accredited investor or are accredited investors as such term is defined in Rule 501(a) under the Securities Act, were less than the minimum permitted by the private placement (i.e., 2,500 shares), but were subscribed for by The Gramercy Partnership, L.L.C. and then transferred to this Selling Stockholder or Selling Stockholders.



(16) The shares reported in this table as being beneficially owned and as being offered by this Selling Stockholder or Selling Stockholders reflect shares of the Common Stock (a) issued upon the conversion of shares of the Series A Preferred Stock acquired in the Company's third private placement (see "Business -- Need for Financing") and (b) issued as dividend when this Selling Stockholder or Selling Stockholders converted shares of the Series A Preferred Stock. The shares of the Series A Preferred purchased by this Selling Stockholder or Selling Stockholders, who is an accredited investor or are accredited investors as such term is defined in Rule 501(a) under the Securities Act, were less than the minimum permitted by the private placement (i.e., 2,500 shares), but were subscribed for by The Gramercy Partnership, L.L.C. and then transferred to this Selling Stockholder or Selling Stockholders.


(17) The shares reported in this table as being beneficially owned and as being offered by this Selling Stockholder reflect shares of the Common Stock (a) issuable or issued upon the conversion of shares of the Series A Preferred Stock acquired in the Company's third private placement in January 1999 (see "Business -- Need for Financing") and (b) issued as a dividend when this Selling Stockholder made a partial conversion of his shares of the Series A Preferred Stock.


(18) The shares reported in the table as beneficially owned by this Selling Stockholder reflect (a) 100,000 shares of the Common Stock received upon exercise of a Common Stock purchase warrant granted to him by Jonathan J. Pallin, a director of the Company, and (b) 40,000 shares issuable upon the exercise of a Selling Stockholders Warrant (see "Plan of Distribution"). The shares reported in the table as being offered reflect only those shares described in (b).


(19) The shares reported in the table as beneficially owned and as being offered by this Selling Stockholder reflect shares of the Common Stock issuable upon the exercise of one or two Selling Stockholders Warrants. See "Plan of Distribution."


(20) The shares reported in the table as beneficially owned by this Selling Stockholder reflect (a) 66,000 shares of the Common Stock issuable upon the exercise of a Selling Stockholders Warrant received as a fee for setting up a Web site for the Company and reporting on the Company on its Web site (see "Plan of Distribution") and (b) 12,000 shares issued upon the partial exercise of the foregoing Selling Stockholders Warrant.


                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for the Company by Wachtel & Masyr, LLP, New York, New York.

                                    EXPERTS


     The financial statements of LifePoint, Inc. (a development stage enterprise) at March 31, 1999 and 1998 and for each of the three years in the period ended March 31, 1999, appearing in this prospectus and the Registration Statement have been audited by Ernst & Young LLP, independent auditors, and, for the period October 8, 1992 (inception) through March 31, 1995, by Wolinetz, Gottlieb & Lafazan, P.C., independent auditors, as set forth in their respective reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.


                     COMMISSION POSITION ON INDEMNIFICATION

     The Board of Directors has authorized indemnification of directors and officers of the Company to the fullest extent permitted by Delaware law.

     Section 145(a) of the GCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Under Section 145(b) of the GCL, a corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances, of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Pursuant to Section 145(c) of the GCL, to the extent a current or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or preceding referred to in subsections
(a) or (b), he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

     Under Section 145(d) of the GCL, unless the determination as to indemnification is made by a court, the determination as to a person who is a director or officer at the time of determination must be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; (3) if there are no such directors, or if the directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders.

     Under Section 145(e) of the GCL, expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in Section 145 of the GCL.

     In addition, under Section 145(f) of the GCL, the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to an action in his or her official capacity and as to an action in another capacity while holding such office.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SELECTED FINANCIAL DATA


     The following tables set forth selected financial data of the Company for each of the five fiscal years ended March 31, 1999, for each of the six-month periods ended September 30, 1999 and 1998 and cumulative from October 8, 1992 (inception) to September 30, 1999. This selected financial data should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the Company's financial statements and related notes thereto included elsewhere in this prospectus.



                                SIX MONTHS ENDED
                                  SEPTEMBER 30,                                YEARS ENDED MARCH 31,
                            -------------------------   -------------------------------------------------------------------
                               1999          1998          1999          1998          1997          1996          1995
                            -----------   -----------   -----------   -----------   -----------   -----------   -----------
Selected Statement of
  Operations Data:
Revenues:.................  $        --   $        --   $        --   $        --   $        --   $        --   $        --
                            -----------   -----------   -----------   -----------   -----------   -----------   -----------
Costs and Expenses:
  Selling, General and
    Administrative........      689,876       657,491     1,483,135       672,998       268,668       318,510       475,400
  Research and
    Development...........    1,042,893       558,193     1,117,786     1,052,233     1,735,449       949,439     1,261,219
  Depreciation and
    Amortization..........       48,171       104,178       142,387       217,034       143,634       143,969       162,871
  Interest
    Expense -- Parent.....           --            --            --        34,530        23,095            --         3,319
  Management Fees --
    Parent................           --            --            --       409,838       420,000       420,000       420,000
  Interest Expense........           --            --            --           956         5,822        71,882        40,640
                            -----------   -----------   -----------   -----------   -----------   -----------   -----------
        Total Costs and
          Expenses........    1,780,940     1,319,862     2,743,308     2,387,589     2,596,668     1,903,800     2,363,449
                            -----------   -----------   -----------   -----------   -----------   -----------   -----------
Loss from Operations......   (1,780,940)   (1,319,862)   (2,743,308)   (2,387,589)   (2,596,668)   (1,903,800)   (2,363,449)
Other Income (Expense)....       71,960        23,796        46,595      (164,701)      (33,905)      262,995        31,232
                            -----------   -----------   -----------   -----------   -----------   -----------   -----------
      Net Loss............  $(1,708,980)  $  ,296,066)  $(2,696,713)  $(2,552,290)  $(2,630,573)  $(1,640,805)  $(2,332,217)
                            ===========   ===========   ===========   ===========   ===========   ===========   ===========
Earnings per Common Share:
  Weighted Average Common
    Shares Outstanding....   14,483,992    11,223,632    11,566,684     8,032,231     5,221,900     5,221,900     5,221,900
                            ===========   ===========   ===========   ===========   ===========   ===========   ===========
      Net Loss per Common
        Share.............  $     (0.12)  $     (0.12)  $      (.23)  $      (.32)  $      (.50)  $      (.31)  $      (.45)
                            ===========   ===========   ===========   ===========   ===========   ===========   ===========
Earnings per Common Share,
  Assuming Dilution:
  Weighted Average Common
    Shares................   14,883,992    11,223,632    11,566,684     8,032,231     5,221,900    5,221,,900     5,221,900
                            ===========   ===========   ===========   ===========   ===========   ===========   ===========
  Net Loss per Common
    Share, Assuming
    Dilution..............  $     (0.12)  $     (0.12)  $      (.23)  $      (.32)  $      (.50)  $      (.31)  $      (.45)
                            ===========   ===========   ===========   ===========   ===========   ===========   ===========

                             CUMULATIVE FROM
                             OCTOBER 8, 1992
                               (INCEPTION)
                                    TO
                            SEPTEMBER 30, 1999
                            ------------------
Selected Statement of
  Operations Data:
Revenues:.................     $         --
                               ------------
Costs and Expenses:
  Selling, General and
    Administrative........        4,757,559
  Research and
    Development...........        7,879,780
  Depreciation and
    Amortization..........          967,250
  Interest
    Expense -- Parent.....           95,790
  Management Fees --
    Parent................        2,089,838
  Interest Expense........          119,300
                               ------------
        Total Costs and
          Expenses........       15,909,517
                               ------------
Loss from Operations......      (15,909,517)
Other Income (Expense)....         (169,775)
                               ------------
      Net Loss............     $(16,079,292)
                               ============
Earnings per Common Share:
  Weighted Average Common
    Shares Outstanding....
      Net Loss per Common
        Share.............
Earnings per Common Share,
  Assuming Dilution:
  Weighted Average Common
    Shares................
  Net Loss per Common
    Share, Assuming
    Dilution..............



                                      AS OF SEPTEMBER 30,                             AS OF MARCH 31,
                                    -----------------------   ---------------------------------------------------------------
                                       1999         1998         1999         1998         1997          1996         1995
                                    ----------   ----------   ----------   ----------   -----------   ----------   ----------
Selected Balance Sheet Data:
Working Capital (Deficit).........  $2,623,206   $  353,508   $4,350,843   $  409,951   $(1,996,218)  $  536,880   $2,089,323
                                    ==========   ==========   ==========   ==========   ===========   ==========   ==========
Total Assets......................  $3,442,876   $1,317,942   $5,058,408   $1,073,284   $   595,947   $1,175,390   $4,444,105
                                    ==========   ==========   ==========   ==========   ===========   ==========   ==========
Stockholders' Equity (Deficit)....  $2,766,207   $  596,369   $4,428,684   $  735,831   $(1,573,686)  $1,056,887   $2,697,692
                                    ==========   ==========   ==========   ==========   ===========   ==========   ==========

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES


     The Company is a development stage enterprise with no earnings history. Since its inception, the Company has devoted substantially all of its resources to research and development and has experienced an ongoing deficiency in working capital. The Company does not anticipate generating revenue from product sales until the fourth quarter of 2000 at the earliest. Because the Company has not produced any revenues as a result of its being a development stage company, it has been dependent, ever since gaining its independence from its former parent SAT in October 1997 (see the section "History of the Company" under the caption "Business"), on the net proceeds derived from three private placements pursuant to Regulation D under the Securities Act to fund its operations, as described in the succeeding three paragraphs.


     On November 21 and December 10, 1997, the Company closed as to the sales of an aggregate of 3,200,000 shares of the Common Stock at $.50 per share and the Company realized $1,600,000 in gross proceeds. There were no underwriting discounts or commissions allowed or paid pursuant to the private placement. A finder's fee of $160,000 was paid to Jonathan J. Pallin who was a member of Meadow Lane and who, on October 31, 1997, was elected as the Chairman of the Board and a director of the Company.

     On July 23 and August 26, 1998, the Company closed as to the sales of an aggregate of 1,025,000 shares of the Common Stock at $1.00 per share and the Company realized $1,025,000 in gross proceeds. There were no underwriting discounts or commissions paid related to the private placement. However, a Selling Stockholders Warrant expiring December 13, 2003 to purchase 50,000 shares of the Common Stock at $1.08 was granted to an unaffiliated person for his assistance in completing $500,000 of this offering.

     On January 21, 1999, the Company closed as to the sale of 600,000 shares of the Series A Preferred Stock at $10.00 per share and the Company realized $6,000,000 in gross proceeds. Finders' fees were paid to various consultants and bankers for their assistance in helping the Company to complete this private placement consisting of an aggregate of $592,078 in cash fees (including $420,451 to Mr. Pallin) and Selling Stockholders Warrants expiring January 20, 2004 to purchase an aggregate of 404,725 shares of the Common Stock (net of a cancellation) at $2.41 per share.


     Management believes that, with the net proceeds from the private placement described in the preceding paragraph, the Company has sufficient funds to complete the prototype instrument for the testing product for drugs of abuse and alcohol and that the prototype instrument will be completed not earlier than the second quarter of 2000. There can be no assurance that management's estimate as to costs and timing will be correct. Any delays may further increase the Company's costs of development.



     Management has announced the establishment of two financing arrangements which will help the Company to conserve cash. On July 2, 1999, the Company established a $500,000 revolving line of credit agreement ($500,000 available at September 30, 1999) with City National Bank of Beverly Hills, California. The line of credit is secured by funds and securities in the Company's SEI Liquidity Management account at City National Bank. The interest rate on the revolving line of credit is variable and set at the prime rate as declared from time to time by City National Bank. The revolving line of credit will renew annually in June and does not require guarantors nor annual fees. Additionally, the Company entered into an equipment lease financing agreement with FirstCorp of Portland, Oregon totaling $300,000.



     Management's latest estimate is that completion of the development and launching of a saliva based drugs of abuse and alcohol testing product, after the prototype instrument, will require an additional funding of approximately $4,500,000, beyond the $6,000,000 raised in January 1999, and that the product will not be launched earlier than the fourth quarter of 2000.


     Since October 1997, management had been pursuing parallel paths for long-term financing venture capital, strategic partnering, a public offering and/or a private placement for all or part of the required funding.


     Having successfully consummated three private placements pursuant to Regulation D under the Securities Act since November 1997, the Company is currently seeking to raise the additional required financing through this method. As with a public offering, there can be no assurance that potential investors would be receptive to a private placement by the Company at this time, either because of general stock market conditions or conditions generally in the substance abuse technology industry.


     Management has also pursued the possibility of an underwritten public offering and has received expressions of interest from several well-known small national and large regional firms. At least one firm has offered to conduct a public offering in late 1999 or early 2000. There can be no assurance that stock market conditions would be receptive to a public offering by the Company at that time. In addition, competitive conditions in the substance abuse testing industry at that time may make the Company less attractive to potential public investors.


     Management has also been exploring the possibility of obtaining a strategic partner(s) for the Company. To this end, the Company has an agreement with the Venture Merchant Group to assist in the identification of potential strategic partners for the Company. Several large pharmaceutical and diagnostic corporations have expressed initial interest in partnering with the Company. Management anticipates that one or more partnering agreements may be completed prior to the end of this fiscal year.


     There can be no assurance that the Company will be successful in securing additional financing, whether through a strategic partner, a public offering or a private placement.


     If all of the Warrants to purchase an aggregate of 2,662,314 shares of the Common Stock which were outstanding on September 30, 1999 were subsequently exercised, the Company would realize $2,483,785 in gross proceeds. If all of the Options to purchase an aggregate of 1,067,500 shares outstanding on September 30, 1999 were subsequently exercised, the Company would realize $870,465 in gross proceeds. However, there can be no certainty as to when and if any of these securities may be exercised, especially as to the Options and a Warrant which were not all currently exercisable as of September 30, 1999. Accordingly, management believes that the Company cannot rely on these exercises as a source of financing.


OPERATING CASH FLOWS

     Net cash used for operations during fiscal 1999 amounted to $2,096,000 as compared to $2,322,000 and $2,119,000 in fiscal 1998 and 1997, respectively. The cash used by operating activities in fiscal 1999 was reduced by $226,000 from fiscal 1998, which was the result of reduced expenses in fiscal 1999 due to cash constraints versus normal product development early in fiscal 1998. Cash used in operating activities for fiscal 1998 increased $203,000 from fiscal 1997 due primarily from moving product development from the research stage to the development stage.

INVESTING CASH FLOWS

     During fiscal 1999, net cash used by investing activities was $24,000 as a result of purchases of property and equipment and patent related costs. During fiscal 1998, net cash provided by investing activities of $20,000 was generated from the sale of property and equipment offset by the purchases of property and equipment. Net cash used by investing activities of $53,000 during fiscal 1997 was for purchases of property and equipment.

FINANCING CASH FLOWS

     Net cash provided by financing activities amounted to $6,320,000 during fiscal 1999 related to the second private placement of 1,025,000 of the Common Stock with net proceeds approximating $1,018,000 and net proceeds of $5,146,000 from the sale of 600,000 shares of the Series A Preferred Stock as described above.

     Net cash provided by financing activities amounted to $2,900,000 during fiscal 1998. Financing cash flows were provided by loans from SAT of approximately $1,465,000 and the net proceeds of approximately $1,434,000 of a private placement of 3,200,000 shares of the Common Stock at $0.50 per share.

     Net cash provided by financing activities amounted to $1,922,000 during fiscal 1997. Financing cash flows were provided by loans from SAT of approximately $1,668,000 and net proceeds from repayment of note receivable from SAT in the amount of approximately $282,000.

RESULTS OF OPERATIONS


SIX MONTHS ENDED SEPTEMBER 30, 1999 VS. SEPTEMBER 30, 1998



     During the six months ended September 30, 1999, the Company spent $1,042,893 on research and development and an additional $689,876 on general and administrative expenses, as compared with $588,193 and $657,491, respectively, during the six months ended September 30, 1998. The research and development expenses for the six months ended September 30, 1999 increased by $484,700, or 86.8%, over the same period during 1998 due to the nearly three-fold increase in staffing levels and related research materials. General and administrative expenses increased $32,385, or 4.9%, as a result of increased staffing levels.



     From inception on October 8, 1992 to September 30, 1999, the Company has spent $7,879,780 on research and development and $4,757,559 on general and administrative expenses. Management fees paid to SAT aggregated an additional $2,089,838 during such period.


FISCAL 1999 VS. FISCAL 1998

     During fiscal 1999, the Company continued as a development stage enterprise with no revenues. Research and development expenses in fiscal 1999 were $1,118,000 as compared to $1,052,000 in fiscal 1998, or an increase of $66,000 or 6.2%. The increase in fiscal 1999 was primarily due to increased staffing levels. Selling, general and administrative expenses were $1,483,000 in fiscal 1999 as compared to $673,000 in fiscal 1998, or an increase of $810,000 or 120.4%. In fiscal 1998 the Company paid management fees to SAT of

$410,000 which are not included in the selling, general and administrative expenses. Total selling, general and administrative expense including management fees was $1,083,000, or an increase in fiscal 1999 of $400,000 or 36.9%. This increase is as a result of the Company's focus on investor relations, as well as additional expenses incurred for legal, accounting and administrative functions assumed with its independence from SAT. As of March 31, 1998, the Company did not anticipate generating revenues from product sales during the fiscal year ending March 31, 1999 and not until after submission of the drugs of abuse/alcohol testing product to the FDA in March 2000 at the earliest. Accordingly, management anticipated that operating losses would continue for at least a 24-month period.

     The net loss for fiscal 1999 was $2,697,000 as compared to $2,552,000 for fiscal 1998. The increase of $145,000 or 5.7% was primarily the result of the increase in selling, general and administrative expenses noted above.

FISCAL 1998 VS. FISCAL 1997

     During fiscal 1998, the Company continued as a development stage enterprise with no revenues. Selling, general and administrative expenses were $673,000 in fiscal 1998 as compared to $269,000 in fiscal 1997, or an increase of $404,000 or 150.2%. Management fees paid to SAT were $410,000 in fiscal 1998 as compared to $420,000 in fiscal 1997, a decrease of $10,000 or 2.4%. During fiscal 1998, the management fees were based on the proportional costs for shared resources and personnel. However, during the second quarter of fiscal 1998, the management fee was discontinued because services were no longer provided by SAT. Overall, selling, general and administrative expenses and management fees were $1,083,000 in fiscal 1998 versus $689,000 in fiscal 1997, and increased based on actual incurred expenses rather than a previously negotiated fee. Research and development expenditures totaled $1,052,000 in fiscal 1998 as compared to $1,735,000 in fiscal 1997 or a decrease of $683,000 or 39.4%. The decrease was primarily the result of the temporary suspension and subsequent reduced expenditures for product development efforts by the Company, due to a cessation of funding by its former parent SAT.

     The net loss for fiscal 1998 was $2,552,000 as compared to $2,631,000 for fiscal 1997. The decrease of $79,000 or 2.8% was primarily the result of a suspension and subsequent reduction in the product development expenditures due to a cessation of funding by the Company's former parent SAT.

IMPACT OF THE YEAR 2000 ISSUE

     The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

     Based on a recent assessment, the Company determined that all of the software currently in use on its computer system properly utilizes dates beyond December 31, 1999.

INFLATION

     The Company believes that inflation has not had a material effect on its results of operations.

FORWARD LOOKING STATEMENTS

     This "Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward-looking statements that are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those anticipated by the statements made above are the following:


     As indicated in the section "Liquidity and Cash Resources" under this caption "Management's Discussion and Analysis of Financial Condition and Results of Operations," management estimates an incremental cost of $4,500,000 over the recently raised $6,000,000 to complete the development of a saliva-based drug and alcohol testing product. Unless this financing is obtained and the product development program successfully completed (which is not anticipated until the fourth quarter of 2000 at the earliest), the Company will continue without revenues from a product or service and, accordingly, will have to cease operating. Although management is pursuing, or will pursue, these financial routes: a strategic partner, a public offering and a private placement, there can be no assurance that any additional financing will be consummated.



     As of September 30, 1999, the Company employed 20 employees, of whom 17 were directly involved in its research and development program. Management estimates that it will require approximately 24 scientists and engineers to complete this project and, if the product is successfully developed, approximately 24 persons to commence manufacturing thereof. There can be no assurance that such personnel will be available when the Company requires them, especially at its current location in Rancho Cucamonga, California. Management anticipates that the Company, in such circumstances, may have to move to a different location in California where such personnel may be more readily available, which move will add to the Company's costs. There can be no assurance that the Company, in such circumstances, will be any more successful in such new location in obtaining such personnel.


     An independent consultant in June 1997 confirmed management's belief that the Company's saliva-based drugs of abuse and alcohol testing products could be developed and that, once developed, there would be a significant market therefor. However, there are certain risks in any research and development program that the product will not ultimately be developed, that it will be developed later than anticipated, that the estimated costs will be higher than projected and that the market may be smaller then anticipated when the product is ultimately marketed.

     Also, as indicated in "Business -- Competition," management believes that saliva sample testing is unique in that, to its knowledge, no company is currently offering a simultaneous test for drugs and alcohol using saliva samples as a specimen on an "on-site" basis. Avitar recently released an oral three-drug screening test and, as noted therein, the Company has been advised that such a product may be under development by one or more companies and, accordingly, there can be no assurance that such a product will not be offered by a competitor.

                         INDEX TO FINANCIAL STATEMENTS

AUDITED ANNUAL FINANCIAL STATEMENTS


                            ITEM                              PAGE
                            ----                              ----
1. Report of Ernst & Young LLP..............................   F-2
2. Report of Wolinetz, Gottlieb & Lafazan, P.C..............   F-3
3. Balance Sheets as of March 31, 1999 and 1998.............   F-4
4. Statements of Operations for the years ended March 31,
   1999, 1998 and 1997 and for the period from October 8,
   1992 (inception) to March 31, 1999.......................   F-5
5. Statements of Stockholders' Equity for the years March
   31, 1999, 1998 and 1997 and for the period from October
   8, 1992 (inception) to March 31, 1999....................   F-6
6. Statements of Cash Flows for the years ended March 31,
   1999, 1998 and 1997 and for the period from October 8,
   1992 (inception) to March 31, 1999.......................   F-7
7. Notes to Financial Statements............................   F-9



UNAUDITED FINANCIAL STATEMENTS



                            ITEM                              PAGE
                            ----                              ----
1. Balance Sheet as of September 30, 1999...................  F-19
2. Statements of Operations for the six months ended
   September 30, 1999 and 1998 and for the period from
   October 8, 1992 (inception) to September 30, 1999........  F-20
3. Statements of Cash Flows for the six months ended
   September 30, 1999 and 1998 and for the period from
   October 8, 1992 (inception) to September 30, 1999........  F-21
4. Notes to Financial Statements (September 30, 1999).......  F-23

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
LifePoint, Inc.

     We have audited the accompanying balance sheets of LifePoint, Inc. (a development stage enterprise) (the "Company") as of March 31, 1999 and 1998, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended March 31, 1999, and for the period October 8, 1992 (inception) through March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements for the period October 8, 1992 (inception) through March 31, 1995 were audited by other auditors whose report dated May 26, 1995 expressed an unqualified opinion on those statements. The financial statements for the period October 8, 1992 (inception) through March 31, 1995 include total costs and expenses and a net loss of $4,497,000 and $4,850,000, respectively. Our opinion on the statements of operations and cash flows for the period October 8, 1992 (inception) through March 31, 1999, insofar as it relates to amounts for prior periods through March 31, 1995, is based solely on the report of other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audit and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of LifePoint, Inc. at March 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1999 and the period from October 8, 1992 (inception) through March 31, 1999, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Riverside, California
May 21, 1999

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Shareholders
LifePoint, Inc.
Rancho Cucamonga, California


     We have audited the accompanying statements of operations, stockholders' equity and cash flows for the period from October 8, 1992 (inception) through March 31, 1995 of LifePoint, Inc. (a Development Stage Enterprise). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of LifePoint, Inc. for period from October 8, 1992 (inception) through March 31, 1995, in conformity with generally accepted accounting principles.


                                          WOLINETZ, GOTTLIEB & LAFAZAN, P.C.

Rockville Centre, New York
May 26, 1995

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS

                                                              MARCH 31
                                                    ----------------------------
                                                        1999            1998
                                                    ------------    ------------
ASSETS
Current assets:
  Cash and cash equivalents.......................  $  4,796,432    $    597,254
  Prepaid expenses and other current assets.......        35,882         150,150
                                                    ------------    ------------
     Total current assets.........................     4,832,314         747,404
Property and equipment, net.......................       153,290         286,188
Patents and other assets, net.....................        72,804          39,692
                                                    ------------    ------------
                                                    $  5,058,408    $  1,073,284
                                                    ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................  $    231,264    $    119,577
  Accrued expenses................................       250,207         217,876
                                                    ------------    ------------
     Total current liabilities....................       481,471         337,453
Accrued consulting -- long term...................       148,253              --
                                                    ------------    ------------
                                                         629,724         337,453
Commitments and contingencies (Note 6)
Stockholders' equity:
  Series A 10% Cumulative Convertible Preferred
     Stock, $.001 par value, 600,000 shares
     authorized, 557,725 issued and outstanding at
     March 31, 1999...............................           558              --
  Common Stock, $.001 par value; 50,000,000 shares
     authorized, 12,665,209 and 10,497,206 shares
     issued and outstanding at March 31, 1999 and
     1998, respectively...........................        12,665          10,497
  Additional paid-in capital......................    18,791,442      12,398,933
  Deficit accumulated in the development stage....   (14,375,981)    (11,673,599)
                                                    ------------    ------------
     Total stockholders' equity...................     4,428,684         735,831
                                                    ------------    ------------
                                                    $  5,058,408    $  1,073,284
                                                    ============    ============

See Accompanying Notes.

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS

                                                                              CUMULATIVE
                                                                                 FROM
                                           YEARS ENDED MARCH 31             OCTOBER 8, 1992
                                  ---------------------------------------   (INCEPTION) TO
                                     1999          1998          1997       MARCH 31, 1999
                                  -----------   -----------   -----------   ---------------
Revenues........................  $        --   $        --   $        --    $         --
Costs and expenses:
  Selling, general and
     administrative expenses....    1,483,135       672,998       268,668       4,067,683
  Research and development......    1,117,786     1,052,233     1,735,449       6,836,887
  Depreciation and
     amortization...............      142,387       217,034       143,634         919,079
  Interest expense -- parent....           --        34,530        23,095          95,790
  Management fees -- parent.....           --       409,838       420,000       2,089,838
  Interest expense..............           --           956         5,822         119,300
                                  -----------   -----------   -----------    ------------
     Total costs and expenses...    2,743,308     2,387,589     2,596,668      14,128,577
                                  -----------   -----------   -----------    ------------
Loss from operations............   (2,743,308)   (2,387,589)   (2,596,668)    (14,128,577)
Other income (expense):
  Interest income...............       46,595        13,895            --         496,111
  Loss on disposal of property
     and equipment..............           --      (178,596)      (33,905)       (212,501)
  Loss on sale of marketable
     securities.................           --            --            --        (627,512)
  Interest income -- parent.....           --            --            --         102,167
                                  -----------   -----------   -----------    ------------
     Total other income
       (expense)................       46,595      (164,701)      (33,905)       (241,735)
                                  -----------   -----------   -----------    ------------
Net loss........................  $(2,696,713)  $(2,552,290)  $(2,630,573)   $(14,370,312)
                                  ===========   ===========   ===========    ============
Earnings per common share --
  basic:
  Weighted average common shares
     outstanding................   11,566,684     8,032,231     5,221,900
                                  ===========   ===========   ===========
  Net loss per common share.....  $     (0.23)  $     (0.32)  $     (0.50)
                                  ===========   ===========   ===========
Earnings per common share,
  assuming dilution:
  Weighted average common shares
     outstanding................   11,566,684     8,032,231     5,221,900
                                  ===========   ===========   ===========
  Net loss per common share,
     assuming dilution (1998 has
     been Restated; see Note
     1).........................  $     (0.23)  $     (0.32)  $     (0.50)
                                  ===========   ===========   ===========

See Accompanying Notes.

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
          FOR THE PERIOD OCTOBER 8, 1992 (INCEPTION) TO MARCH 31, 1999

                                                                                           ACCUMULATED
                                                                             ADDITIONAL       IN THE
                                                       COMMON    PREFERRED     PAID-IN     DEVELOPMENT
                                                        STOCK      STOCK       CAPITAL        STAGE          TOTAL
                                                       -------   ---------   -----------   ------------   -----------
Balance at October 8, 1992...........................  $    --     $ --      $        --   $         --   $        --
  Issuance of 3,500,000 shares of common stock for
    value of assets transferred from Parent..........    3,500       --          445,186             --       448,686
  Net loss for the period ended March 31, 1993.......       --       --               --       (257,422)     (257,422)
                                                       -------     ----      -----------   ------------   -----------
Balance at April 1, 1993.............................    3,500       --          445,186       (257,422)      191,264
  Sale of 1,721,900 shares of common stock in
    connection with initial public offering, net of
    offering costs of $1,510,663.....................    1,722       --        7,097,215             --     7,098,937
  Net loss for the year ended March 31, 1994.........       --       --               --     (2,260,292)   (2,260,292)
                                                       -------     ----      -----------   ------------   -----------
Balance at March 31, 1994............................    5,222       --        7,542,401     (2,517,714)    5,029,909
  Net loss for the year ended March 31, 1995.........       --       --               --     (2,332,217)   (2,332,217)
                                                       -------     ----      -----------   ------------   -----------
Balance at March 31, 1995............................    5,222       --        7,542,401     (4,849,931)    2,697,692
  Net loss for the year ended March 31, 1996.........       --       --               --     (1,640,805)   (1,640,805)
                                                       -------     ----      -----------   ------------   -----------
Balance at March 31, 1996............................    5,222       --        7,542,401     (6,490,736)    1,056,887
  Net loss for the year ended March 31, 1997.........       --       --               --     (2,630,573)   (2,630,573)
                                                       -------     ----      -----------   ------------   -----------
Balance at March 31, 1997............................    5,222       --        7,542,401     (9,121,309)   (1,573,686)
  Issuance of 2,075,306 shares of common stock for
    forgiveness of debt by former Parent.............    2,075       --        3,424,919             --     3,426,994
  Sale of 3,200,000 shares of common stock through
    private placement offering, net of offering costs
    of $165,187......................................    3,200       --        1,431,613             --     1,434,813
Net loss for the year ended March 31, 1998...........       --       --               --     (2,552,290)   (2,552,290)
                                                       -------     ----      -----------   ------------   -----------
Balance at March 31, 1998............................   10,497       --       12,398,933    (11,673,599)      735,831
  Sale of 1,025,000 shares of common stock through
    private placement offering, net of offering costs
    of $5,736........................................    1,025       --        1,018,239             --     1,019,264
  Issuance of 255,000 shares of common stock for
    consulting services..............................      255       --          203,085             --       203,340
  Sale of 600,000 shares of preferred stock through
    private placement offering, net of offering costs
    of $853,636......................................       --      600        5,145,764             --     5,146,364
  Conversion of 42,275 shares of preferred stock.....      846      (42)                           (804)           --
  Stock dividend on conversion of preferred stock....        1       --            4,864         (4,865)           --
  Exercise of 41,197 stock options...................       41       --           20,557             --        20,598
  Net loss for the year ended March 31, 1999.........       --       --               --     (2,696,713)   (2,696,713)
                                                       -------     ----      -----------   ------------   -----------
Balance at March 31, 1999............................  $12,665     $558      $18,791,442   $(14,375,981)  $ 4,428,684
                                                       =======     ====      ===========   ============   ===========

See Accompanying Notes.

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS

                                                                                                       CUMULATIVE
                                                                                                          FROM
                                                                    YEARS ENDED MARCH 31             OCTOBER 8, 1992
                                                           ---------------------------------------   (INCEPTION) TO
                                                              1999          1998          1997       MARCH 31, 1999
                                                           -----------   -----------   -----------   ---------------
OPERATING ACTIVITIES
Net loss.................................................  $(2,696,713)  $(2,552,290)  $(2,630,573)   $(14,370,312)
Adjustments to reconcile net loss to net cash used by
  operating activities:
  Depreciation and amortization..........................      142,387       217,034       143,634         919,079
  Loss on disposal of property and equipment.............           --       178,596        33,905         237,976
  Consulting expense.....................................      361,160            --            --         361,160
  (Gain) loss on marketable securities...................           --            --            --         627,512
  Amortization of bond discount..........................           --            --            --          (4,855)
  Changes in operating assets and liabilities:
    Prepaid expenses and other current assets............      204,268       (15,150)       20,203          88,519
    Other assets.........................................      (18,130)         (517)        1,174         (22,466)
    Cash overdraft.......................................           --      (119,514)      119,514              --
    Accounts payable.....................................      111,687       (97,110)      199,761         285,623
    Accrued expenses.....................................     (200,795)       66,536        (6,580)       (117,919)
                                                           -----------   -----------   -----------    ------------
Net cash used by operating activities....................   (2,096,136)   (2,322,415)   (2,118,962)    (11,995,683)
INVESTING ACTIVITIES
Sale of marketable securities............................           --            --            --       3,285,625
Purchase of marketable securities........................           --            --            --      (3,908,281)
Purchases of property and equipment......................       (6,786)      (59,380)      (52,540)       (603,563)
Proceeds from sale of property and equipment, net........           --        80,828            --          80,828
Additional patent costs..................................      (17,685)       (1,402)           --         (56,924)
                                                           -----------   -----------   -----------    ------------
Net cash provided by investing activities................      (24,471)       20,045       (52,540)     (1,202,315)
FINANCING ACTIVITIES
Sale of common stock.....................................    1,025,000     1,600,000            --      11,246,226
Expenses of common stock offering........................       (5,736)     (165,187)           --      (1,681,586)
Sale of preferred stock..................................    6,000,000            --            --       6,000,000
Expenses of preferred stock offering.....................     (720,077)           --            --        (720,077)
Payments of loan to parent...............................           --            --            --      (1,917,057)
Payment of loan by parent................................           --            --            --       1,634,762
Proceeds of loan payable -- parent.......................           --     1,464,811     1,668,179       4,715,067
Payment of loan payable -- parent........................           --            --            --      (1,299,782)
Proceeds of note receivable -- parent....................           --            --       282,295              --
Proceeds of capital leases...............................           --            --            --         101,572
Payments of capital leases...............................           --            --       (28,019)       (105,293)
Proceeds of brokerage loan payable.......................           --            --            --       2,674,683
Payments of brokerage loan payable.......................           --            --            --      (2,674,683)
Exercise of stock option.................................       20,598            --            --          20,598
                                                           -----------   -----------   -----------    ------------
Net cash provided by financing activities................    6,319,785     2,899,624     1,922,455      17,994,430
                                                           -----------   -----------   -----------    ------------
Increase (decrease) in cash and cash equivalents.........    4,199,178       597,254      (249,047)      4,796,432
Cash and cash equivalents at beginning of period.........      597,254            --       249,047              --
                                                           -----------   -----------   -----------    ------------
Cash and cash equivalents at end of period...............  $ 4,796,432   $   597,254   $        --    $  4,796,432
                                                           ===========   ===========   ===========    ============

                                LIFEPOINT, INC.


                        (A DEVELOPMENT STAGE ENTERPRISE)



                            STATEMENTS OF CASH FLOWS


                                  (CONTINUED)



                                                                                                       CUMULATIVE
                                                                                                          FROM
                                                                    YEARS ENDED MARCH 31             OCTOBER 8, 1992
                                                           ---------------------------------------   (INCEPTION) TO
                                                              1999          1998          1997       MARCH 31, 1999
                                                           -----------   -----------   -----------   ---------------
SUPPLEMENTAL DISCLOSURE OF
CASH INFORMATION:
Cash paid for interest...................................  $        --   $    35,486   $     5,873    $    192,046
                                                           ===========   ===========   ===========    ============
Noncash operating activities:
  Value of common stock for consulting services..........  $    53,340   $   150,000   $        --    $    203,340
                                                           ===========   ===========   ===========    ============
Noncash investing activities:
  Value of assets transferred to lessor in lieu of
    payment on capital leases............................  $        --   $    71,405   $        --    $     71,405
                                                           ===========   ===========   ===========    ============
Noncash financing activities:
  Value of common stock issued and additional paid-in
    capital for the transfer of assets from Parent.......  $        --   $   344,000   $        --    $    781,060
                                                           ===========   ===========   ===========    ============
  Value of common stock issued to Parent and additional
    paid-in capital for the forgiveness of debt..........  $        --   $ 3,160,502   $        --    $  3,160,502
                                                           ===========   ===========   ===========    ============
  Value of common stock warrants issued for consulting
    services.............................................  $   187,500   $        --   $        --    $    187,500
                                                           ===========   ===========   ===========    ============
Value of common stock issued and additional paid-in
  capital issued as dividends on preferred conversion....  $     4,864   $        --   $        --    $      4,864
                                                           ===========   ===========   ===========    ============
Value of common stock warrants issued for preferred stock
  offering...............................................  $   133,559   $        --   $        --    $    133,559
                                                           ===========   ===========   ===========    ============


See Accompanying Notes.

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

     LifePoint, Inc. ("LifePoint" or the "Company") is a development stage company focused on the commercialization of the flow immunosensor technology licensed from the Naval Research Laboratory. LifePoint was incorporated on October 8, 1992 under the laws of the State of Delaware as a wholly-owned subsidiary of Substance Abuse Technologies, Inc. ("SAT"). On October 29, 1997, the majority ownership of the Company was transferred from SAT to Meadow Lane Partners, LLC. The Company is now completely independent from SAT.

BASIS OF PRESENTATION

     As LifePoint is devoting its efforts to research and the development of its products and there has been no revenue generated from product sales as yet, LifePoint's financial statements are presented as statements of a development stage enterprise.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

     LifePoint considers all highly liquid cash investments with an original maturity of three months or less when purchased to be cash equivalents. The carrying amount of all cash and cash equivalents approximates fair value because of the short-term maturity of these instruments.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets that range from 5 to 13 years. Expenditures for maintenance and repairs are charged to expense as incurred whereas major betterments and renewals are capitalized. Property and equipment under capital leases are included with property and equipment and amortization of these assets are included in depreciation expense.

PATENTS

     The cost of patents is being amortized over its expected useful life of 17 years using the straight-line method. At March 31, 1999, and 1998, accumulated amortization of patents was approximately $9,000 and $6,300, respectively.

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are expensed as incurred.

ACCOUNTING FOR STOCK-BASED COMPENSATION

     LifePoint grants stock options for a fixed number of shares to employees with an exercise price equal to or above the fair value of the shares at the date of grant. LifePoint accounts for stock option grants in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, and accordingly, recognizes no compensation expense for employee stock option grants. (See Note 4.)

NET LOSS PER COMMON SHARE

     Net loss per common share is based upon the weighted average number of common shares outstanding during the periods reported. Common stock equivalents have not been included in this calculation because their inclusion would be anti-dilutive.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings per Share (SFAS No. 128), which was effective for annual and interim periods ending after December 15, 1997. SFAS No. 128 replaced the previously required primary and fully diluted earnings per share (EPS) with basic and diluted EPS. Unlike primary earnings per share, basic earnings per share exclude any dilutive effects of options, warrants and convertible securities. Diluted earnings per share are very similar to the previously required fully diluted earnings per share. All earnings per share amounts for all periods have been presented and, where necessary, restated to conform to SFAS No. 128. Net loss per common share, assuming dilution, for the year ended March 31, 1998 has been restated due to an error in the calculation. There were no adjustments necessary to net loss in calculating the income available to common stockholders after assumed conversions of stock options and warrants that are considered to be dilutive.

INCOME TAXES

     LifePoint accounts for income taxes under SFAS No. 109, Accounting For Income Taxes. In accordance with SFAS No. 109, deferred tax assets and liabilities are established for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

2. CONTINUING OPERATIONS

     During the period from October 8, 1992 (inception) through March 31, 1999, the Company has realized no revenues and has accumulated losses of $14,370,312. The Company will require additional capital to continue the research, development and ultimate manufacture and marketing of its product past prototype phase. Recovery of the Company's assets is dependent upon future events, including completion of the

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

development program and ultimately achieving profitable operations. The outcome of these events is undeterminable.

     The Company successfully completed private placements of both common and preferred stock in the fiscal year ended March 31, 1999, with resulting proceeds of $7,025,000. As a result, management believes that the Company has sufficient cash on hand at March 31, 1999 to sustain operations through March 31, 2000. The Company continues to pursue parallel paths to secure additional funding including strategic partnering, venture capital investors, additional private placements, and a possible public offering. There can be no assurance that any of these additional sources of financing will be available and, in such event, the Company would not be able to complete the development, manufacturing and marketing of its product on a timely basis.

3. PROPERTY AND EQUIPMENT

     Property and equipment is summarized as follows:

                                                         MARCH 31
                                                   --------------------
                                                     1999        1998
                                                   --------    --------
Furniture, Fixtures and Equipment................  $285,594    $287,502
Test Equipment...................................   425,768     425,768
Leasehold Improvements...........................   217,849     209,155
                                                   --------    --------
                                                    929,211     922,425
Less: Accumulated Depreciation...................   775,921     636,237
                                                   --------    --------
                                                   $153,290    $286,188
                                                   ========    ========

4. STOCKHOLDERS' EQUITY

SERIES A PREFERRED STOCK


     On January 21, 1999, the Company sold 600,000 shares of the Company's Series A 10% Cumulative Convertible Preferred Stock, $.001 par value (the "Series A Preferred Stock"), pursuant to a third private placement pursuant to Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). Each share is convertible into 20 shares of the Company's common stock. Dividends are cumulative and are payable semi-annually at a rate of $1.00 per share. The dividends are payable in cash or Common Stock. Shares may be redeemed at the option of the Company upon not less than 30 days nor more than 60 days notice. In the event that the Average Market Price of the Common Stock for any 30-day period is $4.00 or more, the Company shall, by notice to the holders, call all of the then outstanding shares of the Series A Preferred Stock for redemption as of a date not less than ten nor more than 30 days after the date the notice is given. Preferred Stock dividends and redemption price may be satisfied in cash or Common Stock or a combination of both, at the Company's sole discretion. Holders of the Series A Preferred Stock have the right to vote one vote per share, with the holders of the Common Stock,

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


on the election of directors and on all other matters submitted to a vote of the holders of the Common Stock. Rights to vote, one vote per share, as a class are granted where the holders consent is requested by the Company or where provided by the General Corporation Law of the State of Delaware.


     The aggregate of 600,000 shares was sold at $10.00 per share and the Company realized $6,000,000 in gross proceeds. Finders' fees were paid to various consultants and bankers for their assistance in helping the Company to complete this private placement. For their assistance in completing this private placement, finders' fees were paid in cash payments of $592,708 and in 404,725 common stock purchase Warrants expiring on January 20, 2004 with an exercise price of $2.41 per share.

COMMON STOCK

     On May 24, 1997, the Board of Directors of LifePoint authorized the issuance of additional shares of the Common Stock to SAT on the basis of a share of the Common Stock for each $1.25 of indebtedness of LifePoint to SAT. Based on SAT's advice that the amount of indebtedness owed by LifePoint to SAT was approximately $2,594,000, all of which SAT agreed to treat as a capital contribution, LifePoint authorized the issuance to SAT of 2,075,306 shares of the Common Stock. As of September 30, 1997, SAT owned 5,575,306 shares of the Common Stock or 76.4% of the 7,297,206 outstanding shares of the Common Stock. SAT ceased providing advances to LifePoint in August 1997 as a result of its inability to secure financing for its own programs. On October 27, 1997, the controlling stockholder interest in LifePoint was sold to an unaffiliated party for $250,000. LifePoint is now completely independent from SAT.

     The purchaser of the Common Stock also loaned money to LifePoint to allow LifePoint to recommence product development. During the third quarter of 1997, LifePoint repaid the loans from the net proceeds of a private placement pursuant to Regulation D under the Securities Act, which sold 3,200,000 shares of the Common Stock at $0.50 per share or an aggregate purchase price of $1,600,000. The net proceeds of the private placement totaled approximately $1,434,000 after the payment of capital formation costs of approximately $166,000, including $160,000 in the form of a finder's fee to Jonathan J. Pallin, who, on October 31, 1997 was elected Chairman of the Board and a director of LifePoint. These capital formation costs have been reflected as a reduction in additional paid-in capital.

     On July 23, 1998, the Company closed in a second private placement as to the sale of 1,000,000 shares of the Common Stock. On August 26, 1998, the Company sold an additional 25,000 shares of the Common Stock. This offering of a minimum of 1,000,000 and a maximum of 5,000,000 shares of the Common Stock expired by its terms on October 14, 1998 without any additional shares being sold. The aggregate of 1,025,000 shares was sold at $1.00 per share and the Company realized $1,025,000 in gross proceeds.

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

STOCK OPTION/STOCK ISSUANCE PLAN

     On August 14, 1997, the Board of Directors adopted, subject to stockholder approval, the Stock Option Plan providing for the granting of Options to purchase up to 1,000,000 shares of the Common Stock to employees (including officers) and persons who also serve as directors and consultants of the Company. On June 5, 1998, the Board increased the number of shares subject to the Stock Option Plan to 2,000,000, again subject to stockholder approval. Stockholder approval was given on August 13, 1998. The Options may either be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to be granted to employees or nonqualified stock options to be granted to employees, directors or consultants.


     As of March 31, 1999, Options to purchase an aggregate of 794,167 shares of the Common Stock granted to employees (including officers) were outstanding. As of such date, Options to purchase an aggregate of 41,197 shares of the Common Stock had been exercised and Options to purchase an aggregate of 130,278 shares of the Common Stock were then exercisable. Options granted to date under the Stock Option Plan have generally become exercisable as to one-quarter of the shares subject thereto on the first anniversary date of the date of grant and as to 1/36(th) of the remaining shares on such calendar day each month thereafter for a period of 36 months. Certain Options will become exercisable upon the achievement of certain goals. The exercise price per share for incentive stock options under the Code may not be less than 100% of the fair market value per share of the Common Stock on the date of grant. For nonqualified stock options, the exercise price per share may not be less than 85% of such fair market value. No Option may have a term in excess of ten years. Of the Options outstanding as of March 31, 1999, all were incentive stock options except for Options to purchase an aggregate of 120,000 shares and all had an exercise price of $.50 per share.

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                                  INCENTIVE STOCK OPTIONS     NON-STATUTORY OPTIONS
                                  ------------------------   ------------------------
                                  NUMBER OF   PRICE RANGE    NUMBER OF   PRICE RANGE
                                   SHARES      PER SHARE      SHARES      PER SHARE
                                  ---------   ------------   ---------   ------------
Outstanding -- April 1, 1995....   218,000       $7.00         10,000       $7.00
Canceled........................   (66,000)       7.00        (10,000)       7.00
                                  --------                   --------
Outstanding -- March 31, 1996...   152,000        7.00             --         --
  Canceled......................  (152,000)       7.00             --         --
                                  --------                   --------
Outstanding -- March 31, 1997...        --         --              --         --
  Granted.......................   950,000        0.50        300,000    1.00 - 4.00
                                  --------                   --------
Outstanding -- March 31, 1998...   950,000        0.50        300,000    1.00 - 4.00
  Granted.......................    40,000    0.50 - 1.34     135,000        0.50
  Exercised.....................   (41,197)       0.50       (155,000)       1.00
  Canceled......................  (274,636)   0.50 - 1.34    (160,000)   0.50 - 1.00
                                  --------                   --------
Outstanding -- March 31, 1999...   674,167        0.50        120,000        0.50
                                  ========                   ========

WARRANTS


     In connection with its initial public offering in October and November 1993, LifePoint granted to the underwriter, for a nominal fee, Common Stock purchase warrants to purchase 150,000 shares of the LifePoint Common Stock at $7.50 per share. These warrants expired on October 13, 1998. LifePoint granted Common Stock purchase warrants, expiring on various dates through January 20, 2004, to purchase 1,136,725 shares of the Common Stock at $0.50 to $2.41 per share during fiscal 1999 and 1,577,289 shares of the Common Stock at $0.50 to $1.00 per share during fiscal 1998.


                                                               WARRANTS
                                                       -------------------------
                                                       NUMBER OF    PRICE RANGE
                                                        SHARES       PER SHARE
                                                       ---------    ------------
Outstanding -- April 1, 1995.........................    150,000       $7.50
                                                       ---------
Outstanding -- March 31, 1996........................    150,000        7.50
                                                       ---------
Outstanding -- March 31, 1997........................    150,000        7.50
Granted..............................................  1,577,289    0.50 - 1.00
                                                       ---------
Outstanding -- March 31, 1998........................  1,727,289    0.50 - 7.50
Expired..............................................   (150,000)       7.50
Granted..............................................  1,136,725    0.75 - 2.41
                                                       ---------
Outstanding -- March 31, 1999........................  2,714,014    0.50 - 2.41
                                                       =========

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     A summary of the status of the stock option and warrant grants as of March 31, 1999, 1998 and 1997, and activities during the years ending on those dates, is presented below:

                                         1999                     1998                     1997
                                ----------------------   ----------------------   ----------------------
                                              WEIGHTED                 WEIGHTED                 WEIGHTED
                                              AVERAGE                  AVERAGE                  AVERAGE
                                OPTIONS AND   EXERCISE   OPTIONS AND   EXERCISE   OPTIONS AND   EXERCISE
                                 WARRANTS      PRICE      WARRANTS      PRICE      WARRANTS      PRICE
                                -----------   --------   -----------   --------   -----------   --------
Outstanding at beginning of
  year........................   2,977,289     $1.09        150,000     $7.50        302,000     $7.25
Granted.......................   1,311,725      1.31      2,827,289      0.75             --        --
Canceled......................    (434,636)     0.72             --        --       (152,000)     7.00
Exercised.....................    (196,197)     0.90             --        --             --        --
Expired.......................    (150,000)     7.50             --        --             --        --
                                                         ----------                ---------
Outstanding at end of year....   3,508,181      0.82      2,977,289      1.09        150,000      7.50
                                ==========               ==========                =========
Options and warrants
  exercisable at year end.....   2,837,190      0.89      2,027,289      1.36        150,000      7.50
                                ==========               ==========                =========
Weighted-average fair value of
  options and warrants granted
  during the year.............  $     0.82               $     0.53                $      --
                                ==========               ==========                =========

     The following table summarizes information about stock options and warrants outstanding as of March 31, 1999:

                                    OPTIONS AND WARRANTS           OPTIONS AND WARRANTS
                                        OUTSTANDING                    EXERCISABLE
                  WEIGHTED-     ----------------------------   ----------------------------
                   AVERAGE                      WEIGHTED-                      WEIGHTED-
   RANGE OF       REMAINING     OPTIONS AND      AVERAGE       OPTIONS AND      AVERAGE
EXERCISE PRICES  LIFE (YEARS)    WARRANTS     EXERCISE PRICE    WARRANTS     EXERCISE PRICE
---------------  ------------   -----------   --------------   -----------   --------------
$0.50 to $2.41       6.0         3,508,181        $0.82         2,837,190        $0.89

     The Company continues to account for stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", under which no compensation cost for stock options is recognized for stock option awards granted at or above fair market value. Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("FAS 123"), established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. The Company has elected to remain on its current method of accounting as described above, and has adopted the disclosure requirements of FAS 123. Had compensation cost for the Company's stock option plan been determined based upon the Black-Scholes valuation methodology,

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

prescribed under FAS 123, the effect on the Company's net loss and net loss per share, as of March 31, 1999 would have been adjusted to the pro forma amounts as indicated below:

Net Loss
  As reported.............................................  $(2,696,713)
  Pro forma...............................................   (3,144,713)
Net Loss per share (Basic)
  As reported.............................................  $     (0.23)
  Pro forma...............................................        (0.27)
Net Loss per share (Diluted)
  As reported.............................................  $     (0.23)
  Pro forma...............................................        (0.27)

In the fiscal year ended March 31, 1999 the Company employed the Black-Scholes option pricing model in order to calculate the above effect on net loss and net loss per share. The Minimum Value method was used for the years ended March 31, 1998 and 1997. The following table describes the assumptions utilized by the Black-Scholes option-pricing model and the resulting fair value of the options granted for the year ended March 31, 1999.

Volatility..................................................  1.87
Risk-free interest rate.....................................  6.00%
Expected life in years......................................     5
Forfeiture rate.............................................  0.00%
Dividend yield..............................................  0.00%

5. INCOME TAXES

     For income tax purposes, LifePoint has a net operating loss carry forward at March 31, 1999 of approximately $12,806,000 expiring in 2009 to 2014 if not offset against future federal taxable income. In addition, LifePoint has a capital loss carryover of approximately $625,000 which expires in 2001 if not offset against future capital gains.

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Income tax benefit attributable to net loss differed from the amounts computed by applying the statutory Federal Income tax rate applicable for each period as a result of the following:

                                                  MARCH 31
                                     -----------------------------------
                                       1999         1998         1997
                                     ---------    ---------    ---------
Computed "expected" tax benefit....  $ 918,000    $ 586,000    $ 869,000
Decrease in tax benefit resulting
  from net operating loss for which
  no benefit is currently
  available........................   (918,000)    (586,000)    (869,000)
                                     ---------    ---------    ---------
                                     $      --    $      --    $      --
                                     =========    =========    =========

     The tax effects of temporary differences that give rise to significant portions of the net deferred tax asset are presented below:

                                                        MARCH 31
                                                ------------------------
                                                   1999          1998
                                                ----------    ----------
Deferred tax assets:
Net operating loss carryforwards..............  $4,354,000    $3,436,000
  Capital loss carryforwards..................     213,600       213,600
                                                ----------    ----------
                                                 4,567,600     3,649,600
Less:
  Valuation allowance under SFAS 109..........   4,567,600     3,649,600
                                                ----------    ----------
  Net deferred tax assets.....................  $       --    $       --
                                                ==========    ==========

     SFAS No. 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a $4,567,600 valuation allowance at March 31, 1999 is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized. The change in the valuation allowance for the current year is $918,000.

6. COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

     LifePoint has entered into a lease agreement commencing October 1, 1997 and, extended by an amendment, terminating on March 31, 2002, for the office and research facilities in Rancho Cucamonga, California. In addition to rent of $72,000 per year for fiscal years ending March 31, 2000 through March 31, 2002, LifePoint will pay for real

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

estate taxes and other occupancy costs. Rent expense for the fiscal years ended March 31, 1999, 1998 and 1997 was $69,000, $44,000 and $45,000, respectively.

SIGNIFICANT CONTRACTS

     Effective January 1, 1993, LifePoint entered into a sub-license agreement with SAT in which LifePoint sublicensed all of SAT's rights under a license agreement with the Department of the Navy (the License Agreement).

     SAT and the Department of the Navy on January 24, 1992 had entered into a ten-year agreement granting SAT a partial exclusive patent license to products for drug testing in the United States and certain foreign countries. In June 1995, SAT's License Agreement with the Department of Navy was renegotiated and amended to provide for minimum royalties of $100,000 per year commencing October 1, 1995 and terminating September 30, 2005. Additional royalties will be paid pursuant to a schedule based upon sales of products. LifePoint was a sub-licensee under this agreement from SAT and, accordingly, had an obligation to SAT for the royalty payments required by the License Agreement. Royalties expensed under the License Agreement by LifePoint were $40,000, $100,000 and $50,000 for the years ended March 31, 1998, 1997 and 1996, respectively. No amounts were paid or due for the fiscal year ended March 31, 1999.

     With the sale of SAT's majority-owned position in LifePoint, the U.S. Navy also agreed to transfer its License Agreement with SAT directly to LifePoint. An amendment dated November 12, 1997 was executed to modify the up-front $100,000 annual minimum payment to be paid in several payments over the year; it also included a onetime payment of $10,000 for any outstanding debt due to the Navy from SAT. LifePoint has assumed all of SAT's rights and undertaken all of SAT's obligations under the License Agreement.

     In April 1999, the Company and the USN completed negotiations for an expansion of the License Agreement. The new terms expand the field-of-use from drugs of abuse and anabolic steroids on urine samples to include all possible diagnostic uses for saliva and urine. In addition, the royalty rate has been reduced to 3% on the technology-related portion of the disposable cassette sales and 1% on instrument sales from the previous 10% on all LifePoint product sales. The minimum royalty payment has been reduced to $50,000 in 2001 (anticipated first year of product sales) and $100,000 a year thereafter versus the previous $100,000 per year. The Company is further developing the USN-developed technology for application in its own proprietary test system.

7. INTERCOMPANY ALLOCATIONS

     LifePoint was originally obligated to pay a fixed annual management fee of $420,000 plus three percent of its gross revenues to SAT, its former parent. In addition, the Company was allocated overhead expenses such as rent, utilities, etc. based on estimated usage. In March of 1997, the Management Agreement was again amended to provide for a percentage of time and services agreement whereby the costs of certain SAT employees and facilities were allocated to LifePoint based on a percentage of usage. As the activity of LifePoint had been increasing, there had been a tremendous increase in time required by

                                LIFEPOINT, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

SAT employees and expanded use of leased space to satisfy LifePoint's needs. The services provided to LifePoint by SAT pursuant to the Management Agreement included management, administrative, accounting and other financial services and advice, including, without limitation, the services then performed by the Treasurer of LifePoint (who was also the Treasurer of SAT), for which he was not directly compensated by LifePoint; services relating to LifePoint's financial and banking relationships; services relating to the preparation of financial statements, budgets, forecasts and cash flow projections; cash management advice; and other miscellaneous services and advice. LifePoint paid $410,000 and $420,000 for the years ended March 31, 1998 and 1997 in management fees. The management fee was discontinued after June 30, 1997 because no services were being provided after that date.

                                LIFEPOINT, INC.


                        (A DEVELOPMENT STAGE ENTERPRISE)



                                 BALANCE SHEET


                                  (UNAUDITED)



                                                              SEPTEMBER 30
                                                                  1999
                                                              ------------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $  3,057,925
  Prepaid expenses and other current assets.................        50,382
                                                              ------------
     Total current assets...................................     3,108,307
Property and equipment, net.................................       273,194
Patents and other assets, net...............................        61,375
                                                              ------------
                                                              $  3,442,876
                                                              ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $    183,141
  Accrued expenses..........................................       270,000
  Capital Lease -- Short Term...............................        31,960
                                                              ------------
     Total current liabilities..............................       485,101
Capital Lease -- Long Term..................................        43,315
Accrued Consulting -- Long Term.............................       148,253
                                                              ------------
                                                                   676,669
Commitments and contingencies (Note 8) Stockholders' equity:
  Series A 10% Cumulative Convertible Preferred Stock, $.001
     par value, 600,000 shares authorized, 447,375 and
     557,725 outstanding at September 30, 1999 and March 31,
     1999...................................................           447
  Common Stock, $.001 par value; 50,000,000 shares
     authorized, 15,008,667 and 12,668,959 shares issued and
     outstanding at September 30, 1999 and March 31, 1999,
     respectively...........................................        15,008
  Additional paid-in capital................................    18,871,513
  Deficit accumulated in the development stage..............   (16,120,761)
                                                              ------------
     Total stockholders' equity.............................     2,766,207
                                                              ------------
                                                              $  3,442,876
                                                              ============



See Accompanying Notes.

                                LIFEPOINT, INC.


                        (A DEVELOPMENT STAGE ENTERPRISE)



                            STATEMENTS OF OPERATIONS


                                  (UNAUDITED)



                                                                                              CUMULATIVE
                                                                                                 FROM
                                           FOR THE                     FOR THE                OCTOBER 8,
                                     THREE MONTHS ENDED           SIX MONTHS ENDED               1992
                                        SEPTEMBER 30                SEPTEMBER 30            (INCEPTION) TO
                                  -------------------------   -------------------------     SEPTEMBER 30,
                                     1999          1998          1999          1998              1999
                                  -----------   -----------   -----------   -----------   ------------------
Revenues........................  $        --   $        --   $        --   $        --      $         --
Costs and expenses:
  General and administrative
     expenses...................      389,212       474,082       689,876       657,491         4,757,559
  Research and development......      559,707       294,491     1,042,893       558,193         7,879,780
  Depreciation and
     amortization...............       24,085        52,149        48,171       104,178           967,250
  Interest expense -- parent....           --            --            --            --            95,790
  Management fees -- parent.....           --            --            --            --         2,089,838
  Interest expense..............           --            --            --            --           119,300
                                  -----------   -----------   -----------   -----------      ------------
     Total costs and expenses...      973,004       820,722     1,780,940     1,319,862        15,909,517
                                  -----------   -----------   -----------   -----------      ------------
Loss from operations............     (973,004)     (820,722)   (1,780,940)   (1,319,862)      (15,909,517)
Other income/(expense)..........       44,263        19,133        71,960        23,796          (169,775)
                                  -----------   -----------   -----------   -----------      ------------
Net loss........................  $  (928,741)  $  (801,589)  $(1,708,980)  $(1,296,066)     $(16,079,292)
                                  ===========   ===========   ===========   ===========      ============
Earnings per common share:
  Weighted average common shares
     outstanding................   15,003,145    11,697,597    14,483,992    11,223,632
                                  ===========   ===========   ===========   ===========
  Net loss per common share.....  $     (0.06)  $     (0.07)  $     (0.12)  $     (0.12)
                                  ===========   ===========   ===========   ===========
Earnings per common share,
  assuming dilution:
  Weighted average common shares
     outstanding................   15,003,145    11,697,597    14,483,992    11,223,632
                                  ===========   ===========   ===========   ===========
  Net loss per common share,
     assuming dilution..........  $     (0.06)  $     (0.07)  $     (0.12)  $     (0.12)
                                  ===========   ===========   ===========   ===========



See Accompanying Notes.

                                LIFEPOINT, INC.


                        (A DEVELOPMENT STAGE ENTERPRISE)



                            STATEMENTS OF CASH FLOWS


                                  (UNAUDITED)



                                                                                              CUMULATIVE
                                                                                                 FROM
                                                              FOR THE SIX MONTHS ENDED     OCTOBER 8, 1992
                                                                    SEPTEMBER 30            (INCEPTION) TO
                                                              -------------------------      SEPTEMBER 30
                                                                 1999          1998              1999
                                                              -----------   -----------   ------------------
Cash flow from operating activities:
  Net loss..................................................  $(1,708,980)  $(1,296,066)     $(16,079,292)
Adjustments to reconcile net loss to net cash used by
  operating activities:
  Depreciation and amortization.............................       46,470       104,178           965,549
  Consulting expense........................................           --       137,930           361,160
  Loss on disposal of property and equipment................           --            --           237,976
  Loss on marketable securities.............................           --            --           627,512
  Amortization of bond discount.............................           --            --            (4,855)
Changes in operating assets and liabilities:
  Change in prepaid expenses and other current assets.......      (14,500)       48,650            74,019
  Change in other assets....................................       11,429        (9,792)          (11,037)
  Change in accounts payable................................      (48,121)       60,480           237,502
  Change in accrued expenses................................       19,793         5,980           (98,126)
                                                              -----------   -----------      ------------
    Net cash used by operating activities...................   (1,693,909)     (948,640)      (13,689,592)
                                                              -----------   -----------      ------------
Cash flow from investing activities:
  Sale of marketable securities.............................           --            --         3,285,625
  Purchases of marketable securities........................           --            --        (3,908,281)
  Purchases of property and equipment.......................      (91,099)       (6,197)         (694,662)
  Proceeds from sale of property and equipment..............           --            --            80,828
  Patent costs..............................................           --        (5,170)          (56,924)
                                                              -----------   -----------      ------------
    Cash used by investing activities.......................      (91,099)      (11,367)       (1,293,414)
                                                              -----------   -----------      ------------
Cash flow from financing activities:
  Sales of common stock.....................................       63,000     1,025,000        11,309,226
  Expenses of common stock offering.........................           --        (5,736)       (1,681,586)
  Sales of preferred stock..................................           --            --         6,000,000
  Expenses of preferred stock offering......................      (18,374)           --          (738,451)
  Exercise of stock options.................................        1,875            --            22,473
  Advances on note receivable -- parent.....................           --            --        (1,917,057)
  Collection on note receivable -- parent...................           --            --         1,634,762
  Proceeds of loan payable -- parent........................           --            --         4,715,067
  Payment of loan payable -- Parent.........................           --            --        (1,299,782)
  Proceeds of capital leases................................           --            --           101,572
  Payments of capital leases................................           --            --          (105,293)
  Proceeds of brokerage loan payable........................           --            --         2,674,683
  Payments of brokerage loan payable........................           --            --        (2,674,683)
                                                              -----------   -----------      ------------
    Net cash provided by financing activities...............       46,501     1,019,264        18,040,931
                                                              -----------   -----------      ------------
Increase (decrease) in cash and cash equivalents............   (1,738,507)       59,257         3,057,925
Cash and cash equivalents -- beginning of period............    4,796,432       597,254                --
                                                              -----------   -----------      ------------
Cash and cash equivalents -- end of period..................  $ 3,057,925   $   656,511      $  3,057,925
                                                              ===========   ===========      ============

                                LIFEPOINT, INC.


                        (A DEVELOPMENT STAGE ENTERPRISE)



                    STATEMENTS OF CASH FLOWS -- (CONTINUED)



                                                                                              CUMULATIVE
                                                                                                 FROM
                                                              FOR THE SIX MONTHS ENDED     OCTOBER 8, 1992
                                                                    SEPTEMBER 30            (INCEPTION) TO
                                                              -------------------------      SEPTEMBER 30
                                                                 1999          1998              1999
                                                              -----------   -----------   ------------------
SUPPLEMENTAL DISCLOSURE OF
 CASH INFORMATION:
Cash paid for interest......................................  $     2,546   $        --      $    194,592
                                                              ===========   ===========      ============
Non-cash operating activities:
  Value of common stock for consulting services.............  $        --   $   (12,660)     $    203,340
                                                              ===========   ===========      ============
Non-cash investing activities:
  Value of assets transferred to lessor in lieu of payment
    on capital leases.......................................  $        --   $        --      $     71,405
                                                              ===========   ===========      ============
Non-cash financing activities:
  Value of common stock issued and additional paid-in
    capital for the transfer of assets from Parent..........  $        --   $        --      $    781,060
                                                              ===========   ===========      ============
  Value of common stock issued to Parent and additional
    paid-in capital for the forgiveness of debt.............  $        --   $        --      $  3,160,502
                                                              ===========   ===========      ============
  Value of common stock warrants issued for consulting
    services................................................  $        --   $   467,660      $    187,500
                                                              ===========   ===========      ============
  Value of common stock issued and additional paid-in
    capital issued as dividends on preferred stock
    conversions.............................................  $    33,707   $        --      $     38,572
                                                              ===========   ===========      ============
  Value of common stock warrants issued for preferred stock
    offering................................................  $        --   $        --      $    133,559
                                                              ===========   ===========      ============
  Value of preferred stock converted to common stock........  $     2,207   $        --      $      3,053
                                                              ===========   ===========      ============



See Accompanying Notes.

                                LIFEPOINT, INC.


                        (A DEVELOPMENT STAGE ENTERPRISE)



                         NOTES TO FINANCIAL STATEMENTS


                               SEPTEMBER 30, 1999


                                  (UNAUDITED)



NOTE 1 -- BASIS OF PRESENTATION



     In the opinion of LifePoint, Inc. (the "Company"), the accompanying unaudited financial statements reflect all adjustments (which include only normal recurring adjustments except as disclosed below) necessary to present fairly the financial position, results of operations and cash flows for the periods presented. Results of operations for interim periods are not necessarily indicative of the results of operations for a full year due to external factors which are beyond the control of the Company. This Report should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 (the "Annual Report").



NOTE 2 -- CONTINUING OPERATIONS AND LIQUIDITY



     The Company has historically incurred recurring operating losses due to the fact that it is still a development stage enterprise incurring research and development expenses and deriving no revenues and has experienced an ongoing deficiency in working capital. The Company financed its operations during the quarter ended September 30, 1999 from the private placements of both common and preferred stock completed in the fiscal year ended March 31, 1999, with resulting gross proceeds of $7,025,000. As a result, management believes that the Company has sufficient cash on hand to sustain operations through March 31, 2000.



     The Company has established a $500,000 revolving line of credit agreement ($500,000 available at September 30,1999) with City National Bank of Beverly Hills, California. On July 14, 1999 the Company entered into an equipment lease financing agreement for $300,000 with FirstCorp of Portland, Oregon which is discussed further in Note 4.



     The Company continues to pursue parallel paths to secure additional funding including strategic partnering, additional private placements, and a possible public offering. There can be no assurance that any of these additional sources of financing will be available and, in such event, the Company would not be able to complete the development, manufacturing and marketing of its product on a timely basis. The Company will require additional capital to continue the research, development and ultimate manufacture and marketing of its product past prototype phase. Recovery of the Company's assets is dependent upon future events, including completion of the development program and ultimately achieving profitable operations. The outcome of these events is undeterminable.

                                LIFEPOINT, INC.


                        (A DEVELOPMENT STAGE ENTERPRISE)



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)



NOTE 3 -- PROPERTY AND EQUIPMENT



     Property and equipment is summarized as follows:



                                                          SEPTEMBER 30,
                                                              1999
                                                          -------------
Furniture and Fixtures..................................   $  423,826
Test Equipment..........................................      425,768
Leasehold Improvements..................................      245,991
                                                           ----------
                                                            1,095,585
Less: Accumulated Depreciation..........................      822,391
                                                           $  273,194
                                                           ==========



NOTE 4 -- COMMITMENTS AND CONTINGENCIES



     Substance Abuse Technologies, Inc. ("SAT"), the former parent of the Company, and the Department of the Navy on January 24, 1992 had entered into a ten-year agreement granting SAT a partial exclusive patent license to products for drug testing in the United States and certain foreign countries. This license was transferred from SAT to the Company effective with the sale of SAT's majority ownership of the Common Stock in October 1997.



     In April 1999, the Company and the United States Navy ("USN") completed negotiations for an expansion of the License Agreement. The new terms expand the field-of-use from drugs of abuse and anabolic steroids on urine samples to include all possible diagnostic uses for saliva and urine. In addition, the royalty rate has been reduced to 3% on the technology-related portion of the disposable cassette sales and 1% on instrument sales from the previous 10% on all the Company's product sales. The minimum royalty payment has been reduced to $50,000 in 2001 (anticipated first year of product sales) and $100,000 a year thereafter versus the previous $100,000 per year. The Company is further developing the USN-developed technology for application in its own proprietary test system.



     On July 14, 1999 the Company entered into an equipment lease financing agreement with FirstCorp of Portland, Oregon. The agreement allows for a credit line of $300,000 ($216,000 available at September 30, 1999) for the purchase of capital equipment, with a minimum takedown size of $50,000 and a soft cost allowance of up to 20%. The term of each takedown lease is thirty months with an end of lease purchase option at not more than 10% of original equipment cost.



NOTE 5 -- STOCKHOLDERS' EQUITY



     During the quarter ended September 30, 1999, the Company issued 100,000 shares of Common Stock to holders who elected to convert their shares of the Series A 10%

                                LIFEPOINT, INC.


                        (A DEVELOPMENT STAGE ENTERPRISE)



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)



Cumulative Convertible Preferred Stock. In addition, 2,136 shares of Common Stock were issued as dividends on the converted shares.



     During the quarter ended September 30, 1999, stock options were granted to an employee to purchase 15,000 shares of the Common Stock at $1.40 per share. On April 16, 1999, the Board of Directors approved a compensation plan for outside directors which stated that each non-employee, non-consultant director shall receive as compensation a grant of an option pursuant to the stock option plan and each grant shall be for the right to purchase 15,000 shares of the Common Stock on an annual basis. Options to purchase 15,000 shares of the Common Stock at $1.63 per share were granted to a director of the Company under the new approved compensation plan during the quarter ended September 30, 1999. As of September 30, 1999, there were outstanding, under the stock option plan, incentive stock options to purchase an aggregate of 1,067,500 shares held by a total of 18 employees and 3 directors.



     During the quarter ended September 30, 1999, the Company issued warrants to an outside party to purchase an aggregate of 125,000 shares of the common stock at a price of $1.07 per share as payment for services. As of September 30, 1999, there were warrants outstanding to purchase 2,662,314 shares of the Common Stock.

------------------------------------------------
------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF ANY SUCH INFORMATION OR REPRESENTATIONS IS GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                           -------------------------

------------------------------------------------
------------------------------------------------
------------------------------------------------
------------------------------------------------


                                LIFEPOINT, INC.


                               12,494,275 SHARES

                                OF COMMON STOCK
                               ($.001 PAR VALUE)
                                   OFFERED BY
                              SELLING STOCKHOLDERS
                           -------------------------

                                   PROSPECTUS

                           -------------------------

                                           , 2000


------------------------------------------------
------------------------------------------------

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS


     All of the following exhibits designated with a footnote reference are incorporated herein by reference to a prior effective registration statement filed under the Securities Act or a periodic report filed by the Company or SAT pursuant to Section 13 or 15(d) of the Exchange Act. If marked by an asterisk, the exhibit was previously filed with this Registration Statement. If no footnote reference is made or there is no asterisk, the exhibit is filed with this Post-Effective Amendment No. 2 to this Registration Statement.


EXHIBIT
 NUMBER                                EXHIBITS
-------                                --------
 2(b)       --  Agreement and Plan of Merger dated as of April 23, 1996 by and among SAT, U.S. Drug Acquisition Corp. and the
                Company.(1)
 2(b)(1)    --  Agreement and Plan of Merger dated as of February 17, 1997 by and among SAT, U.S. Drug Acquisition Corp. and the
                Company.(2)
 3(a)       --  Copy of Certificate of Incorporation of the Corporation as
                filed in Delaware on October 8, 1992.(3)
 3(a)(1)    --  Copy of Amendment to the Certificate of Incorporation as
                filed in Delaware on October 13, 1992.(3)
 3(a)(2)    --  Copy of Amendment to Certificate of Incorporation filed in
                Delaware on February 25, 1998.(4)
 3(a)(3)    --  Copy of Amendment to Certificate of Incorporation as filed in Delaware on January 19, 1999.(5)
 3(a)(4)    --  Copy of Restated Certificate of Incorporation as filed in
                Delaware on April 29, 1999.(10)
 3(b)       --  Copy of By-Laws of the Company.(3)
 3(b)(1)    --  Copy of By-Laws of the Company as adopted on February 26,
                1999 superseding those filed as Exhibit 3(b) hereto.(10)
 5(a)       --  Opinion of Wachtel & Masyr, LLP.*
10(a)       --  Copy of License Agreement dated January 24, 1992 by and between the U.S. Navy and SAT. (Confidential Treatment
                Requested for Exhibit.)(3)
10(a)(1)    --  Copy of Amendment dated March 15, 1994 to License Agreement filed as Exhibit 10(a) hereto.(1)
10(a)(2)    --  Copy of Amendment dated June 16, 1995 to License Agreement filed as Exhibit 10(a) hereto.(1)
10(a)(3)    --  Copy of Letter dated May 15, 1995 from the USN to SAT.(1)
10(a)(4)    --  Copy of Fifth Modification dated November 12, 1997 to
                License Agreement filed as Exhibit 10(a) hereto.(4)
10(a)(5)    --  Copy of Partially Exclusive License dated March 12, 1999 between the Company and the United States of America as
                represented by the Secretary of the Navy.(10)

EXHIBIT
 NUMBER                                EXHIBITS
-------                                --------
10(b)       --  Copy of Assignment dated as of January 1, 1993 between the
                Company and SAT of Licensing Agreement filed as Exhibit
                10(a) hereto.(3)
10(b)(1)    --  Copy of Amended Sublicense Agreement dated September 23,
                1993 superseding the Assignment filed as Exhibit 10(b)
                hereto.(1)
10(b)(2)    --  Copy of Approval dated September 24, 1993 by the USN of
                Amended Sublicense Agreement filed as Exhibit 10(b)
                hereto.(1)
10(c)       --  Copy of Cooperative Research Agreement (the "CRDA
                Agreement") dated April 16, 1992 by and between Naval
                Research Laboratory Section, United States Department of the
                Navy, and SAT.(3)
10(d)       --  Copy of Management Agreement dated April 1, 1993 by and between the Company and SAT.(3)
10(d)(1)    --  Copy of Amendment dated July 20, 1993 to Management Services filed as Exhibit 10(d) hereto.(3)
10(e)       --  Copy of Lease expiring January 31, 1997 by and between
                Rancho Cucamonga Business Park (now The Realty Trust) as
                landlord and SAT as Tenant.(6)
10(e)(1)    --  Copy of Lease Modification Agreement to Lease filed as
                Exhibit 10(e) hereto.(7)
10(e)(2)    --  Copy of Sub-Lease Agreement dated as of January 1, 1993 by and between SAT as sub-landlord and the Company as
                subtenant.(3)
10(e)(3)    --  Copy of Third Amendment dated January 2, 1997 to Lease filed as Exhibit 10(e) hereto.(8)
10(e)(4)    --  Copy of Fourth Amendment dated November 3, 1997 to Lease filed as Exhibit 10(e) hereto.(4)
10(e)(5)    --  Copy of Fifth Amendment dated April 18, 1998 to Lease filed as Exhibit 10(e) hereto.(5)
10(e)(6)    --  Copy of Sixth Amendment dated March 31, 1999 to Lease filed as Exhibit 10(e) hereto.
10(f)       --  Form of Warrant Agreement by and between the Company and
                Baraban Securities, Incorporated.(3)
10(f)(1)    --  Form of Common Stock purchase warrant expiring October 13,
                1998 of the Company.(3)
10(g)       --  Copy of the Company's 1994 Stock Option/Stock Issuance
                Plan.(9)
10(g)(1)    --  Form of Stock Option expiring October 2, 2004 of the
                Company.(9)
10(g)(2)    --  Copy of the Company's 1997 Stock Option Plan.(4)
10(g)(3)    --  Form of Stock Option used under Plan filed as Exhibit
                10(g)(2).
10(h)       --  Copy of Employment Agreement dated March 1, 1993 between
                Doug Allen, SAT and the Company.(1)
10(i)       --  Copy of Severance Agreement dated as of October 27, 1997 between the Company and Linda H. Masterson.(4)

EXHIBIT
 NUMBER                                EXHIBITS
-------                                --------
10(j)       --  Copy of Severance Agreement dated as of October 24, 1997 between the Company and William B. Benken.(4)
10(k)       --  Copy of Agreement dated December 1, 1998 between Burrill &
                Company and the Company.(5)
23(a)       --  Consent of Wachtel & Masyr, LLP.
23(b)       --  Consent of Ernst & Young LLP.
23(c)       --  Consent of Wolinetz, Gottlieb & Lafazan, P.C.


-------------------------

 (1) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996.

 (2) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997.

 (3) Filed as an exhibit to the Company's Registration Statement on Form SB-2, File No. 33-61786, and incorporated herein by this reference.

 (4) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998.

 (5) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998.

 (6) Filed as an exhibit to SAT's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 and incorporated herein by this reference.

 (7) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 and incorporated herein by this reference.

 (8) Filed as an exhibit to SAT's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 and incorporated herein by this reference.

 (9) Filed as an exhibit to the Company's Registration Statement on Form S-8, File No. 33-89346.

(10) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 and incorporated herein by this reference.

     (b) FINANCIAL STATEMENT SCHEDULES.

     Financial Statement Schedules are omitted as they are not required, are inapplicable, or the information is included in the financial statements or the notes thereto.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cucamonga, State of California, on January 14, 2000.


                                          LIFEPOINT, INC.
                                          (Registrant)

                                          By:     /s/ LINDA H. MASTERSON
                                             -----------------------------------
                                              Name: Linda H. Masterson
                                              Title: President and Chief
                                                     Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities indicated on January 14, 2000.


                     SIGNATURE                                         TITLE
                     ---------                                         -----
/s/ LINDA H. MASTERSON                                 President (Principal Executive
---------------------------------------------------      Officer) and a director
Linda H. Masterson

/s/ MICHELE A. CLARK                                   Principal Accounting Officer
---------------------------------------------------
Michele A. Clark

/s/ PETER S. GOLD                                      Director
---------------------------------------------------
Peter S. Gold

/s/ JONATHAN J. PALLIN                                 Director
---------------------------------------------------
Jonathan J. Pallin

/s/ PAUL SANDLER                                       Director
---------------------------------------------------
Paul Sandler

                                 EXHIBIT INDEX

                                LIFEPOINT, INC.

                       REGISTRATION STATEMENT ON FORM S-1

               EXHIBITS FILED WITH POST-EFFECTIVE AMENDMENT NO. 2

                       TO FORM S-1 REGISTRATION STATEMENT


                                                                       PAGE
NUMBER                            EXHIBIT                             NUMBER
------                            -------                             ------
23(a)   Consent of Wachtel & Masyr, LLP.............................   E-2
23(b)   Consent of Ernst & Young LLP................................   E-3
23(c)   Consent of Wolinetz, Gottlieb & Lafazan, P.C. ..............   E-4